UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐     Preliminary Information Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑     Definitive Information Statement

MAM SOFTWARE GROUP, INC.
(Name of Registrant as Specified in its Charter)

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(1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Two Valley Square, Suite 220

Township Line Road

Blue Bell, PA 19422

NOTICE OF ACTION BY WRITTEN CONSENT AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To our Stockholders:

This notice of action by written consent and appraisal rights and the accompanying information statement (the “Information Statement”) are being furnished to holders of common stock of MAM Software Group, Inc., a Delaware corporation (“MAM Software”, the “Company”, “we”, “us” or “our”).

On August 30, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kerridge Commercial Systems Group Limited, an English private limited company (“KCS”), and Chickadee Holdings Inc., a Delaware corporation (“Merger Sub”) and a wholly owned indirect subsidiary of KCS, providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the acquisition of the Company by KCS at a price of $12.12 in cash per share, without interest and after giving effect to any applicable withholding taxes (the “Merger Consideration”), of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned indirect subsidiary of KCS. A copy of the Merger Agreement is included as Annex A to the Information Statement.

At the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, any subsidiary of the Company, KCS, Merger Sub or any other subsidiary of KCS or shares with respect to which appraisal rights have been properly perfected and not withdrawn in accordance with Section 262 (“Section 262”) of the General Corporation Law of the State of Delaware (the “DGCL”)) will be converted into the right to receive the Merger Consideration. All shares of Company Common Stock so converted will, at the effective time of the Merger, be cancelled, and each holder of such converted Company Common Stock will cease to have any rights with respect to such Company Common Stock, except for the right to receive the Merger Consideration.

If the Merger is completed, you will be entitled to receive $12.12 in cash, without interest and less any applicable withholding taxes, for each share of Company Common Stock owned by you (unless you have properly perfected and not withdrawn your appraisal rights under Section 262 with respect to such shares).

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board (i) determined that the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) resolved to recommend the approval and adoption of the Merger Agreement by the Company’s stockholders (the “Board Recommendation”), and (v) approved, under Article I, paragraph 8 of the Bylaws of the Company (the “Bylaws”), the approval and adoption of the Merger Agreement by the Company’s stockholders by written consent and without a meeting.

Under Delaware law and the Company’s Certificate of Incorporation, as amended, and Bylaws, the adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of all outstanding shares of Company Common Stock. On August 30, 2019, (a) Frederick G. Wasserman, Peter H. Kamin, Dwight B. Mamanteo, W. Austin Lewis IV and Michael G. Jamieson, each a member of the Board; (b) Brian H. Callahan and Lee Broad, each an officer of the Company; (c) Wynnefield Partners Small Cap Value, LP; (d) Wynnefield Partners Small Cap Value, L.P. I; (e) Wynnefield Small Cap Value Offshore Fund, Ltd.; (f) Wynnefield Capital, Inc. Profit Sharing Plan; (g) Lewis Opportunity Fund, L.P.; (h) Lewis Asset Management Corporation; (i) Peter H. Kamin Revocable Trust; (j) Peter H. Kamin Childrens Trust; (k) Peter H. Kamin Roth IRA; and (1) Peter H. Kamin Family Foundation (together, the “Principal Stockholders”) delivered to the corporate secretary of the Company an irrevocable written consent adopting the Merger Agreement. As of August 30, 2019, the Principal Stockholders held shares of Company Common Stock representing approximately 50.58% of the voting power of all outstanding shares of Company Common Stock. Accordingly, the adoption of the Merger Agreement by the Company’s stockholders was effected in accordance with Section 228 and Section 251 of the DGCL on August 30, 2019. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Merger Agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement.

This notice of action by written consent and the accompanying Information Statement shall constitute notice to you from the Company that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement have been adopted and approved by the holders of a majority of the voting power of the Company Common Stock by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

Under Section 262, if the Merger is completed, subject to compliance with the requirements of Section 262, holders of shares of Company Common Stock (other than the Principal Stockholders), will have the right to seek an appraisal for, and to be paid the “fair value” of, their shares of Company Common Stock (as determined by the Court of Chancery of the State of Delaware (the “Court”)), together with interest, if any, as determined by the Court, instead of receiving the Merger Consideration. In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of this notice and Information Statement, which 20th day is October 20, 2019, and comply precisely with other procedures set forth in Section 262, which are summarized in the accompanying Information Statement. A copy of Section 262 is included as Annex C to the Information Statement.

This notice and the Information Statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 in connection with the Merger.

The Information Statement accompanying this letter provides you with more specific information concerning the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We urge you to carefully read the Information Statement and the copy of the Merger Agreement included as Annex A to the Information Statement in their entirety. Please do not send in your Company Common Stock certificates at this time. If the Merger is completed, you will receive instructions regarding the surrender of your Company Common Stock certificates and payment for your shares of Company Common Stock.

By order of the Board of Directors

Very truly yours,

Frederick G. Wasserman	Michael Jamieson
Chairman	Chief Executive Officer, Director

The Merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities or other regulatory agency. Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the Information Statement. Any representation to the contrary is a criminal offense.

The Information Statement is dated September 30, 2019 and is first being mailed to our stockholders on or about September 30, 2019.

THE MERGER AGREEMENT	57

The Merger	57

Closing and Effective Time of the Merger	57

Consideration to be Received in the Merger	58

Cancellation of Shares	58

Treatment of Equity-Based Awards	58

Appraisal Rights	59

Payment for Shares	59

Representations and Warranties	61

Operating Covenants	63

Action by Stockholder Consent	66

No Solicitation; Board Recommendation	66

Reasonable Best Efforts and Certain Pre-Closing Obligations	70

Access to Information; Confidentiality	72

Indemnification	72

Employee Benefits Matters	73

Additional Agreements	73

Conditions to the Merger	74

Termination	75

Termination Fee	76

Effect of Termination	77

Amendment; Extension; Waiver	78

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	79

APPRAISAL RIGHTS	81

MARKET PRICE AND DIVIDEND INFORMATION	85

HOUSEHOLDING	86

FUTURE STOCKHOLDER PROPOSALS	87

Proposals Pursuant to Rule 14a-8	87

WHERE YOU CAN FIND ADDITIONAL INFORMATION	88

Annex A	Agreement and Plan of Merger, dated as of August 30, 2019

Annex B	Opinion of Mirus Securities, Inc.

Annex C	Section 262 of the General Corporation Law of the State of Delaware

Two Valley Square, Suite 220

Township Line Road

Blue Bell, PA 19422

INFORMATION STATEMENT

 This information statement and notice of action by written consent and appraisal rights (collectively, this “Information Statement”) contains information relating to the Agreement and Plan of Merger, dated August 30, 2019 (the “Merger Agreement”), entered into among Kerridge Commercial Systems Group Limited, an English private limited company (“KCS”), Chickadee Holdings Inc., a Delaware corporation (“Merger Sub”) and a wholly owned indirect subsidiary of KCS, and MAM Software Group, Inc. (“MAM Software”, the “Company”, “we”, “us” or “our”). We are furnishing this Information Statement to stockholders of the Company pursuant to applicable provisions of Delaware law and certain securities regulations. This Information Statement is dated September 30, 2019 and is first being mailed to our stockholders on or about September 30, 2019.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this Information Statement and may not contain all of the information about the Merger (as defined below under “—The Merger”) that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You are urged to carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the Merger. You may obtain, without charge, copies of documents incorporated by reference into this Information Statement by following the instructions under the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 88.

The Parties

(page 20)

The Company. MAM Software is a leading provider of cloud-based business and on premise management solutions for the auto parts, tires and vertical distribution industries. We have a broad line of software solutions and services to address the information technology (“IT”) needs of virtually every significant sector of the automotive aftermarket in the United Kingdom (“UK”) and Ireland (collectively referred to as the “UK Market”) and in the United States of America (“U.S.”) and Canada (collectively referred to as the “NA Market”), and are seeking to leverage this position into new geographic territories and industry verticals. The Company operates through three wholly owned subsidiaries; one based in the U.S., MAM Software, Inc. (“MAM NA”), which is located in Blue Bell, Pennsylvania, and two based in the UK, MAM Software Limited (“MAM Ltd.”), which is located in Tankersley, Barnsley, UK and Origin Software Solutions Ltd. (“Origin”), which is located in Bristol, UK (MAM Ltd. and Origin are collectively referred to as “MAM UK”). Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MAMS.” Our principal executive office is located at Two Valley Square, Suite 220, Township Line Road, Blue Bell, PA 19422, and our telephone number is (610) 336-9045.

Parent. KCS provides specialist software, services and support to deliver fully integrated trading and business management solutions to distributive trades customers, large and small – wherever they are in the world. With KCS’s heritage in distributive trades, its technical experts are thought leaders in trading and management technology, and its innovative and flexible approach ensures customers partner with KCS for the longterm. KCS’s mission is simple: to design and deliver high-performance, integrated ERP solutions that enable its distributive trade customers to source effectively, stock efficiently, sell profitably and service competitively. KCS’s principal executive office is located at Unit 2A Herongate, Charnham Park, Hungerford, Berkshire RG17 0YU, United Kingdom and its telephone number is +44(0) 1488 662000.

Merger Sub. Merger Sub is a Delaware corporation formed by KCS on August 22, 2019 solely for the purpose of entering into the Merger Agreement and consummating the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned indirect subsidiary of KCS. Upon the consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at 2000 Centregreen Way, Cary, NC 27513 and its telephone number is (919) 379-3800.

Please see the section of this Information Statement entitled “The Parties” beginning on page 20.

The Merger

(page 21)

The Company, KCS and Merger Sub entered into the Merger Agreement on August 30, 2019. A copy of the Merger Agreement is included as Annex A to this Information Statement. Under the terms of the Merger Agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the “Merger.” The Company will survive the Merger as a wholly owned indirect subsidiary of KCS and a wholly owned subsidiary of Kerridge Commercial Systems US Holdco Inc., which itself is a wholly owned subsidiary of KCS (the “Surviving Corporation”).

Upon the consummation of the Merger, each share of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), that is issued and outstanding immediately prior to the effective time of the Merger (defined below under “The Merger Agreement—Closing and Effective Time of the Merger”), other than shares owned by the Company, any subsidiary of the Company, KCS, Merger Sub or any other subsidiary of KCS or shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), will be converted into the right to receive $12.12 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Please see the section of this Information Statement entitled “The Merger” beginning on page 21.

Reasons for the Merger

(page 29)

After careful consideration of the various factors described in section of this Information Statement entitled “The Merger—Reasons for the Merger” beginning on page 29, the Company’s board of directors (the “Board”) determined to approve the Merger Agreement and recommended the adoption of the Merger Agreement by the Company’s stockholders.

The Board determined, based in part on the recommendation of a special committee of the Board comprised of the independent directors serving on the Board (the “Special Committee”), that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair and in the best interests of, the Company and the Company’s stockholders. For a discussion of the material factors that the Board considered in determining to approve the Merger Agreement, please see the section of this Information Statement entitled “The Merger—Reasons for the Merger” beginning on page 29.

Required Approval of the Merger; Record Date; Action by Stockholder Consent

(page 27)

Under Delaware law and the Company’s Certificate of Incorporation, as amended, and Bylaws, the adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent of the stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock.

On August 30, 2019, the record date for determining stockholders of the Company entitled to consent to corporate action in writing without a meeting (the “Record Date”), there were 12,625,289 shares of Company Common Stock outstanding and entitled to vote, held by 327 stockholders of record.

On August 30, 2019, (a) Frederick G. Wasserman, Peter H. Kamin, Dwight B. Mamanteo, W. Austin Lewis IV and Michael G. Jamieson, each a member of the Board; (b) Brian H. Callahan and Lee Broad, each an officer of the Company; (c) Wynnefield Partners Small Cap Value, LP; (d) Wynnefield Partners Small Cap Value, L.P. I; (e) Wynnefield Small Cap Value Offshore Fund, Ltd.; (f) Wynnefield Capital, Inc. Profit Sharing Plan; (g) Lewis Opportunity Fund, L.P.; (h) Lewis Asset Management Corporation; (i) Peter H. Kamin Revocable Trust; (j) Peter H. Kamin Childrens Trust; (k) Peter H. Kamin Roth IRA; and (1) Peter H. Kamin Family Foundation (together, the “Principal Stockholders”), delivered to the corporate secretary of the Company an irrevocable written consent (the “Stockholder Consent”) adopting the Merger Agreement. As of August 30, 2019, the Principal Stockholders held 6,385,657 shares of Company Common Stock representing approximately 50.58% of the voting power of all outstanding shares of Company Common Stock. Accordingly, the adoption of the Merger Agreement by the Company’s stockholders was effected in accordance with Section 228 and Section 251 of the DGCL on August 30, 2019. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Merger Agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement. If the Merger Agreement is terminated in accordance with its terms, the Stockholder Consent will be of no further force and effect.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this Information Statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the Stockholder Consent (which was obtained shortly after the execution of the Merger Agreement), the Merger will not occur until that time has elapsed. We currently expect the Merger to be completed by October 21, 2019, subject to the satisfaction of the conditions to closing in the Merger Agreement. Please see the section of this Information Statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 74. However, there can be no assurance that the Merger will be completed on or prior to that time, or at all.

This notice of action by written consent and the Information Statement shall constitute notice to you from the Company that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement have been adopted and approved by the holders of a majority of the voting power of the Company Common Stock by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

Please see the section of this Information Statement entitled “The Merger Agreement—Action by Stockholder Consent” beginning on page 66.

Opinion of Mirus Securities, Inc.

(page 35)

The Special Committee retained Mirus Securities, Inc., which is referred to in this Information Statement as “Mirus,” as financial advisor to the Special Committee, in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Mirus’s opinion below under the caption “The Merger—Opinion of Mirus Securities, Inc.” In connection with this engagement, the Special Committee requested that Mirus evaluate the fairness, from a financial point of view, to the holders of the Company Common Stock (other than to holders of certain excluded shares specified in Mirus’s opinion, who are collectively referred to as “Excluded Holders” throughout this section and the summary of Mirus’s opinion below under the caption “The Merger—Opinion of Mirus Securities, Inc.”) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On August 30, 2019, Mirus rendered to the Board its written opinion dated August 30, 2019 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Mirus in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Company Common Stock (other than Excluded Holders) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Mirus’s written opinion, dated August 30, 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Mirus in preparing its opinion, is attached as Annex B and is incorporated herein by reference.

Mirus’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction and Mirus’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company Common Stock (other than Excluded Holders) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Mirus’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should act with respect to the Merger, the Transaction or any other matter.

The full text of Mirus’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Mirus in preparing its opinion.

Please see the section of this Information Statement entitled “The Merger—Opinion of Mirus Securities, Inc.” beginning on page 35.

Appraisal Rights

(page 81)

The Company’s stockholders (other than the Principal Stockholders) did not provide a consent to the adoption of the Merger Agreement and, under the DGCL, will have the right to demand appraisal and receive the “fair value” of their shares of Company Common Stock as determined by the Court of Chancery of the State of Delaware (the “Court”) in lieu of receiving the Merger Consideration if the Merger is completed, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL (“Section 262”). In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of this Information Statement, which 20th day is October 20, 2019, and comply strictly with the other procedures set forth in Section 262.

A copy of Section 262 is included as Annex C to this Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, stockholders who are considering exercising such rights are urged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 may result in loss of the right of appraisal. You should be aware that the “fair value” of your shares of Company Common Stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Please see the section of this Information Statement entitled “The Merger Agreement—Appraisal Rights” beginning on page 81.

Certain Effects of the Merger

(page 45)

Upon the consummation of the Merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the Merger as a wholly owned indirect subsidiary of KCS.

Following the consummation of the Merger, shares of Company Common Stock will no longer be traded on Nasdaq or any other public market, and the registration of shares of Company Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Please see the section of this Information Statement entitled “The Merger—Certain Effects of the Merger” beginning on page 45.

Effects on the Company if the Merger is Not Completed

(page 46)

If the Merger is not completed for any reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company Common Stock.

Under certain circumstances, if the Merger Agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or KCS, respectively.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee” beginning on page 76.

Treatment of Equity-Based Awards

(page 49)

At the effective time of the Merger:

●

each outstanding option to purchase shares of Company Common Stock, which we refer to as an “EMI Option,” whether vested or unvested and whether or not exercisable, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of the applicable EMI Option; and

●

each share of Company Common Stock subject to vesting or forfeiture that is outstanding but not otherwise vested immediately prior to the effective time of the Merger, which we refer to as a “restricted share,” will become fully vested at the effective time of the Merger, with the holder thereof becoming entitled to receive an amount in cash equal to the per share Merger Consideration.

In addition, the Merger Agreement provides that, as soon as practicable following the date of the Merger Agreement, the Board (or applicable committee) shall adopt such resolutions or take such other actions as may be required to (i) suspend the MAM Software Group, Inc. Employee Stock Purchase Plan and the MAM Software Group Share Incentive Plan (collectively, the “ESPPs”) and (ii) participants’ outstanding rights to purchase shares under the ESPPs will terminate as of the date of the Merger Agreement with amounts allocated to participants’ accounts returned to participants, and (iii) the ESPPs will terminate immediately prior to the effective time of the Merger if not earlier terminated by the Board.

Please see the section of this Information Statement entitled “The Merger Agreement—Treatment of Equity-Based Awards” beginning on page 49.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 48)

Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of and considered these interests in (a)(i) reaching the determination that the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) approving and declaring advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) subject to certain provisions of the Merger Agreement described below under “The Merger Agreement—No Solicitation; Board Recommendation,” recommending that the holders of Company Common Stock vote in favor of adopting the Merger Agreement and (b) directing that the Merger Agreement be submitted to the holders of the Company Common Stock for their adoption.

Please see the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 48.

Financing of the Merger

(page 47)

KCS plans to fund the purchase price from a combination of funds provided by certain existing shareholders and financing provided pursuant to incremental facilities to be made available by, inter alia, funds managed or advised by Guggenheim Partners Europe Limited under the terms of KCS’ existing senior facilities agreement, together with other available sources of financing. The Merger is not subject to a financing condition.

Please see the section of this Information Statement entitled “The Merger—Financing of the Merger” beginning on page 47.

Conditions to the Merger

(page 74)

Each party’s obligation to effect the Merger is subject to the adoption of the Merger Agreement by the holders of a majority of the voting power of all outstanding shares of Company Common Stock, which stockholder approval occurred on delivery of the Stockholder Consent on August 30, 2019.

Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date, of certain additional conditions, including:

●	subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party;

●	performance in all material respects by the other party of its obligations under the Merger Agreement; and

●	the mailing of this Information Statement to the Company’s stockholders at least 20 days prior to the date of the consummation of the Merger.

The consummation of the Merger is not conditioned upon KCS’s receipt of financing.

Please see the section of this Information Statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 74.

Regulatory Approvals

(page 56)

The consummation of the Merger is not subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) or similar governmental approval of any other U.S. or non-U.S. jurisdiction.

Please see the section of this Information Statement entitled “The Merger—Regulatory Approvals” beginning on page 56.

No Solicitation; Board Recommendation

(page 66)

The Merger Agreement generally restricts the Company’s ability to solicit acquisition proposals (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) from (including by furnishing non-public information to) third parties, or participate in discussions or negotiations with third parties regarding any acquisition proposal. Under certain circumstances, prior to obtaining stockholder approval (which has already been obtained), and in compliance with certain obligations contained in the Merger Agreement, the Merger Agreement would have permitted the Company to engage in negotiations with, and provide information to, third parties that made an unsolicited acquisition proposal that was, or would reasonably have been expected to lead to, a superior proposal (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) and terminate the Merger Agreement in order to accept an unsolicited acquisition proposal that constituted a superior proposal, subject to payment by the Company of a $3.1 million termination fee to KCS (or its designee). However, these rights to engage in negotiations and terminate the Merger Agreement ceased upon the receipt by the corporate secretary of the Company of the Stockholder Consent constituting the stockholder approval on August 30, 2019.

Please see the section of this Information Statement entitled “The Merger Agreement—No Solicitation; Board Recommendation” beginning on page 66.

Termination

(page 75)

The Merger Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of KCS and the Company.

In addition, the Merger Agreement may be terminated by either KCS or the Company, if:

●

the Merger is not consummated on or before 5:00 p.m., New York City time, on November 29, 2019 (the “Outside Date”); provided that the right to so terminate the Merger Agreement will not be available to a party seeking to terminate the Merger Agreement if the breach by such party of its representations and warranties set forth in the Merger Agreement or the failure of such party to perform any of its covenants or obligations or agreements under the Merger Agreement has been the principal cause of or resulted in the failure of the Merger to be consummated (the “Outside Date Termination Right”); or

●

any governmental authority having jurisdiction over any party has issued a final, non-appealable order or taken any final, non-appealable other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger or any applicable law that makes consummation of the Merger illegal or otherwise prohibited; provided that the party seeking to so terminate the Merger Agreement will have complied with its obligations under the Merger Agreement to avoid such legal restraint.

The Merger Agreement also may be terminated by KCS if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) individually or in the aggregate, would result in the failure to satisfy the conditions to KCS’s and Merger Sub’s obligations to consummate the Merger and (ii) is not cured, or is incapable of being cured, by the Company within the earlier of (x) 20 business days after the Company’s receipt of written notice of such breach or failure to perform from KCS stating its intention to terminate the Merger Agreement and (y) the business day immediately prior to the Outside Date; provided that KCS and Merger Sub are not in material breach of any of their respective obligations under the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement (the “Company Breach Termination Right”).

The Merger Agreement also may be terminated by the Company if:

●

KCS or Merger Sub has breached any of their respective covenants, obligations or agreements set forth in the Merger Agreement, which breach or failure to perform (i) individually or in the aggregate, would result in the failure to satisfy the conditions to the Company’s obligations to consummate the Merger and (ii) is not cured, or is incapable of being cured, by KCS or Merger Sub, as applicable, by the earlier of (x) 20 business days following receipt by KCS of written notice of such breach or failure to perform from the Company and stating its intention to terminate the Merger Agreement or (y) the business day immediately prior to the Outside Date; provided that the Company is not in material breach of its obligations under the Merger Agreement such that KCS would be entitled to terminate the Merger Agreement (the “KCS Breach Termination Right”); or

●

all of the closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at closing), the Company has provided irrevocable written notice (the “Closing Notice”) to KCS at least 3 business days prior to such termination that it is prepared, willing and able to consummate the Merger and at all times during such 3 business day period stood ready, willing and able to consummate the Merger and the other transactions contemplated by the Merger Agreement, and Merger Sub fails to consummate the Merger within 3 business days following the later of (x) the date on which closing should have occurred under the terms of the Merger Agreement and (y) receipt of the Closing Notice (the “Non-Consummation Termination Right”).

The Merger Agreement also provides that:

●

KCS could have terminated the Merger Agreement if the Stockholder Consent (which has already been obtained) was not obtained in accordance with the Merger Agreement within 24 hours after the execution and delivery of the Merger Agreement by the parties thereto (the “Stockholder Consent Termination Right”) or if the Company had made an Adverse Recommendation Change (an “Adverse Recommendation Change Termination Right”); and

●

the Company could have terminated the Merger Agreement prior to receipt of the Stockholder Consent in order to enter into a definitive acquisition agreement concerning a transaction that constitutes a superior proposal (an “Alternative Acquisition Agreement”), subject to, and in accordance with, the terms of the Company’s non-solicitation obligations, and so long as the Company (i) had not breached (and was not deemed to have breached) its non-solicitation obligations (whether or not with respect to such superior proposal) and (ii) the Company had paid the Company termination fee and would have promptly entered into the Alternative Acquisition Agreement (the “Superior Proposal Termination Right”).

However, each of these termination provisions expired upon delivery of the Stockholder Consent to the corporate secretary of the Company on August 30, 2019, which constituted receipt of the stockholder approval (as described above under “—Required Approval of the Merger; Record Date; Action by Stockholder Consent”).

Please see the section of this Information Statement entitled “The Merger Agreement—Termination” beginning on page 75.

Termination Fee

(page 76)

KCS will be, subject to certain additional conditions set forth in the Merger Agreement, required to pay the Company a reverse termination fee of $8.4 million if the Merger Agreement is terminated:

●	by the Company pursuant to the Non-Consummation Termination Right;

●

by the Company pursuant to the KCS Breach Termination Right as a result of a breach by KCS or Merger Sub of any of its representations, warranties or covenants, obligations or agreements contained in the Merger Agreement; or

●

by the Company or KCS pursuant to the Outside Date Termination Right and the Company would have been entitled to terminate the Merger Agreement (i) pursuant to the KCS Breach Termination Right as a result of a breach by KCS of any of its representations, warranties or covenants, obligations or agreements under the Merger Agreement, or (ii) pursuant to the Non-Consummation Termination Right, in each case but for such termination pursuant to the Outside Date Termination Right.

The Company will be required to pay KCS (or its designee) a termination fee of $3.1 million if the Merger Agreement is terminated:

●

by KCS pursuant to the Company Breach Termination Right as a result of a willful and intentional breach by the Company of any of its representations, warranties, covenants, obligations or agreements contained in the Merger Agreement; or

●

(i) by the Company or by KCS pursuant to the Outside Date Termination Right or by KCS pursuant to the Company Breach Termination Right, or (ii) by KCS pursuant to the Stockholder Consent Termination Right so long as, in the case of clause (i), after the date of the Agreement and prior to the termination of the Merger Agreement, an Acquisition Proposal (or an intention to make an Acquisition Proposal, whether or not conditional) is publicly announced, or made known to the Board (whether publicly or privately), or publicly made directly to the Company’s stockholders generally, which has not been publicly and unconditionally withdrawn prior to such termination and, in the cases of clauses (i) and (ii), within 12 months after the date of termination, (x) the Company shall have entered into a definitive agreement with respect to any acquisition proposal, and an acquisition proposal (whether or not the same one) is subsequently consummated or (y) an acquisition proposal is consummated within 12 months after such termination.

The Merger Agreement also provides that the Company would have been required to pay KCS (or its designee) a termination fee of $3.1 million if the Merger Agreement was terminated:

●	by the Company pursuant to the Superior Proposal Termination Right; or

●	by KCS pursuant to the Adverse Recommendation Change Termination Right.

However, because the stockholder approval has been received, the ability of the Board to make and authorize the Company to pursue and negotiate a superior proposal, or make an Adverse Recommendation Change, has lapsed.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee” beginning on page 76.

Material U.S. Federal Income Tax Consequences

(page 53)

The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or non-U.S. income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in the shares of Company Common Stock converted into cash in the Merger. If you are a non-U.S. holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you generally will not be subject to U.S. federal income tax with respect to the exchange of shares of Company Common Stock for cash in the Merger unless you have certain connections to the United States, but such exchange may be a taxable transaction to you under non-U.S. federal income tax laws, and you are urged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you.

Please see the section of this Information Statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 53 for a more complete discussion of the material U.S. federal income tax consequences of the Merger.

Additional Information

(page 88)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549 and at the website maintained by the SEC at www.sec.gov.

Please see the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 88.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. You are urged to read the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to in this Information Statement.

Q:	Why am I receiving this Information Statement?

A:

On August 30, 2019, the Company entered into the Merger Agreement with KCS and Merger Sub, and the Principal Stockholders adopted the Merger Agreement and approved the Merger and the other transactions contemplated by the Merger Agreement. Applicable provisions of Delaware law and certain securities regulations require us to provide you with information regarding the Merger, even though your vote or consent is neither required nor requested to adopt the Merger Agreement or complete the Merger.

Q:	As a stockholder of the Company, what will I receive in the Merger?

A:

If the Merger is completed, you will be entitled to receive $12.12 in cash, without interest and less any applicable withholding taxes, for each share of Company Common Stock that you own immediately prior to the effective time of the Merger. However, stockholders of the Company who properly demand and perfect their appraisal rights under the DGCL and comply strictly with the procedures and requirements set forth in Section 262 will not receive the per share Merger Consideration, but will instead be paid the “fair value” of their shares (as determined by the Court), together with interest, if any, as determined by the Court, unless such holder subsequently withdraws or otherwise loses such holder’s appraisal rights.

The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this Information Statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed description of the U.S. federal income tax consequences of the Merger. You are urged to consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local and/or non-U.S. taxes.

Q:

What was the market price of the Company Common Stock at the time the Company entered into the Merger Agreement and on the date of announcement of the Merger, in each case as compared to the per share Merger Consideration, and what was the market price of the Company Common Stock immediately prior to the date of this Information Statement?

A:

(i) On August 29, 2019, the last trading day prior to the Board’s adoption of the Merger Agreement and approval of the Merger, the reported closing price for the Company Common Stock was $10.61 per share and (ii) on August 30, 2019, the last trading day prior to the announcement of the Merger, the reported closing price for the Company Common Stock was $10.60 per share, in each case compared to the Merger Consideration of $12.12 per share agreed to by the parties in the Merger Agreement. On September 27, 2019, the last practicable trading day before the date of this information statement, the closing price of Company Common Stock on the Nasdaq was $12.08. For more information, please see the section of this Information Statement entitled “Market Price and Dividend Information.”

Q:	Did the Board approve the Merger and the Merger Agreement?

A:	After careful consideration and evaluation of the Merger, our Board approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

For a discussion of the factors that the Board considered in determining to approve the Merger Agreement, please see the section of this Information Statement entitled “The Merger—Reasons for the Merger.” In addition, in determining to approve the Merger Agreement, the Board was aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	What factors did the Board consider in evaluating the Merger Agreement and the Merger?

A:

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board consulted with the senior management of the Company, as well as representatives of Mirus, and the Company’s legal counsel, Sullivan & Worcester LLP (“Sullivan”). In the course of making the determination that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders, approving and declaring advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommending that the holders of Company Common Stock vote in favor of adopting the Merger Agreement, the Board considered numerous factors, including the following material factors and benefits of the Merger:

●

Merger Consideration; Premium to the Trading Price of the Company Common Stock. The Board considered the fact that the Merger Consideration represented a 14% premium to the trading price at which the Company Common Stock closed on August 29, 2019, the last trading day prior to the Board’s adoption of the Merger Agreement and approval of the Merger.

●

Strategic Alternatives. The Board considered the potential benefits of other potential strategic transactions, including business combination transactions with alternative potential acquirors, and continuing as an independent company, and ultimately determined that the acquisition by KCS is more favorable to the Company’s stockholders than any other strategic alternative reasonably available to the Company, including continuing as an independent company.

●

Cash Consideration; Certainty of Value. The Board considered the fact that the form of consideration payable to the Company’s stockholders will be cash, which will provide the Company’s stockholders with certainty of value and immediate liquidity, whole eliminating the market and long-term business risks related to the Company’s future growth prospects.

●

No Financing Condition; Likelihood of Closing the Merger. The Board considered the fact that the Merger is not subject to a financing condition and that KCS obtained an equity commitment from certain of its investors.

●

Mirus’s Fairness Opinion and Related Analyses. The Board considered the financial analyses presented by Mirus, as well as the oral opinion of Mirus, rendered to the Board, on August 30, 2019, which was subsequently confirmed by delivery of a written opinion that same date, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Mirus in preparing its opinion, the Merger Consideration to be paid to the holders of the shares of Company Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in this Information Statement under the caption “The Merger—Opinion of Mirus Securities, Inc.”

●	Negotiation Process. The Board considered its belief that, after extensive negotiations, the Company obtained the highest price that KCS was willing to pay for the Company.

●	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement.

●

Appraisal Rights. The Board considered the availability of rights under the DGCL to all holders of the Company Common Stock (other than the Principal Stockholders) who comply with all of the required procedures for perfecting appraisal rights under the DGCL to demand appraisal and receive payment of the fair value of their shares of Company Common Stock as determined by the Delaware Court of Chancery. Please see the section of this Information Statement entitled “The Merger—Appraisal Rights” for more information.

In reaching its determinations and recommendations described above, the Board also considered the following potentially negative factors:

●

No Participation in the Company’s Future Growth or Earnings. The Board considered that, if the Merger is consummated, stockholders of the Company will receive the Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or the combined company or benefit from any potential future appreciation in the value of the shares of the Company Common Stock, including any value that could be achieved if the Company engages in future strategic or other transactions.

●

Disruption of the Company’s Business. The Board considered the effect of the public announcement and pendency of the Merger on the Company’s operations, stock price, business ventures, employees, distributors, customers and other business partners and ability to attract key management and other personnel while the Merger is pending, as well as the potential adverse effects on the financial results of the Company.

●

Non-Solicitation Covenant and Stockholder Consent. The Board considered that, as a condition to entering into the Merger Agreement at the $12.12 per share price achieved, KCS required that the Merger Agreement include a provision permitting KCS to terminate the Merger Agreement if the Principal Stockholders failed to execute and deliver to the corporate secretary of the Company the Stockholder Consent shortly following the execution of the Merger Agreement and that, under the terms of the Merger Agreement insisted upon by KCS, following the execution of the Stockholder Consent, the stockholder approval necessary to consummate the Merger would be obtained and the Board would no longer be able to engage in discussions regarding unsolicited alternative transactions or to terminate the Merger Agreement in connection with an unsolicited transaction that was more favorable to the Company’s stockholders (although prior to the execution and delivery of the Stockholder Consent, the Board would have been able to engage in discussions regarding unsolicited alternative transactions or to terminate the Merger Agreement in connection with an unsolicited alternative transaction that would have been more favorable to the Company’s stockholders).

●

Interim Operating Covenants. The Board considered that the Merger Agreement imposes restrictions on the conduct of the Company’s business prior to the consummation of the Merger, requiring the Company to use commercially reasonable efforts to conduct its and its subsidiaries’ business in the ordinary course of business, and that such restrictions may delay or prevent the Company from undertaking business opportunities.

●

Risks the Merger May Not Be Completed. The Board considered the possibility that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived and that as a result the Merger might not be consummated. The Board considered that a failure to consummate the Merger could have adverse effects on the Company’s business, the market price for the Company Common Stock and the Company’s relationships with employees, distributors, customers and other business partners.

●	Tax Treatment. The Board considered that the receipt of the Merger Consideration will generally be taxable to stockholders of the Company.

The foregoing factors are some of the principal factors considered by the Board. The Board did not assign relative weights to the factors it considered or determine that any factor was of particular importance. For a discussion of the factors that the Board considered in determining to approve the Merger Agreement, please see the section of this Information Statement entitled “The Merger—Reasons for the Merger.”

Q:	Is the approval of stockholders necessary to adopt the Merger Agreement? Why am I not being asked to vote on the Merger Agreement?

A:

Adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of all outstanding shares of Company Common Stock. The stockholder approval was obtained on August 30, 2019, the date on which the Principal Stockholders delivered to the corporate secretary of the Company the Stockholder Consent adopting the Merger Agreement. As of August 30, 2019, the Principal Stockholders held approximately 50.58% of the voting power of all outstanding shares of the Company Common Stock. Accordingly, the adoption of the Merger Agreement by the Company’s stockholders was effected in accordance with Section 228 and Section 251 of the DGCL on August 30, 2019. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Merger Agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement.

Q:	What will happen to outstanding Company equity-based awards in the Merger?

A:	For information regarding the treatment of the Company’s equity-based awards, please see the section of this Information Statement entitled “The Merger Agreement—Treatment of Equity-Based Awards.”

Q:	Do any of the Company’s directors or executive officers have any interests in the Merger that are different from, or in addition to, my interests as a stockholder?

A:

Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests in (i)(A) reaching the determination that the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to, and in the best interests of, the Company and its stockholders, (B) approving and declaring advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, and (C) subject to certain provisions of the Merger Agreement described below under “The Merger Agreement—No Solicitation; Board Recommendation”, recommending that the holders of Company Common Stock vote in favor of adopting the Merger Agreement and (ii) directing that the Merger Agreement be submitted to the holders of the Company Common Stock for their adoption. These interests include:

●

the accelerated vesting and cash-out of equity-based awards held by directors and executive officers in connection with the Merger in accordance with the terms of the applicable award agreements and the Merger Agreement, the aggregate value of which was $996,943 as of September 16, 2019, based on a per share price of $12.12, which is the per share Merger Consideration (as described below in “The Merger Agreement—Treatment of Equity-Based Awards” and “The Merger Agreement—Interests of the Company’s Directors and Executive Officers in the Merger”); and

●

certain contractual severance payments and benefits in the event an executive officer experiences a termination without cause or for good reason at any time, which we refer to as a “qualifying termination of employment”, the aggregate value of which was $700,190 as of September 16, 2019.

The Company’s directors and officers also have the right to indemnification following the closing of the Merger.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:

No. As soon as reasonably practicable after the effective time of the Merger, each holder of record of a certificate representing shares of Company Common Stock which were converted into the right to receive the Merger Consideration will be sent a letter of transmittal and instructions describing the procedure for surrendering such certificate in exchange for the Merger Consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent or other person specified in the instructions receives your stock certificate, the executed letter of transmittal and any other documents requested in the instructions. You should not forward your stock certificates to the paying agent or other person specified in the instructions without a letter of transmittal.

Q:	What should I do if I hold my shares in non-certificated book-entry form?

A:

If you hold shares of Company Common Stock in non-certificated book-entry form, you will not be required to deliver a stock certificate. You will receive your cash payment of the aggregate amount of Merger Consideration to which you are entitled following the effective time of the Merger.

Q:	Am I entitled to appraisal rights in connection with the Merger?

A:

Stockholders (other than the Principal Stockholders) are entitled to appraisal rights under Section 262 so long as they follow the procedures precisely and satisfy the conditions set forth in Section 262. For more information regarding appraisal rights, please see the section of this Information Statement entitled “The Merger Agreement—Appraisal Rights.” In addition, a copy of Section 262 is included as Annex C to this Information Statement. Failure to strictly comply with Section 262 may result in your waiver of, or inability to exercise, appraisal rights.

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:

Prior to obtaining the Stockholder Approval, our Board could have, subject to certain requirements and rights of KCS, terminated the Merger Agreement in connection with the Company’s receipt of an unsolicited superior proposal. This termination right ceased upon delivery to the corporate secretary of the Company of the Stockholder Consent by the Principal Stockholders constituting the stockholder approval on August 30, 2019.

Q:	When is the Merger expected to be completed?

A:

We are working toward completing the Merger as promptly as possible. We currently expect the Merger to be completed on or around October 21, 2019, subject to the satisfaction of the conditions to closing in the Merger Agreement. However, there can be no assurance that the Merger will be completed on or prior to that time, or at all.

Q:	What effect will the Merger have on the Company?

A:

If the Merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist immediately following the Merger as a wholly owned indirect subsidiary of KCS. Following such consummation of the Merger, shares of the Company Common Stock will no longer be traded on Nasdaq or any other public market, and the registration of shares of the Company Common Stock under the Exchange Act will be terminated.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, our stockholders will not receive any payment for their Company Common Stock pursuant to the Merger Agreement. Instead, we will remain as a public company and shares of the Company Common Stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq.

Under certain circumstances, if the Merger Agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or KCS, respectively. Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee.”

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate set of disclosure documents. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

 If you received a householded mailing and you would like to have additional copies of this Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by phone at (610) 336-9045 or by mail to MAM Software Group, Inc., Two Valley Square, Suite 220, 512 E. Township Line Road, Blue Bell, PA 19422. We will promptly send additional copies of this Information Statement upon receipt of such request.

Q:	Who can help answer my questions?

A:

If you have questions about the Merger after reading this Information Statement, please contact the Company by phone at (610) 336-9045 or by mail to MAM Software Group, Inc., Two Valley Square, Suite 220, 512 E. Township Line Road, Blue Bell, PA 19422.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Information Statement regarding the proposed Merger, the expected timetable for completing the proposed Merger, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed Merger, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the Board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan” or “targets,” and their variants and other similar expressions) are intended to identify forward-looking statements. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the Merger as set forth in the Merger Agreement; the ability to retain certain key employees of the Company; and the risks identified and discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 30, 2019 and the other documents that the Company files with the SEC from time to time. There will be events in the future, however, that the Company is not able to predict accurately or control. The Company’s actual results may differ materially from the expectations that the Company describes in its forward-looking statements. Factors or events that could cause the Company’s actual results to materially differ may emerge from time to time, and it is not possible for the Company to accurately predict all of them. Any forward-looking statement made by the Company in this Information Statement speaks only as of the date on which the Company makes such statement. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE PARTIES

MAM Software Group, Inc.

MAM Software is a leading provider of cloud-based business and on premise management solutions for the auto parts, tires and vertical distribution industries. We have a broad line of software solutions and services to address the information technology (“IT”) needs of virtually every significant sector of the automotive aftermarket in the United Kingdom (“UK”) and Ireland (collectively referred to as the “UK Market”) and in the United States of America (“U.S.”) and Canada (collectively referred to as the “NA Market”), and are seeking to leverage this position into new geographic territories and industry verticals. The Company operates through three wholly owned subsidiaries: one based in the U.S., MAM Software, Inc. (“MAM NA”), which is located in Blue Bell, Pennsylvania, and two based in the UK, MAM Software Limited (“MAM Ltd.”), which is located in Tankersley, Barnsley, UK and Origin Software Solutions Ltd. (“Origin”), which is located in Bristol, UK (MAM Ltd. and Origin are collectively referred to as “MAM UK”). Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MAMS.” Our principal executive office is located at Two Valley Square, Suite 220, Township Line Road, Blue Bell, PA 19422, and our telephone number is (610) 336-9045.

Kerridge Commercial Systems Group Limited

KCS provides specialist software, services and support to deliver fully integrated trading and business management solutions to distributive trades customers, large and small – wherever they are in the world. With KCS’s heritage in distributive trades, its technical experts are thought leaders in trading and management technology, and its innovative and flexible approach ensures customers partner with KCS for the longterm. KCS’s mission is simple: to design and deliver high-performance, integrated ERP solutions that enable its distributive trade customers to source effectively, stock efficiently, sell profitably and service competitively. KCS’s principal executive office is located at Unit 2A Herongate, Charnham Park, Hungerford, Berkshire RG17 0YU, United Kingdom and its telephone number is +44(0) 1488 662000.

Chickadee Holdings Inc.

Merger Sub is a Delaware corporation formed by KCS solely for the purpose of entering into the Merger Agreement and consummating the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned indirect subsidiary of KCS. Upon the consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at 2000 Centregreen Way, Cary, NC 27513 and its telephone number is (919) 379-3800.

THE MERGER

Overview

Under the terms of the Merger Agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned indirect subsidiary of KCS. The Board approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommended that the Company’s stockholders vote to adopt the Merger Agreement.

Upon the consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, any subsidiary of the Company, KCS, Merger Sub or any other subsidiary of KCS or shares with respect to which appraisal rights have been properly perfected and not withdrawn under Section 262) will be converted into the right to receive $12.12 in cash, without interest and less any applicable withholding taxes.

Background of the Merger

The Board and the Company’s senior management periodically review the Company’s long-term strategic plan and prospects in light of the Company’s business and developments in the software solutions and IT sector. On several occasions, the Board has received high-level inquiries indications of interest and explored potential strategic transactions, including possible acquisitions, investments in the Company and sale transactions, to enhance stockholder value, none of which resulted material developments past the exploratory stage, had not provided any indication of price, and did not necessitate the retention of outside advisors.

In February 2019, the Company was approached by a private equity firm (the “Initial Offeror”) to consider a potential acquisition by one of the Initial Offeror’s portfolio companies of all of the outstanding shares of Company Common Stock. The Company entered into a confidentiality agreement with the Initial Offeror and the parties engaged in preliminary due diligence and negotiations. In the course of such discussions, the Company engaged legal counsel, which was replaced by Sullivan & Worcester LLP (“Sullivan”) in May 2019, to provide legal advice.

On February 13, 2019, the Initial Offeror proposed to acquire all of the outstanding Company Common Stock for $10.00 per share in cash.

On February 14, 2019, a telephonic meeting of the Board was held with representatives of Sullivan to discuss the unsolicited letter received by the Company from the Initial Offeror on February 13, 2019. Because the unsolicited letter provided an indication of price and other terms and because the Company’s CEO had historically met with representatives of the Initial Offeror to discuss and exchange views on industry and economic trends and strategic opportunities within the automotive aftermarket industry generally, the Board elected to form a special committee of independent and disinterested directors of the Board (the “Special Committee”) to review, consider and make recommendations to the Board with respect to the proposal from the Initial Offeror and to manage meetings and correspondence. The Board determined that members of the Special Committee would be comprised of Frederick G. Wasserman, Peter H. Kamin, Dwight B. Mamanteo, and W. Austin Lewis IV.

On February 15, 2019, a telephonic meeting of the Special Committee was held with representatives of Sullivan to further discuss the unsolicited letter received by the Company from the Initial Offeror and to appoint Frederick G. Wasserman, chairman of the Board, as the Special Committee’s chair (the “Chairman”). Sullivan reviewed with the Special Committee members certain legal matters, including the Special Committee members’ fiduciary duties and various considerations and process matters related to the Special Committee’s evaluation of strategic alternatives. Because this was the first time the Company had been presented with such a specific proposal, the Special Committee discussed the need to engage an investment banking firm to assist it in evaluating a number of issues, including guidance on valuation, trends in the industry, and whether and how to undertake an assessment of the current market environment. The Special Committee agreed to invite several investment banking firms to present to the Special Committee.

On February 18, 2019, a telephonic meeting of the Special Committee was held with representatives of Sullivan. Sullivan discussed legal matters with the Special Committee relating to the proposed transaction, including the fiduciary duties of the members of the Special Committee under the circumstances.

On March 4, 2019, a telephonic meeting of the Special Committee was held with representatives of Sullivan. After having interviewed several banking firms, the Special Committee voiced its approval of the engagement of Mirus as its financial advisor to (i) assist the Company in its negotiations for a transaction with potential acquirers with which the Company was then speaking; (ii) identify other potential acquirers for such a transaction; (iii) assist in the due diligence process relating to a potential transaction; and (iv) provide other financial advisory services in connection with a potential transaction. The Company retained Mirus in connection with the proposed transaction based on, among other factors, Mirus’s overall reputation and expertise as an investment banking firm for deals of this nature and its knowledge of the industry sector generally.

On March 15, 2019, a telephonic meeting of the Special Committee was held with representatives of Mirus and Sullivan to begin discussions on a potential transaction.

On March 23, 2019, a telephonic meeting of the Special Committee was held with representatives of Mirus and Sullivan, in order for Mirus to report on its first interaction with the Initial Offeror. Mirus reported that the Initial Offeror was understanding about the Special Committee’s desire to undertake a process and was flexible about next steps in the Special Committee’s consideration of its offer. Mirus also reported on information requests from the Initial Offeror to Company management.

On March 29, 2019, a telephonic meeting of the Special Committee was held with representatives of Mirus and Sullivan to review and discuss an initial list of 60 prospective buyers (22 of which were financial buyers) that Mirus provided to the Special Committee on March 26, 2019.

On April 5, 2019, a telephonic meeting of the Special Committee was held with representatives of Mirus and Sullivan. Mirus explained its methodology for narrowing the list of prospective buyers from 60 companies to 30 companies.

From late March until early May, there were no substantive developments between the Company and the Initial Offeror. On May 2, 2019, members of the Company’s management and a representative of Mirus met with the Initial Offeror, during which management answered questions posed by the Initial Offeror.

During April and May, in accordance with the Special Committee’s directive, Mirus contacted the selected third party prospective buyers (including Accel-KKR) to solicit interest in a strategic transaction with the Company and, during the course of that month, after receiving feedback from the initial group contacted, further discussed with the Special Committee broadening the group to include additional parties. Mirus, with the authorization of the Special Committee, contacted a total of 37 parties. During that same period, CIMs were delivered to 25 parties and an equal number of NDAs were signed. Mirus updated the Special Committee throughout this time on its interactions with the third parties.

On May 29, 2019, the Initial Offeror submitted a revised proposal letter, offering a price of $11.00 per share, in cash, for all of the outstanding shares of Company Common Stock.

On May 29, 2019, Accel-KKR (and its portfolio company KCS) (collectively described in this background section as “KCS”) submitted a letter of intent, offering a price between $10.50 and $11.00 per share, in cash, for all of the outstanding shares of Company Common Stock.

On May 29, 2019, a third company (“Company C”) submitted an indication of interest, offering a price of $10.30 per share, in cash, for all of the outstanding shares of Company Common Stock.

On May 30, 2019, a fourth company (“Company D”) submitted an indication of interest, offering a price between $10.00 and $10.75 per share, in cash, for all of the outstanding shares of Company Common Stock.

On May 31, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to review each of the 4 indications of interest received on either May 29, 2019 or May 30, 2019. The Special Committee discussed the indications of interest in detail and the process going forward, including a decision to notify certain in-market customers of the Company that might be interested in participating in the process (“Customer A” and “Customer B”) and instructed Mirus to reach out to Customer A and Customer B. Representatives of Mirus advised the Special Committee on its recommendation for next steps in the process, including that the bidders should be provided with an opportunity to meet with Company management. The Chairman summarized the discussions that took place during the meeting and confirmed that the Special Committee would move forward in the bidding process with the Initial Offeror, KCS, Company C and Company D. The Special Committee discussed the transaction process to date and going forward and its fiduciary duties, with input from Sullivan.

On June 3, 2019, Mirus participated in a telephone call with Customer A, in order to gauge such customer’s interest in participating in a potential transaction.

On June 7, 2019, Mirus had a telephone call with Customer B, in order to gauge such customer’s interest in participating in a potential transaction.

On June 7, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan. Mirus discussed the progress being made with setting up Company management meetings with the Initial Offeror, KCS, Company C and Company D.

On June 11, 2019, Mirus attended a Board dinner to provide updates on the status of discussions to the full Board.

During June, certain members of Company management, together with Mirus, met with the Initial Offeror, KCS, Company C and Company D to further discuss the Company’s business.

Beginning in June 2019, the Initial Offeror, KCS, Company C and Company D were given access to a pre-letter of intent virtual data room (the “pre-LOI data room”) to begin their review of additional diligence materials.

On June 21, 2019, Mirus had a follow-up telephone call with Customer B, during which Customer B indicated that it was not interested in acquiring the Company.

On June 21, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss the Company management meetings that took place earlier in the week with the Initial Offeror, KCS, Company C and Company D. Mirus provided updates on the status of Customer A and Customer B, including that Customer B indicated it was not interested in acquiring the Company.

On June 27, 2019, Mirus had a follow-up telephone call with Customer A, during which Customer A indicated it may be interested in acquiring the Company but would need additional time to submit an indication of interest. Following the call, Customer A was given access to selected diligence materials.

On June 30, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss the Company’s production of additional diligence information and materials that were requested by the Initial Offeror, KCS, Company C and Company D.

On, July 8, 2019, Sullivan distributed a draft Merger Agreement to the Chairman and Mirus, which was subsequently uploaded to the pre-LOI data room for review by each of the potential acquirers.

On July 12, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss updates on the diligence review by the Initial Offeror, KCS, Company C and Company D, and other matters related to the potential transaction. Mirus informed the Special Committee that it was still waiting to hear from Customer A regarding its decision on whether to submit an indication of interest.

On July 15, 2019, Company D informed representatives of Mirus that, following due diligence, the Company’s technology would be unlikely to fit Company D’s technology portfolio and a bid from Company D would, therefore, be less than their indication of interest, which it believed would not be competitive.

On July 18, 2019, Mirus had a follow-up call with Customer A, during which Customer A informed Mirus that it was declining to make a bid.

On July 19, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss updates on the ongoing diligence review by the Initial Offeror, KCS and Company C, and other matters related to the potential transaction. Mirus informed the Special Committee that Customer A had notified Mirus that it would not continue with the process.

On July 24, 2019, Sullivan and Kirkland & Ellis LLP, counsel to KCS (“K&E”), participated in a telephone conversation to discuss the draft Merger Agreement and the potential structure of the transaction. K&E confirmed that KCS’ bid did not include a financing contingency and would be supported by a customary equity commitment letter from Accel-KKR.

On July 26, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss updates on the ongoing diligence review by the Initial Offeror, KCS and Company C, and other matters related to the potential transaction.

Also on July 26, 2019, the Initial Offeror submitted a letter of intent, which included a nonbinding proposal for an acquisition of all of the outstanding shares of Company Common Stock at a price of $11.00 per share, in cash, with a full equity backstop from certain sponsors, subject to customary due diligence and negotiation of definitive agreements. The Initial Offeror also provided a list of legal issues to be discussed regarding the draft Merger Agreement.

Also on the July 26, 2019, Company C informed representatives of Mirus that it was unable to support a bid higher than its initial bid, and, therefore, was bowing out of the process.

On July 27, 2019, KCS submitted a letter of intent, which included a nonbinding proposal for an acquisition of all of the outstanding shares of Company Common Stock at a price of $11.05 per share, in cash, with a full equity backstop from Accel-KKR, subject to customary due diligence and negotiation of definitive agreements. KCS also provided a markup of the draft Merger Agreement and a draft equity commitment letter.

On July 29, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss the two updated bids received from the Initial Offeror and KCS, including the differentiating factors, benefits, and risks of the two bids. Sullivan reviewed the Special Committee’s duties in connection with their evaluation of the indications of interest that the Company had received and a potential determination to pursue a sale of the Company, as well as other legal matters.

Also on July 29, 2019, representatives of Mirus had two calls with the Initial Offeror, conveying feedback from the Special Committee to reiterate the request in the process letter that the Initial Offeror submit a complete markup of the draft Merger Agreement rather than a high-level issues list, convey that they were now behind the other bidder, encourage a material aggressive upwards move and discuss what confirmatory diligence topics remained outstanding.

On July 30, 2019, representatives of Mirus had two calls with KCS, during which Mirus conveyed the Special Committee's feedback regarding KCS’s markup to the draft Merger Agreement, and the parties discussed topics including termination fees, representations regarding material customer contracts, offer price and other confirmatory diligence topics that remained outstanding. Mirus encouraged a material aggressive upwards price move. On the second call, KCS signaled a willingness to increase its bid in exchange for exclusivity.

Also on August 1, 2019, the Initial Offeror submitted a revised letter of intent, increasing its offer price to $11.50 per share, in cash. The Initial Offeror conditioned its increased bid on the Special Committee granting it exclusivity. The Initial Offeror also provided a markup of the draft Merger Agreement and a proposed exclusivity letter. Also on August 1, 2019, KCS informed representatives of Mirus that it would increase its bid to $11.15 if it were granted exclusivity to August 23rd with an automatic 5 business day extension.

On August 2, 2019, representatives of Mirus had multiple calls or e-mails with the Initial Offeror regarding open items in the draft Merger Agreement.

On August 2, 2019, representatives of Mirus had a call with KCS, during which KCS indicated its willingness to significantly increase its bid.

Also on August 2, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss the 2 remaining bids. Representatives of Mirus informed the Special Committee that, prior to this meeting, they had told each of the Initial Offeror and KCS that the Company is closely considering both bids and that the entities should each make a differentiating move in order to separate themselves from the other bidder. Representatives of Sullivan again reviewed with the Board their fiduciary duties in connection with their evaluation of the remaining 2 bids and a potential determination to pursue a sale of the Company, as well as other legal matters.

Also on August 2, 2019, Sullivan provided the Special Committee with a legal memorandum detailing their review of the substantive issues relating to the markup of the draft Merger Agreement by counsel for the Initial Offeror. Sullivan also included comparisons to the markup of the draft Merger Agreement by K&E, where applicable.

On August 3, 2019, on a call with representatives of Mirus, KCS increased its bid to $12.10 per share.

Also on August 3, 2019, representatives of Mirus had a call with the Initial Offeror, during which Mirus informed the Initial Offeror that its bid was no longer the highest bid and asked if the Initial Offeror wished to increase its offer. Later that day, the Initial Offeror informed Mirus that it was declining to increase its offer.

The Special Committee met on August 3, 2019 and, after considering various factors it considered relevant, selected KCS as the party with which to enter into exclusivity. Also on August 3, 2019, the exclusivity letter was signed by KCS and the Company, providing for exclusivity through August 23, 2019, with an automatic 5 business days extension, unless either of them provided written notice at least 2 days prior to such date of termination.

From August 3, 2019 through and until the signing of the Merger Agreement, the Company performed confirmatory diligence with KCS and, up until signing, Sullivan and K&E negotiated the terms of the Merger Agreement.

On August 15, 2019, representatives of Mirus held a telephonic meeting during which such representatives, members of Company management and representatives of Sullivan provided updates on the progress of KCS’s diligence review and the status of Mirus’s discussions with KCS.

On August 16, 2019, a telephonic meeting with the Special Committee was held with representatives of Mirus and Sullivan to discuss the status of the due diligence process, including that KCS made it clear to Mirus that its goal was to close the transaction as quickly as possible. There was also a discussion on Mirus’s fairness opinion with respect to the Merger.

On August 21, 2019, representatives of Mirus held a call with KCS, to discuss progress, status, and further discuss the structure of the Merger. KCS expressed its willingness to offer an additional $0.02 per share in exchange for the Company’s agreement to structure the transaction as a one-step merger transaction, written consents for which would be submitted to the Principal Stockholders following execution of the Merger Agreement. It was subsequently confirmed by K&E to Sullivan that the Merger Agreement, in this structure, would not include any flexibility for the Company to accept a “superior proposal” following the time that written consents were delivered by the Principal Stockholders, and that this request was a core part of KCS’s proposal.

On August 22, 2019, representatives of Mirus held a call with KCS, during which Mirus conveyed to KCS that the Special Committee was open to such a change in structure in exchange for an increase in the share price and wanted to understand how KCS had arrived its proposed increase of $0.02 per share. KCS informed Mirus that it viewed the share price to be fully valued at $12.12 per share because it was passing on its anticipated savings associated with the change in structure directly to the Company, and therefore it was not willing to increase its offer beyond that price.

Also on August 23, 2019, representatives of Mirus held a call with KCS, during which they continued to discuss proposed deal terms, including KCS’s offer to reduce the termination fee to 2% of the full Merger Consideration and increase the reverse termination fee to 5.5% of the full Merger Consideration. Representatives of KCS reiterated that it would not increase its offered share price beyond $12.12 per share.

On August 23, 2019, there were a number of telephone calls in which the Special Committee and representatives of Mirus and Sullivan discussed Mirus’s belief that the $12.12 per share offer by KCS, which was conditioned on structuring the transaction as a one-step merger transaction, was the best and final offer that KCS was going to make. Sullivan then walked the Special Committee through a fiduciary duties presentation. The Special Committee discussed and gave extensive consideration to the advantages and disadvantages of pursuing a deal with KCS (including, but not limited to, the restrictions relating to “superior proposals”) and the Special Committee directed Mirus and Sullivan to finalize the transaction documents with KCS and K&E.

Between August 26, 2109 and August 30, 2019, representatives of Mirus held several calls with KCS, during which they discussed diligence issues and engaged in final negotiations.

On August 30, 2019, a telephonic meeting with the Board was held with representatives of Mirus and Sullivan. Sullivan updated the Board on the course of final negotiations relating to the Merger Agreement and a representative of Mirus then reviewed with the Board Mirus’s financial analysis of the Merger Consideration. Mirus then rendered to the Board Mirus’s oral opinion, which was subsequently confirmed in a written opinion dated August 30, 2019, that, as of such date and based upon and subject to the factors and assumptions set forth in the written opinion of Mirus, the consideration paid to the stockholders of the Company, other than the Excluded Holders, in connection with the Merger, was fair, from a financial point of view, to such holders. Sullivan reviewed with the Board its fiduciary duties which had been previously discussed with each of the Special Committee and Board at prior meetings The Board then voted unanimously to recommend the approval of the Merger Agreement and the Merger by the Company’s stockholders.

Shortly after the Company’s executing and entering into the Merger Agreement, the Stockholder Consent was executed by the Principal Stockholders and was delivered to the corporate secretary of the Company shortly thereafter. The parties announced the transaction at approximately 6:30 am, Eastern Time on September 3, 2019.

Required Approval of the Merger; Record Date; Action by Stockholder Consent

Under Delaware law and the Company’s Certificate of Incorporation, as amended, and Bylaws, the adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent of the stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock.

On August 30, 2019, the record date for determining stockholders of the Company entitled to consent to corporate action in writing without a meeting (the “Record Date”), there were 12,625,289 shares of Company Common Stock outstanding and entitled to vote, held by 327 stockholders of record.

On August 30, 2019, (a) Frederick G. Wasserman, Peter H. Kamin, Dwight B. Mamanteo, W. Austin Lewis IV and Michael G. Jamieson, each a member of the Board; (b) Brian H. Callahan and Lee Broad, each an officer of the Company; (c) Wynnefield Partners Small Cap Value, LP; (d) Wynnefield Partners Small Cap Value, L.P. I; (e) Wynnefield Small Cap Value Offshore Fund, Ltd.; (f) Wynnefield Capital, Inc. Profit Sharing Plan; (g) Lewis Opportunity Fund, L.P.; (h) Lewis Asset Management Corporation; (i) Peter H. Kamin Revocable Trust; (j) Peter H. Kamin Childrens Trust; (k) Peter H. Kamin Roth IRA; and (1) Peter H. Kamin Family Foundation (together, the “Principal Stockholders”), delivered to the corporate secretary of the Company an irrevocable written consent (the “Stockholder Consent”) adopting the Merger Agreement. As of August 30, 2019, the Principal Stockholders held 6,385,657 shares of Company Common Stock representing approximately 50.58% of the voting power of all outstanding shares of Company Common Stock. Accordingly, the adoption of the Merger Agreement by the Company’s stockholders was effected in accordance with Section 228 and Section 251 of the DGCL on August 30, 2019. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Merger Agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement. If the Merger Agreement is terminated in accordance with its terms, the Stockholder Consent will be of no further force and effect.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this Information Statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the Stockholder Consent (which was obtained shortly after the execution of the Merger Agreement), the Merger will not occur until that time has elapsed. We currently expect the Merger to be completed by October 21, 2019, subject to the satisfaction of the conditions to closing in the Merger Agreement. Please see the section of this Information Statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 74. However, there can be no assurance that the Merger will be completed on or prior to that time, or at all.

This notice of action by written consent and the Information Statement shall constitute notice to you from the Company that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement have been adopted and approved by the holders of a majority of the voting power of the Company Common Stock by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

Please see the section of this Information Statement entitled “The Merger Agreement—Action by Stockholder Consent” beginning on page 66.

Recommendation of the Board

At the special meeting of the Board on August 30, 2019, after careful consideration, including detailed discussions with the Company’s management and its legal and financial advisors, the Board:

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determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, the Company and its stockholders;

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declared it advisable for the Company to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement;

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authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

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subject to certain provisions of the Merger Agreement described below under “The Merger Agreement—No Solicitation; Board Recommendation,” resolved to recommend the approval and adoption of the Agreement by the Company’s stockholders; and

●	approved, under Article I, paragraph 8 of the Bylaws, the approval and adoption of the Merger Agreement by the Company’s stockholders by written consent and without a meeting.

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board consulted with the senior management of the Company, and received the advice and assistance of representatives of Mirus and Sullivan, as well as the unanimous recommendation of the Special Committee. In the course of making the determination that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, approving and declaring advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommending that the holders of Company Common Stock vote in favor of adopting the Merger Agreement, the Board considered numerous factors, including the following material factors and benefits of the Merger:

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Merger Consideration; Premium to the Trading Price of the Company Common Stock. The Board considered the fact that the Merger Consideration represented a 14% premium to the trading price at which the Company Common Stock closed on August 29, 2019, the last trading day prior to the Board’s adoption of the Merger Agreement and approval of the Merger.

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Strategic Alternatives. The Board considered the potential benefits of other potential strategic transactions, including business combination transactions with alternative potential acquirors, and continuing as an independent company.

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In considering the likelihood that any potential acquirors would engage in a business combination transaction with the Company with a value and contractual terms and conditions superior to those contained in the Merger Agreement, the Board took into account KCS’s business synergies with the Company and the Company’s previous discussions with other potential strategic and financial counterparties, and concluded that there were no other potential financial or strategic purchasers that would be reasonably likely to engage in a transaction in the near term at a price per share greater than the price being offered by KCS.

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In considering the prospects of continuing as an independent company, the Board considered the business, operations, management, financial condition, earnings and prospects of, and the risks and challenges facing, the Company.

The Board reviewed the sale process that the Company and its advisors had conducted prior to the signing of the Merger Agreement, over a period of approximately six months, which involved contacts with multiple additional parties that the Board believed might have an interest in acquiring the Company. The Board also considered the negotiation process with KCS and that the consideration reflected in the Merger Agreement was the highest value that was available to the Company at the time that had the highest likelihood of being completed, and that there was no assurance that a more favorable opportunity would arise later.

The Board also considered the potential rewards of the Company’s long-term strategic plan, analyzing the value enhancement that could be achieved if the risks inherent in its strategic plan were to be overcome, but also recognized that substantial investment that would be required in connection with the long-term plan and believed that given the relative length that many of its stockholders had remained invested in the Company, coupled with the value of the KCS offer and weighed against the inherent risks associated with the successful implementation of the long-term plan and realization of the plan’s potential value argued in favor of accepting the KCS offer.

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Based on the value, risk allocation, timing and other terms and conditions negotiated with KCS, the Board ultimately determined that the acquisition by KCS is more favorable to the Company’s stockholders than any other strategic alternative reasonably available to the Company, including continuing as an independent company.

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Cash Consideration; Certainty of Value. The Board considered the fact that the form of consideration payable to the Company’s stockholders will be cash, which will provide the Company’s stockholders with certainty of value and immediate liquidity, while eliminating the market and long-term business risks related to the Company’s future growth prospects.

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No Financing Condition; Likelihood of Closing the Merger. The Board considered the fact that the Merger is not subject to a financing condition and that KCS obtained an equity commitment from certain of its investors.

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Mirus’s Fairness Opinion and Related Analyses. The Board considered the financial analyses presented by Mirus, as well as the oral opinion of Mirus, rendered to the Board, including the independent directors, on August 30, 2019, which was subsequently confirmed by delivery of a written opinion that same date, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Mirus in preparing its opinion, the Merger Consideration to be paid to the holders of the shares of Company Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “—Opinion of Mirus Securities, Inc.”

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Negotiation Process. The Board considered its belief that, after extensive negotiations, the Company obtained the highest price that KCS is willing to pay for the Company. The Board also considered the fact that the independent directors, with the assistance of the independent directors’ financial and legal advisors, directed the consideration of strategic alternatives and the negotiations with the potential acquirors.

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, including (i) the outside date for satisfying the conditions to the Merger, (ii) the limited number and specific scope of the conditions to KCS’s obligation to consummate the Merger and the fact that the definition of “material adverse effect” in the Merger Agreement contains broad carve-outs that make it less likely that adverse changes in the Company’s business between announcement and consummation of the Merger will provide a basis for KCS to refuse to consummate the Merger and (iii) the requirement that KCS pay an $8.4 million reverse termination fee to the Company in the event of a termination of the Merger Agreement under certain conditions.

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Appraisal Rights. The Board considered the availability of rights under the DGCL to all holders of the Company Common Stock (other than the Principal Stockholders) who comply with all of the required procedures for perfecting appraisal rights under the DGCL to demand appraisal and receive payment of the fair value of their shares of Company Common Stock as determined by the Delaware Court of Chancery. See “—Appraisal Rights” for more information.

In reaching its determinations and recommendations described above, the Board also considered the following potentially negative factors:

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No Participation in the Company’s Future Growth or Earnings. The Board considered that, if the Merger is consummated, stockholders of the Company will receive the Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or the combined company or benefit from any potential future appreciation in the value of the shares of the Company Common Stock, including any value that could be achieved if the Company engages in future strategic or other transactions.

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Disruption of the Company’s Business. The Board considered the effect of the public announcement and pendency of the Merger on the Company’s operations, stock price, business ventures, employees, distributors, customers and other business partners and ability to attract key management and other personnel while the Merger is pending, as well as the potential adverse effects on the financial results of the Company.

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Non-Solicitation Covenant and Stockholder Consent. The Board considered that, as a condition to entering into the Merger Agreement at the $12.12 per share price achieved, KCS required that the Merger Agreement include a provision permitting KCS to terminate the Merger Agreement if the Principal Stockholders failed to execute and deliver to the corporate secretary of the Company the Stockholder Consent shortly following the execution of the Merger Agreement and that, under the terms of the Merger Agreement insisted upon by KCS, following the execution of the Stockholder Consent, the stockholder approval necessary to consummate the Merger would be obtained and the Board would no longer be able to engage in discussions regarding unsolicited alternative transactions or to terminate the Merger Agreement in connection with an unsolicited transaction that is more favorable to the Company’s stockholders (although prior to the execution and delivery of the Stockholder Consent, the Board would have been able to engage in discussions regarding unsolicited alternative transactions or to terminate the Merger Agreement in connection with an unsolicited alternative transaction that would have been more favorable to the Company’s stockholders).

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Interim Operating Covenants. The Board considered that the Merger Agreement imposes restrictions on the conduct of the Company’s business prior to the consummation of the Merger, requiring the Company to use commercially reasonable efforts to conduct its and its subsidiaries’ business in the ordinary course of business, and that such restrictions may delay or prevent the Company from undertaking business opportunities.

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Risks the Merger May Not Be Completed. The Board considered the possibility that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived and that as a result the Merger might not be consummated. The Board considered that a failure to consummate the Merger could have adverse effects on the Company’s business, the market price for the Company Common Stock and the Company’s relationships with employees, distributors, customers and other business partners.

●	Tax Treatment. The Board considered that the receipt of the Merger Consideration will generally be taxable to stockholders of the Company.

During its consideration of the transaction with KCS, the Board was also aware of and considered the fact that the Company’s executive officers and directors have financial interests in the Merger that may be different from or in addition to those of other stockholders, as more fully described in “—Interests of the Company’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the principal factors considered by the Board. The Board reached the conclusion to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. The Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board viewed its positions and recommendation as being based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Prospective Financial Information

The Company does not, as a matter of general practice, publicly disclose financial projections due to the difficulty of predicting the Company’s results, as well as economic and industry conditions. However, the Company’s management prepares, solely for its internal use in the ordinary course of business, non-public, internal 3-year financial forecasts based on management’s estimate of the Company’s anticipated future operations. The non-public, internal financial projections for fiscal years 2020 through 2022 included in this section below under “—Company Projections” (the “Company Projections”) were prepared by the Company’s management and approved by the Board in June 2019 for the Company’s internal use in the ordinary course of business based solely on the information available to the Company’s management at the time of preparation. For purposes of Mirus’s valuation analysis, at the direction and with the guidance and approval of the Company’s management, projections for fiscal years 2023 through 2024 were extrapolated from the Company Projections (such extrapolated projections included in this section below under “—Extrapolated Projections,” the “Extrapolated Projections”), and, based on the Company Projections and Extrapolated Projections, Adjusted EBITDA and free cash flows for fiscal years 2020 through 2024 were calculated (such calculations included in this section below under “—Adjusted EBITDA and Free Cash Flows from Company Projections and Extrapolated Projections”, the “Projected Adjusted EBITDA and Free Cash Flows” and, together with the Company Projections, the Company Projections and the Extrapolated Projections, the “Company Forecasts”). The independent directors of the Board reviewed the Company Projections, the Extrapolated Projections and Projected Adjusted EBITDA and Free Cash Flows and approved their use by Mirus in connection with its analysis of the Company.

The Company Forecasts were made available to the Board and Mirus, and the Company Projections were made available to, and discussed with, KCS in connection with the process resulting in the execution of the Merger Agreement. The portions of the Company Forecasts set forth below are included in this Information Statement only because such projections were provided to the Board, Mirus in connection with their financial analysis of the proposed transaction and/or KCS. However, the inclusion of such information should not be regarded as an indication that any party considered, or now considers, any of the Company Forecasts to be a reliable prediction of future results. No person has made or makes any representation or warranty to any stockholder of the Company or any other person regarding the information included in the Company Forecasts. The Company Forecasts were not prepared with a view to public disclosure.

The Company Forecasts are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the Company Forecasts are based upon and reflect numerous judgments, estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As such, the Company Forecasts constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements”. As a result, we cannot assure you that the estimates and assumptions made in preparing the Company Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. In addition, the Company Forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts may have changed since the date the Company Forecasts were made, and the portions of the Company Forecasts set forth below do not take into account any circumstances or events occurring after the date the applicable forecast was prepared, including the announcement of the signing of the Merger Agreement and the potential Merger. The Company Forecasts do not take into account the effect of any failure of the Merger to occur and should not be viewed as accurate in that context.

The Company Forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (including U.S. generally accepted accounting principles, “GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company Forecasts are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Forecasts.

The inclusion of portions of the Company Forecasts herein is not deemed an admission or representation by the Company, the Board, their advisors or any other person, that the Company Forecasts are viewed by the Company as material information of the Company or the Surviving Corporation. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE COMPANY FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE, OR TO REFLECT CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS. In light of the foregoing factors and uncertainties inherent in the Company Forecasts, readers of this Information Statement are cautioned not to place undue, if any, reliance on the portions of the Company Forecasts set forth below.

The Company Forecasts include certain non-GAAP measures (including Adjusted EBITDA and free cash flows) because the Company’s management believed such measures would be useful to the Board in evaluating the prospects of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income from continuing operations. The Company’s calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.

Subject to the foregoing qualifications, the following is a summary of the Company Forecasts. All amounts in the tables below are in thousands of U.S. dollars.

Company Projections

	Company Projections
	2020E	2021E	2022E
	($ in thousands)
Revenues	$42,730	$47,231	$56,575

Gross Profit	$24,429	$27,561	$36,572

Operating Income	$6,975	$10,000	$18,081

Net Income	$5,456	$7,900	$14,465

Extrapolated Projections

	Extrapolated Projections
	2023E	2024E
	($ in thousands)
Revenues	$61,250	$65,837

Gross Profit	$40,312	$43,982

Operating Income	$21,422	$24,600

Net Income	$17,138	$19,680

Adjusted EBITDA and Free Cash Flows from Company Projections and Extrapolated Projections

	2020E	2021E	2022E	2023E	2024E
	($ in thousands)
Adjusted EBITDA (1)	$9,011	$12,061	$20,167	$23,362	$26,467

Free Cash Flow (2)	$8,427	$9,524	$15,115	$18,498	$20,983

(1) "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation and amortization adjusted to exclude non-cash equity compensation.
(2) “Free Cash Flow” was calculated as: (i) net income; plus (ii) depreciation and amortization; minus (iii) capital expenditures; and minus (iv) any changes in net working capital.

Opinion of Mirus Securities, Inc.

In connection with the Transaction, the Special Committee of the Board of Directors of the Company (the “Special Committee”) retained Mirus Securities, Inc. (“Mirus”) to act as a financial advisor. The Special Committee subsequently engaged Mirus to render a written opinion to the Special Committee and to the Board as to the fairness, from a financial point of view, of the consideration to be paid to the common shareholders of MAM Software, other than holders thereof executing a written consent authorizing and approving the Transaction (as defined below) in their capacities as stockholders of the Company, affiliates of KCS, or holders of options and restricted stock being paid for in the Transaction (the “Excluded Holders”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Transaction”) pursuant to which the Company will continue as the surviving entity and become a wholly owned indirect subsidiary of KCS, and each share of Company Common Stock issued and outstanding immediately before the effective time of the Merger (including unvested restricted shares and shares issuable upon exercise of outstanding options; but excluding shares owned by the Company as treasury stock, shares owned by KCS or Merger Sub and shares regarding which the holders thereof have duly and validly exercised their appraisal rights) would be converted by virtue of the Merger into the right to receive the Merger Consideration of $12.12 per share.

On August 30, 2019, at a meeting of the Board, Mirus rendered its oral opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, as of such date, the Merger Consideration to be paid to the holders of the Company Common Stock, other than the Excluded Holders, in the proposed Transaction is fair, from a financial point of view, to such holders.

The full text of the written opinion of Mirus, dated as of August 30, 2019, which sets forth, among other things, the procedures followed, assumptions made, matters considered, and limits on the scope of review undertaken in rendering its opinion, is attached as Annex B.

The following summary of Mirus’s opinion is qualified in its entirety by reference to the full text of the opinion, which is incorporated herein by reference. You are urged to read Mirus’s opinion carefully and in its entirety.

Mirus’s opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the Merger Consideration, from a financial point of view, and did not address any other aspects or implications of the Transaction. Mirus’s opinion does not constitute a recommendation to any holder of the Company Common Stock and does not address any other aspect of the proposed Merger or any related transaction.

In connection with rendering its opinion and performing its related financial analysis, Mirus, among other things:

●	reviewed the financial terms and conditions of the Transaction as documented in the draft of the Merger Agreement, dated as of August 28, 2019 (the “Draft Merger Agreement”);

●

reviewed certain publicly available business and financial information relating to the Company that Mirus deemed to be relevant, including the annual reports on Form 10-K filed by the Company for the fiscal years ended June 30, 2017 and June 30, 2018;

●	reviewed certain historical financial statements and other historical financial and operating data relating to the Company prepared and furnished to Mirus by the management of the Company;

●	reviewed certain projected financial and operating data relating to the Company prepared and furnished to Mirus by the management of the Company;

●

discussed the past and current operations, the current financial condition, the financial projections and prospects of the Company with its management (including their views on the risks and uncertainties of achieving such projections);

●	reviewed the reported prices and the historical trading activity of the Company Common Stock;

●	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Mirus deemed relevant;

●	compared the financial performance of the Company and the valuation multiples relating to the Transaction with those of certain other business combinations that Mirus deemed relevant; and

●	performed other such analyses and considered such other factors as Mirus, in its sole judgment, deemed appropriate for purposes of its opinion.

In giving its opinion, Mirus assumed and relied upon the accuracy and completeness of all information that was publicly available or was supplied or otherwise made available to Mirus by the Company or any other party, and Mirus has not independently verified (nor has Mirus assumed any responsibility or liability for independently verifying) any such information. Mirus did not make or obtain (nor has Mirus assumed any responsibility or liability for making) any independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did Mirus evaluate the solvency or fair value of the Company under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters.

With respect to the financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Mirus, Mirus assumed with the Company’s consent that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and Mirus relied upon each party to advise Mirus promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Mirus assumed that the final terms of the Merger Agreement, when executed by the parties thereto, conformed to the Draft Merger Agreement reviewed by Mirus in all respects material to its analyses and the opinion. Mirus assumed, in all respects material to its analyses, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement in all material respects and that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof. Mirus assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or materially reduce the benefits of the Transaction to the holders of Company Common Stock.

Mirus’s opinion was necessarily based upon information made available as of the date of the opinion and market, economic, financial, and other circumstances and conditions existing and disclosed on the date of the opinion. Any material change in such circumstances and conditions may affect Mirus’s opinion, but Mirus does not have any obligation to update, revise or reaffirm that opinion.

Mirus expressed no opinion as to the underlying business decision regarding the Transaction, the structure or tax consequences of effecting the Transaction, or the availability or advisability of any alternatives to the Transaction. In the capacity of rendering the opinion, Mirus reviewed the terms of the Transaction and offered no judgment as to the negotiations resulting in such terms.

Mirus was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock, other than the Excluded Holders. Mirus did not express any view on, and its opinion did not address, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration to be paid to the holders of Company Common Stock or otherwise. Mirus expressed no opinion as to the price at which shares of the Company Common Stock will trade at any time. Mirus is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Summary of Financial Analysis

The following is a summary of the financial analyses underlying Mirus’s opinion, dated August 30, 2019, and delivered to the Board in connection with a review of the Transaction at a meeting of the Board on August 30, 2019. The description below explains Mirus’s methodology for evaluating the fairness, from a financial point of view, of the Merger Consideration to be received in the Transaction. The order of the analyses described below does not represent the relative importance or weight given to those analyses by the Board. No company or transaction used in the analyses described below was deemed to be directly comparable to the Company or the Transaction, and the summary set forth below does not purport to be a complete description of the analyses or data presented by Mirus. In arriving at its opinion, Mirus did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Mirus believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

The following summary includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses. The tables alone do not constitute a complete description of the financial analyses. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Mirus’s financial analyses.

Selected Public Companies Analysis

Mirus compared certain operating, financial, trading and valuation information for the Company to certain publicly available operating, financial, trading and valuation information for 12 selected companies in the enterprise software sector with revenue of less than $3 billion that it deemed comparable to the Company, including:

●	Agilysys, Inc.
●	American Software, Inc.
●	CDK Global, Inc.
●	Ebix, Inc.
●	Generix SA
●	GK Software SE
●	Kinaxis Inc.
●	Manhattan Associates, Inc.
●	QAD Inc.
●	Sanderson Group plc
●	SPS Commerce, Inc.
●	The Sage Group plc

For each of the selected companies, Mirus analyzed the multiples of enterprise value (calculated as the sum of the market value of common equity, minority interests, and the value of net debt) divided by (i) revenue, and (ii) earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (adjusted to add back stock-based compensation). All selected public company data excluded non-recurring and extraordinary items.

Mirus reviewed the relative valuation multiples of the selected companies and compared them to corresponding trading multiples for the Company on August 29, 2019. Mirus noted that many of the selected companies are significantly larger, and several have experienced more rapid growth, than the Company. Revenue and EBITDA of the Company was calculated as reported in the Company’s preliminary internal financial statements for the fiscal year ended June 30, 2019. EBITDA is before estimated public company costs of $609,560 and before stock-based compensation. Enterprise value of the Company was calculated as the market value of common equity (including unvested restricted shares and shares issuable upon exercise of outstanding options; but excluding shares owned by the Company as treasury stock) based on the Merger Consideration, less cash based on the Company’s preliminary June 30, 2019 balance sheet, less option exercise proceeds, plus debt based on the Company’s preliminary June 30, 2019 balance sheet, plus a contingent liability which replaces contingent shares yet to be issued to the former owners of a subsidiary.

For the most recently available 12-month period, the revenue multiples observed for the selected companies ranged from 1.3x to 9.0x (with a median of 3.9x) and the EBITDA multiples ranged from 10.5x to 45.5x (with a median of 25.6x).

The results of the selected public companies analyses are summarized below:

Multiple	Company(1)	Low	First Quartile	Median	Mean	Third Quartile	High
Enterprise Value / Revenue:
Preliminary FY 2019	4.1x	1.3x	2.3x	3.9x	4.2x	4.7x	9.0x
Enterprise Value / EBITDA:
Preliminary FY 2019	21.7x	10.5x	13.9x	25.6x	24.7x	32.5x	45.5x
(1)	Based on the Consideration.
		Implied Price Per Share
Multiple	Consideration	Low	First Quartile	Median	Mean	Third Quartile	High
Enterprise Value / Revenue:
Preliminary FY 2019	$12.12	$3.98	$6.89	$11.57	$12.39	$13.93	$26.68
Enterprise Value / EBITDA:
Preliminary FY 2019	$12.12	$5.89	$7.80	$14.31	$13.80	$18.20	$25.42

Based on the results of this analysis, Mirus selected multiple reference ranges for the Company of 2.3x to 4.7x trailing 12 months (“TTM”) EV/Revenue, and 13.9x to 32.5x for TTM EV/EBITDA. Mirus then applied the selected multiple reference ranges to the Company fiscal year 2019 preliminary revenue and EBITDA. Mirus reviewed the range of per share prices implied by this analysis, as of August 29, 2019, and compared them to the Merger Consideration.

Implied Fiscal 2019 Revenue Common Share Value Reference Range	Implied Fiscal 2019 EBITDA Common Share Value Reference Range	Consideration	Common Share Price at August 29, 2019
$6.89 - $13.93	$7.80 - $18.20	$12.12	$10.61

Premium Paid Analysis

Mirus analyzed the premiums paid in acquisition transactions closed between August 30, 2015 and August 29, 2019, with a transaction value of between $50 million and $250 million involving U.S. or U.K. headquartered target companies, excluding transactions with premiums greater than 300% or lower than negative 60%, and excluding transactions in which less than 90% of the business was sold. With respect to each of these 226 transactions, Mirus reviewed the transaction price per share relative to each target’s closing price per share 1 day, 1 week, 1 month, and 90 days prior to announcement of the Transaction. Mirus compared the minimum, first quartile, median, mean, third quartile, and maximum premiums paid from this set of transactions to the Merger Consideration expressed as a premium relative to the closing price of the Company Common Stock on the relevant dates prior to August 29, 2019. The results of the premiums paid analysis are summarized below:

Premiums Paid	Company (1)	Low	First Quartile	Median	Mean	Third Quartile	High
One-day premium (August 29, 2019)	14%	-16%	17%	32%	44%	56%	287%
One-week premium (August 23, 2019)	12%	-14%	17%	33%	44%	56%	255%
One-month premium (July 30, 2019)	11%	-48%	17%	33%	43%	59%	267%
Ninety-day premium (May 31, 2019)	38%	-57%	19%	37%	48%	59%	287%

(1)	Based on the Consideration.

The implied price per share range for the Company Common Stock shown in the table below was calculated with the above transaction premiums using the closing prices of the Company Common Stock on the relevant dates.

Premiums Paid	Consideration	Low	First Quartile	Median	Mean	Third Quartile	High
One-day premium (August 29, 2019)	$12.12	$8.93	$12.39	$14.05	$15.31	$16.53	$41.07
One-week premium (August 23, 2019)	$12.12	$9.29	$12.75	$14.40	$15.64	$16.94	$38.50
One-month premium (July 30, 2019)	$12.12	$5.65	$12.83	$14.55	$15.69	$17.36	$40.15
Ninety-day premium (May 31, 2019)	$12.12	$3.74	$10.47	$12.08	$13.00	$14.00	$34.02

Based on the results of this analysis, Mirus selected a reference range using the first quartile as the lower bound and the third quartile as the upper bound for each date range, and calculated the implied price per share based on the closing prices of the Company Common Stock on the relevant dates.

		Reference Range – Implied Price Per Share
Premiums Paid	Consideration	Low	High
One-day premium (August 29, 2019)	$12.12	$12.39	$16.53
One-week premium (August 23, 2019)	$12.12	$12.75	$16.94
One-month premium (July 30, 2019)	$12.12	$12.83	$17.36
Ninety-day premium (May 31, 2019)	$12.12	$10.47	$14.00

No transaction utilized in the premiums paid analysis is identical to the Transaction, including the timing or size of the transactions, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the Company’s financial and operating characteristics and other factors that would affect the acquisition value of companies to which the Company is being compared.

Selected M&A Transactions Analysis

Mirus reviewed, to the extent publicly available, financial information relating to the following 12 selected transactions involving companies in the enterprise software sector:

Closed Date	Target	Buyer	Implied EV ($M)	Revenue ($M)	EBITDA ($M)	EV/Revenue	EV / EBITDA
7/1/2019	Amber Road, Inc.	E2open, LLC	424.0	86.2	-6.6	4.9x	NM
4/3/2019	Celtech Software Group	Universe Group plc (AIM:UNG)	6.9	2.5	-	2.7x	NA
10/31/2018	DealerMine Inc.	Quorum Information Technologies (TSXV:QIS)	10.7	9.5	0.6	1.1x	17.5x
8/13/2018	Electronic Data Processing Limited	Kerridge Commercial Systems Group	6.9	7.2	0.5	1.0x	12.7x
2/21/2018	Dealer Inspire and Launch Digital Marketing	Cars.com Inc. (NYSE:CARS)	205.0	41.0	4.0	5.0x	51.3x
11/23/2017	Anisa Group Ltd	Sanderson Group plc (AIM:SND)	14.5	13.4	-	1.1x	NA
8/29/2017	ARI Network Services, Inc.	True Wind Capital, L.P.	137.8	51.2	6.5	2.7x	21.1x
11/1/2016	Auction123, Inc.	ARI Network Services, Inc.	12.0	-	1.5	NA	8.0x
3/25/2015	E2open, LLC	Insight Venture Partners LLC	255.3	78.5	-26.0	3.3x	NM
2/27/2015	Exact Holding B.V.	Apax Partners LLP	817.7	234.0	50.9	3.5x	16.1x
1/9/2015	incadea plc	Dealertrack Technologies, Inc.	202.5	60.6	4.1	3.3x	49.0x
9/30/2014	Tire Company Solutions, LLC	ARI Network Services, Inc.	9.1	5.0	-	1.8x	NA

Mirus reviewed the enterprise value for each of the target companies in the selected transactions as a multiple of the target company’s TTM revenue and EBITDA. The TTM revenue multiples observed for the selected transactions ranged from 1.0x to 5.0x (with a median of 2.7x and a mean of 2.8x). The TTM EBITDA multiples observed for the selected transactions ranged from 8.0x to 51.3x (with a median of 17.5x and a mean of 25.1x). Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. The Company’s revenue and EBITDA were calculated from the Company’s preliminary financial statements for the fiscal year ended June 30, 2019; EBITDA was calculated before estimated public company costs of $609,560 and before stock-based compensation (“Adjusted EBITDA”).

Although none of the selected transactions is directly comparable to the Transaction contemplated by the Merger Agreement, the target companies in the selected transactions were companies with operations, market, and other factors that, for the purposes of analysis, may be considered similar to the Company, and as such, for purposes of analysis, the selected transactions may be considered similar to the Transaction contemplated by the Merger Agreement.

Mirus reviewed the mean, median, first quartile, third quartile, minimum and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for the Company implied by the Merger Consideration. The results of the selected transactions analysis are summarized below:

Multiple	Company (1)	Low	First Quartile	Median	Mean	Third Quartile	High
Enterprise Value / Trailing Twelve Months Revenue	4.1x	1.0x	1.5x	2.7x	2.8x	3.4x	5.0x
Enterprise Value / Trailing Twelve Months EBITDA	21.7x	8.0x	14.4x	17.5x	25.1x	35.1x	51.3x

(1)	Based on the Consideration.

Mirus applied the range of multiples implied by this analysis to the Company’s TTM Adjusted EBITDA. Mirus reviewed the range of per share prices implied by this analysis and compared them to the Merger Consideration.

Multiple	Consideration	Low	First Quartile	Median	Mean	Third Quartile	High

Enterprise Value / Trailing Twelve Months Revenue	$12.12	$2.86	$4.39	$8.10	$8.22	$10.16	$14.84
Enterprise Value / Trailing Twelve Months EBITDA	$12.12	$4.49	$8.06	$9.80	$14.04	$19.61	$28.65

Mirus then applied TTM revenue multiples of 1.5x and 3.4x and TTM EBITDA multiples of 14.4x to 35.1x derived from the first and third quartiles of the selected transactions to MAM Software’s fiscal 2019 preliminary TTM revenue and TTM EBITDA. Mirus reviewed the range of per share prices implied by this analysis and compared them to the Merger Consideration.

Multiple	Consideration	Low	High
Enterprise Value / Trailing Twelve Months Revenue	$12.12	$4.39	$10.16
Enterprise Value / Trailing Twelve Months EBITDA	$12.12	$8.06	$19.61

Discounted Cash Flow Analysis

Mirus analyzed the discounted present value of the Company’s projected free cash flows for the fiscal years ending June 30, 2020 through 2024 to estimate a range of theoretical values for the Company. Mirus used unleveraged free cash flows, defined as earnings before interest and before stock-based compensation expense, plus depreciation, plus amortization, less capital expenditures, less investment in working capital, less taxes.

The discounted cash flow analysis was based on projections of the Company’s financial performance that Company management provided to Mirus on August 21, 2019, which assumes achievement of a number of uncertain events. Consistent with the periods included in the financial projections, Mirus used fiscal year 2024 as the final year for the analysis and calculated a range of terminal values for the Company by applying a range of 2.9x-3.2x revenue and a range of 18.8x-20.8x EBITDA.

The unlevered cash flows and the terminal value range (as calculated using the selected revenue and EBITDA multiples applied to the revenue and EBITDA projected in FY2024) for the Company were then discounted to present value using discount rates ranging from 15.0% to 25.0%, based on an estimate of the Company’s weighted average cost of capital and an upward adjustment for the inherent business risk relative to the Company, to derive respective ranges of implied enterprise values for the Company. Ranges of implied equity values for the Company were then calculated by reducing the respective ranges of implied enterprise values by the amount of the Company’s net debt (calculated as debt less cash and cash equivalents, less option exercise proceeds) as of June 30, 2019. Mirus’s analysis indicated an implied per-share equity value reference range for MAM Software of approximately $11.96 to $18.72 on a fully diluted basis. Mirus reviewed the range of per share prices implied by this analysis and compared them to the Merger Consideration.

The range of present values per Company share are summarized in the table below:

Equity Value/ Per Share
Minimum	$11.96
Maximum	$18.72
Consideration	$12.12

Sensitivity Analysis
	Terminal Exit Multiples
Discount Rate(1)	First Quartile Exit Multiples	Third Quartile Exit Multiples	First Quartile Exit Multiples	Third Quartile Exit Multiples
	Enterprise Value (Millions of Dollars)		Price Per Diluted Share
15%	219.9	238.0	$17.30	$18.72
20%	181.9	196.5	$14.31	$15.46
25%	152.0	163.9	$11.96	$12.90

(1)	Cash flows discounted using midpoint convention.

Buyout Approach

Using certain forecasted financial information supplied by the Company’s management for fiscal years ended June 30, 2020 through 2024, Mirus estimated the value which could be paid by an investor in a buyout transaction for the Company. Mirus’s analysis was based on the assumptions that the Company would achieve its forecasted financial results (including savings from no longer being a public company), equity investors would require an internal rate of return between 20% and 30% for their investment, and that sufficient financing would be available to consummate the Transaction with a debt-to-EBITDA ratio of 4x preliminary Adjusted FY 2019 EBITDA. Mirus’s estimate of the appropriate IRR was based on the estimated cost of equity of MAM and selected public companies plus a premium given assumed increase in leverage. Mirus’s estimate of the appropriate terminal valuation was based on the Company’s historical range of enterprise value to revenue. Estimated transaction costs were also included. This analysis resulted in a range of equity values per share indicated in the table below:

Sensitivity Analysis
	Terminal Exit Multiples
Equity IRR	First Quartile Exit Multiples	Third Quartile Exit Multiples	First Quartile Exit Multiples	Third Quartile Exit Multiples
	Enterprise Value (Millions of Dollars)		Price Per Diluted Share
20%	187.2	201.8	$14.73	$15.88
25%	159.1	171.0	$12.53	$13.46
30%	136.9	146.7	$10.78	$11.55

Inherent in any buyout analysis is the use of several assumptions, including the accuracy of management’s forecasts, the returns required by equity investors, amount and cost of debt financing and ultimate valuation upon exit. Variations in any of these assumptions or judgments could significantly alter the results of a buyout analysis.

Liquidation Approach

A liquidation approach was considered but ultimately not used as the book value of the Company’s assets do not necessarily reflect the value of its anticipated future cash flows. Additionally, no recent appraisals were conducted on the Company’s material assets, and fair market value may vary significantly from book value.

Other Information – Historical Trading Ranges

Mirus observed additional information regarding historical trading ranges that was not considered part of its financial analysis with respect to its opinion, but which was noted as reference data for the Board.

Mirus reviewed historical trading prices of the shares of Company Common Stock during the 52-week period ended August 29, 2019 and observed the following:

Price Per Share
Merger Consideration	$12.12
Closing price of Company Common Stock on August 29, 2019	$10.61
52-week lowest closing price of Company Common Stock (October 25, 2018)	$6.87
52-week highest closing price of Company Common Stock (July 5, 2019)	$11.06

Additional Considerations

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Mirus believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Mirus considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Mirus’s view of the actual value of the Company.

In performing its analyses, Mirus made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Mirus are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board and were prepared solely as part of Mirus’s analysis of the fairness, from a financial point of view, to the holders of the Company Common Stock, other than the Excluded Holders, of the consideration to be received by such holders in connection with the Transaction. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Mirus was one of many factors taken into consideration by the Board in making its determination to proceed with the Transaction. Consequently, the analyses described above should not be viewed as determinative of the Board’s or Company management’s opinion with respect to the value of the Company. The Company placed no limits on the scope of the analysis performed, or opinion expressed, by Mirus.

Mirus is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with mergers and acquisitions, private placements, and similar transactions.

Pursuant to the terms of Mirus’s engagement letters with the Special Committee, an aggregate fee of $1,006,319 is payable to Mirus for its services as financial advisor to the Company, the Board and the Special Committee. Mirus has acted as financial advisor to the Special Committee with respect to the proposed Transaction and will receive compensation that is contingent upon the successful completion of the Transaction. Of the aggregate fee, $75,000 was a non-contingent engagement fee and $150,000 was non-contingent and payable upon the delivery of Mirus’s opinion to the Board or upon Mirus’s determination that it was not able to deliver a fairness opinion, while the remaining $781,319 is contingent and will become payable upon consummation of the Transaction. In addition, the Company has agreed to reimburse Mirus for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Mirus and related persons against certain liabilities arising out of, its engagement, including liabilities arising under the Federal securities laws.

During the 2-year period prior to the delivery of its opinion, no material relationship existed between Mirus and its affiliates and the Company, KCS or Accel-KKR, pursuant to which compensation was received by Mirus or its affiliates as a result of such a relationship, other than the financial advisory work performed on behalf of the Company, Mirus’s compensation for which is disclosed above. Mirus may provide financial or other services to the Company, KCS or Accel-KKR in the future and in connection with any such services Mirus may receive compensation.

Certain Effects of the Merger

Upon the consummation of the Merger, Merger Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, the Company will continue to exist following the Merger as a wholly owned indirect subsidiary of KCS.

None of KCS, Merger Sub or any of their controlled affiliates beneficially owns, or will prior to the closing date beneficially own, any shares of Company Common Stock. Following the Merger, all of the Company’s equity interests will be beneficially owned by KCS’s wholly owned subsidiary and none of the Company’s current stockholders will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, the Company, or the Surviving Corporation after the consummation of the Merger. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company Common Stock. Following the Merger, KCS will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Upon consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, any subsidiary of the Company, KCS, Merger Sub or any other subsidiary of KCS or shares with respect to which appraisal rights have been properly perfected and not withdrawn under Section 262) will be converted into the right to receive $12.12 in cash, without interest and less any applicable withholding taxes. All shares of Company Common Stock so converted will, at the effective time of the Merger, be cancelled.

Please see the sections of this Information Statement entitled “The Merger Agreement—Consideration to be Received in the Merger” and “The Merger Agreement—Cancellation of Shares.”

For information regarding the effects of the Merger on the Company’s outstanding equity awards, please see the sections below under “—Interests of the Company’s Directors and Executive Officers in the Merger” and “The Merger Agreement—Treatment of Equity-Based Awards.”

The Company Common Stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “MAMS.” Following the consummation of the Merger, shares of Company Common Stock will no longer be traded on Nasdaq or any other public market. In addition, the registration of shares of Company Common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the shares of Company Common Stock. Termination of registration of the shares of Company Common Stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger is Not Completed

If the Merger is not completed for any reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company, the shares of Company Common Stock will continue to be listed and traded on Nasdaq, the shares of Company Common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the Company Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company Common Stock.

If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of the Company Common Stock may decline to the extent that the current market price of the Company Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the Merger Agreement, under certain circumstances, the Company and KCS are permitted to terminate the Merger Agreement. Please see the section of this Information Statement entitled “The Merger Agreement—Termination.”

Under certain circumstances, if the Merger Agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or KCS, respectively. Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee.”

Financing of the Merger

The Merger is not subject to a financing condition. KCS plans to use a combination of funds provided by certain existing shareholders, supported by the equity commitment letter from certain private equity funds affiliated with Accel-KKR, and financing provided pursuant to incremental facilities to be made available by, inter alia, funds managed or advised by Guggenheim Partners Europe Limited under the terms of KCS’s existing senior facilities agreement (the “Debt Financing”), together with other available sources of financing. The Merger is not subject to a financing condition.

Debt Financing

The funding of the Debt Financing is contingent upon the satisfaction of certain customary conditions, including, among others, (i) the consummation of the Merger substantially concurrently with the borrowings under such Debt Financing in all material respects in accordance with the Merger Agreement (other than in respect of any modifications, amendments or waivers that are not materially adverse to the lenders thereunder); (ii) delivery of certain financial information; (iii) the accuracy of certain limited representations; (iv) the absence of certain limited defaults; (v) payment of fees in connection with such Debt Financing; and (vi) delivery of any relevant “know your customer” documentation.

Equity Financing

On August 30, 2019, each of Accel-KKR Capital Partners IV, LP and Accel-KKR Capital Partners IV Strategic Fund, LP (each, an “Accel-KKR Fund” and collectively, the “Accel-KKR Funds”) entered into an equity commitment letter with KCS pursuant to which the Accel-KKR Funds committed to making an equity contribution (the “Equity Financing”), to KCS, which amount KCS will use, together with the proceeds of the Debt Financing and cash and cash equivalents, to satisfy its obligations to pay the Merger Consideration.

The Equity Financing is subject to the following conditions:

●	KCS is obligated to consummate the Merger in accordance with the terms of the Merger Agreement;

●	the Company has provided irrevocable written notice to KCS that it is prepared, willing and able to consummate the Merger; and

●	the contemporaneous consummation of the Merger in accordance with the terms of the Merger Agreement.

Each of the Accel-KKR Funds’ obligations to fund their respective share of the Equity Financing will automatically terminate upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms, (ii) the funding in full by the Accel-KKR Funds of the Equity Financing pursuant to the equity commitment letter, (iii) the consummation of the Merger and (iv) the date that the Company, any of its affiliates, their respective non-recourse parties or any person claiming by, through, on behalf of, or for the benefit of, any of the foregoing persons, (A) asserts in any litigation or other proceeding that any of the limitations on any Accel-KKR Fund’s liability herein are illegal, invalid or unenforceable in whole or in part, (B) asserts any theory of liability against any Accel-KKR Fund, its affiliates, or any of their respective related parties with respect to the transactions contemplated by the Merger Agreement or the equity commitment letter, other than with respect to each Accel-KKR Fund’s pro rata percentage of the equity commitment under the express provisions of the equity commitment letter, (C) seeks as a remedy against any Accel-KKR Fund anything other than specifically enforcing the terms of the equity commitment letter to require any Accel-KKR Fund to fulfill its pro rata percentage of the Equity Financing pursuant to the equity commitment letter, (D) requires (or seeks to require) any Accel-KKR Fund to contribute or otherwise fund any amounts in excess of its pro rata percentage of the Equity Financing or (E) institutes any litigation or other proceeding other than in a chosen court.

The Company is an express third-party beneficiary of the equity commitment letter and has the right to enforce the equity commitment letter against the Accel-KKR Funds, solely to the extent the Company has the right to, and seeks, specific performance under the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of the Company’s directors and executive officers of Company Common Stock are set out in the section of this Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” In addition to their interests in the Merger as stockholders, certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. You should be aware of these interests. In addition, where applicable, the interests held by any individual who was an executive officer of the Company since the beginning of fiscal year 2018 are described below as required by SEC rules, including those individuals who are no longer employees of the Company. The members of the Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and deem the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be advisable, fair to, and in the best interests of, the Company and the Company’s stockholders. These interests include:

●

the accelerated vesting and cash-out of equity-based awards held by directors and executive officers in connection with the Merger in accordance with the terms of the applicable award agreements and the Merger Agreement (as described below in “—Treatment of Equity-Based Awards”); and

●	certain contractual severance payments and benefits in the event an executive officer experiences a qualifying termination of employment (as described below in “—Severance Payments”).

The Company’s directors and officers also have the right to indemnification following the closing of the Merger.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

●

the effective time of the Merger is September 16, 2019, which is the assumed date of the consummation of the Merger (the “Assumed Merger Closing Date”) solely for purposes of this transaction-related compensation disclosure;

●	each executive officer experienced a qualifying termination of employment immediately following the effective time of the Merger;

●	quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each director or executive officer as of September 16, 2019; and

●	the amounts set forth in the tables below regarding executive officer compensation are based on compensation levels as of September 16, 2019.

Treatment of Shares of Common Stock

For information regarding beneficial ownership of Company Common Stock, other than the equity-based awards described below, by each of the Company’s directors and named executive officers and all of such directors and executive officers as a group, please see the section of this Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company Common Stock he or she holds, the same per share Merger Consideration in cash in the same manner as other stockholders.

Treatment of Equity-Based Awards

Treatment of Stock Options and Restricted Shares

The Merger Agreement provides that each stock option, whether vested or unvested and whether or not exercisable, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of the applicable EMI Option.

The Merger Agreement provides that each restricted share will be treated as fully vested and canceled at the effective time of the Merger, with the holder of such restricted share becoming entitled to receive an amount in cash, without interest, equal in value to the per share Merger Consideration.

The table below shows the number of outstanding unvested restricted shares held by the Company’s non-employee directors and executive officers as of the Assumed Merger Closing Date, and the cash consideration each of them can expect to receive for such restricted shares as of promptly following the effective time of the Merger, assuming continued service through the Assumed Merger Closing Date. Restricted shares that have vested prior to the Assumed Merger Closing Date will be treated in the same manner as outstanding shares of Company Common Stock for which Merger Consideration is paid to the other stockholders of the Company, and are, therefore, not included in the table below. Other than as set forth in the table below, no other individual who was a non-employee director or an executive officer of the Company since the beginning of fiscal year 2018 holds any unvested restricted shares.

	No. of Unvested Restricted Shares(1)(2)	Resulting Consideration from Unvested Restricted Shares(3)
Non-Employee Directors

Dwight B. Mamanteo	12,564	$ 152,276
Frederick G. Wasserman	12,564	$ 152,276
W. Austin Lewis IV	12,564	$ 152,276
Peter H. Kamin	12,564	$ 152,276

Executive Officers

Michael G. Jamieson	-	-
Brian H. Callahan	32,000	$ 387,840
Lee Broad	-	-

(1) Restricted share awards granted to non-employee directors are issued annually for service on the Board and vest in equal amounts quarterly provided that the director still serves on the Board at the time of vesting. Each non-employee director has been granted restricted shares for the past and current fiscal years, 12,564 restricted shares for each of the four directors listed which will not have vested prior to the consummation of the Merger, and will be treated as fully vested and cancelled and paid for, upon the consummation of the Merger, pursuant to the terms of the Merger Agreement. None of these unvested restricted shares are included in the number of outstanding shares of Company Common Stock.

(2) This reflects 32,000 restricted shares held by Mr. Callahan which vest upon the volume weighted average price of the Company Common Stock reaching certain levels over a 30-day period, which may or may not occur prior to the consummation of the Merger, but will be cancelled and paid for, upon the consummation of the Merger, pursuant to the terms of the Merger Agreement. These unvested restricted shares are included in the number of outstanding shares of Company Common Stock.

(3) Reflects amounts payable to each of the persons listed upon the vesting and cancellation of their respective unvested restricted shares, upon consummation of the Merger, in consideration for payment of the per-share Merger Consideration of $12.12.

Severance Payments

The Company’s Chief Executive Officer, Chief Financial Officer and Chief Technology Officer (the “Executives”) are each party to an employment agreement that provides for severance payments and benefits in the event of a “qualifying termination” (defined below) and, with respect to Michael Jamieson and Lee Broad, a qualifying termination within 12 months following a change in control of the Company. For purposes of the employment agreements, consummation of the Merger will constitute a change of control of the Company within the meaning of such agreements. In the event of a qualifying termination under the terms of the Executive’s employment agreement, such Executive will be entitled to receive:

●	cash severance payments, in a lump sum or in equal monthly installments over a 12 month period after the date of termination of employment, equal to such Executive’s then current base salary; and

●	all accrued and unpaid benefits, including bonuses, through the date of termination of employment.

For purposes of the employment agreements, a “qualifying termination” means a termination of the Executive’s employment by the Company other than for “cause” or by the Executive for “good reason” (each, as defined below).

For purposes of the Executives’ employment agreements, “cause” is generally defined as:

●	the willful and continued failure of the Executive to substantially perform his duties;

●	the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company or its affiliates;

●	a material violation by the Executive of any Company policy or code of ethics or conduct;

●

the appropriation or attempted appropriation by the Executive of a material business opportunity of the Company without first presenting it to the Company in writing and giving it a reasonable opportunity to accept or reject such opportunity, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company;

●

Executive’s conviction or plea of nolo contendere to any felony, theft, fraud, embezzlement or violent crime, or the entering of a guilty or plea of nolo contendere for any other crime for which imprisonment is a punishment; or

●	the misappropriation or attempted misappropriation of the Company’s funds or property.

For purposes of the Executives’ employment agreements, “good reason” is generally defined as:

●	a material diminution in the Executive’s base salary, authority, duties, responsibilities (including status, offices, titles and reporting requirements) or authority;

●

a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report to, including the Executive, being required to report to anyone other than the Chief Executive Officer or the Board of Directors;

●	for Messrs. Jamieson and Broad, a material diminution in the budget over which the Executive retains authority;

●	requiring the Executive to be permanently based more than 50 miles from his current reporting location;

●	any other action that constitutes a material breach of the Executive’s employment agreement by the Company; or

●

for Messrs. Jamieson and Broad, the Executive’s ceasing to be the highest ranking executive officer of the Company, and for Mr. Callahan, the Executive's ceasing to be the highest ranking financial officer of the Company.

New Management Arrangements

There are no new management arrangements contemplated.

Continuing Employee Benefits

The Merger Agreement provides that, for a 1-year period following the effective time of the Merger (or until the termination of employment of the relevant Company Employee, if sooner), KCS will (or will cause the Surviving Corporation to) provide to each employee of the Company or any of its subsidiaries employed immediately following the effective time of the Merger (collectively, the “Company Employees”) (i) substantially similar or greater in the aggregate base salary and target annual cash bonus opportunity (excluding cash long-term incentive and other broad-based equity-based incentive compensation) either (at KCS’s election in its sole discretion) (A) provided to such Company Employee immediately prior to the effective time of the Merger or (B) provided to similarly situated employees of KCS and its subsidiaries and (ii) other employee benefits (excluding deferred compensation, defined benefit and cash long-term incentive and equity or equity-based incentive opportunities and excluding any severance benefits and post termination or retiree health or welfare benefits (or, if earlier, the termination date of an applicable Company Employee)) that, with respect to each Company Employee, are substantially similar or greater in the aggregate to the benefits provided either (at KCS’s election, in its sole discretion) (A) to such Company Employee immediately prior to the effective time of the Merger under the Company’s employee benefit plans or (B) provided to similarly situated employees of KCS and its subsidiaries. Without limiting the foregoing, as of the effective time of the Merger, KCS shall, or shall cause the Surviving Corporation to, comply with the terms of all employment agreements covering Company Employees, as applicable.

The Surviving Corporation will provide each employee whose employment is involuntarily terminated other than for cause during the 1-year period immediately following the effective date of the Merger with severance benefits that are no less favorable than the severance benefits which such employee would have received with respect to such termination following the severance practices of the Company and the Company subsidiaries and employment agreements covering such employees.

Director and Officer Indemnification

For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification, please see the section of this Information Statement entitled “The Merger Agreement—Indemnification.”

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below shows the compensation that is based on or relates to the Merger and could become payable to each of the named executive officers described on the Company’s most recent annual proxy statement, whom we refer to as “named executive officers.” In addition, although the SEC rules do not require that this table include compensation that could become payable to executive officers who are not named executive officers, we have included it in the table below so that quantification of the potential change in control payments to each of the Company’s current executive officers is presented in a uniform manner. The compensation in the table below is referred to as “golden parachute” compensation by the applicable SEC rules.

The table below summarizes the potential severance, accelerated vesting of unvested equity awards and other payments and benefits that each executive officer could be entitled to receive from the Company if the Merger is consummated and, with respect to severance payments and continued benefits, if the executive officer incurs a qualifying termination of employment within 1 year following the effective time of the Merger, as described above in “—Severance Payments.” The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

For purposes of calculating the amounts set forth in the table below, we have assumed that (i) the Merger occurred on September 16, 2019, and each executive officer experienced a qualifying termination of employment on that date, (ii) the number of unvested restricted shares is based on awards held by each executive officer as of September 16, 2019, and (iii) the compensation and benefits provided are not reduced in order to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code. The calculations in this table are based on the Merger Consideration of $12.12 per share.

Potential Change of Control Payments to Executive Officers

	Cash Severance(1)	Equity(2)	Pension/NQDC	Perquisites/Benefits	Other	Total
Named Executive Officers

Michael G. Jamieson	$290,000	__	__	__	__	$290,000
Brian H. Callahan	$236,900	$387,840	__	__	__	$624,740
Lee Broad	$173,290	__	__	__	__	$173,290

(1)     Severance payments of one times the annual salary payable to the named executive officers upon termination without cause or resignation for good reason, pursuant to the terms of each of their employment agreements as described in the section entitled “Severance Payments”. These amounts are double-trigger payments. For Mr. Broad, his severance assumes a GBP to USD conversion rate of 1.2445 as of September 16, 2019. All severance is payable as a lump sum or in equal monthly installments, by the Company, over a 12-month period after the date of termination of employment, at the Company’s discretion.

(2)     Reflects the amount payable by the Company, upon consummation of the Merger for 32,000 restricted shares held by Brian Callahan. This amount is a single-trigger payment.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each defined below). This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this Information Statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company Common Stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company Common Stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company Common Stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company Common Stock through the exercise of options or otherwise as compensation, holders who hold their Company Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, holders that do not vote in favor of the Merger and properly exercise appraisal rights under applicable law, U.S. holders whose functional currency is not the U.S. dollar, nonresident alien individuals present in the United States for 183 days or more in the taxable year of the Merger, and non-U.S. holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of state, local, non-U.S., alternative minimum, estate, gift, generation skipping transfer, or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Merger to holders of Company Common Stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service, which we refer to as the “IRS,” may not agree with the tax consequences described in this Information Statement, and there can be no assurance that such tax consequences will not be challenged by the IRS or that they would be sustained by a court if so challenged. We have not sought and do not intend to seek any ruling from the IRS or opinion of counsel as to the U.S. federal income tax consequences of the Merger.

All holders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Common Stock, that is, for U.S. federal income tax purposes:

●

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

●	an entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury Regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust; or

●	an estate the income of which is subject to U.S. federal income tax regardless of its source whose status as a U.S. holder is not overridden by an applicable tax treaty. Conversely, a “non-U.S. holder” is a beneficial owner of Company Common Stock other than an entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes or a U.S. holder. If any entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes holds Company Common Stock, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes that holds Company Common Stock and the partners in such a partnership (as determined for U.S. federal income tax purposes) is urged to consult its own tax advisors about the U.S. federal income tax consequences and other tax consequences of the Merger.

U.S. Holders

The conversion of shares of Company Common Stock into cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds 1 year as of the effective date of the Merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company Common Stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company Common Stock.

A U.S. holder may be subject to information reporting and backup withholding (at a rate of 24%) with respect to the cash received pursuant to the Merger. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner. In general, a U.S. holder can avoid backup withholding if it properly executes under penalties of perjury an IRS Form W-9 or a substantially similar form on which it:

•	provides its correct taxpayer identification number;

•

certifies that it is exempt from backup withholding because (a) it comes within an enumerated exempt category, (b) it has not been notified by the IRS that it is subject to backup withholding, or (c) it has been notified by the IRS that it is no longer subject to backup withholding; and

•	certifies that it is a U.S. citizen or other United States person.

If a U.S. holder does not provide its correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or a substantially similar form, it may be subject to penalties imposed by the IRS.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless the gain is effectively connected with the conduct of a trade or business of such non-U.S. holder in the United States (and, if provided by an applicable income tax treaty, is attributable to a permanent establishment or fixed base such non-U.S. holder maintains in the United States). In such case, the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder. If such non-U.S. holder is a corporation, such corporation may be subject to a branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) or such corporation's "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the Merger, unless such non-U.S. holder certifies under penalties of perjury on an applicable IRS Form W-8 or a substantially similar form that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the IRS in a timely manner.

This discussion is provided for general information only and is not tax advice or a complete analysis or summary of all potential tax consequences relevant to holders of Company Common Stock. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each holder of Company Common Stock should consult the holder’s tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances and the application of state, local, non-U.S. and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

Dividends

The Company has never declared or paid cash dividends on shares of Company Common Stock. Under the terms of the Merger Agreement, during the period from the date of the Merger Agreement until the effective time of the Merger, unless consented to by KCS, the Company is prohibited from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, stock or property) in respect of, any of its capital stock.

Regulatory Approvals

The Company and KCS also have determined that no U.S. or non-U.S. jurisdiction mandatory governmental approvals are required.

Delisting and Deregistration of the Company Common Stock

If the Merger is completed, the shares of Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following summary of the material provisions of the Merger Agreement, and such summary and the description of the Merger Agreement elsewhere in this Information Statement, is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included as Annex A to this Information Statement and is incorporated into this Information Statement by reference. We urge you to carefully read this entire Information Statement, including the annexes and the other documents to which we have referred you. You are urged to also review the section entitled “Where You Can Find Additional Information.”

The Merger Agreement has been included for your convenience to provide you with information regarding its terms and we recommend that you read it in its entirety. The Merger Agreement is not intended to be a source of factual, business or operational information about the Company, KCS or Merger Sub, and the following summary of the Merger Agreement and the copy thereof included as Annex A to this Information Statement is not intended to modify or supplement any factual disclosure about the Company in any documents it publicly files with the SEC. The Merger Agreement is a contractual document that establishes and governs the legal relations between the Company, KCS and Merger Sub, and allocates risks between the parties with respect to the Merger. The Merger Agreement contains representations and warranties made by KCS and Merger Sub, on the one hand, and the Company, on the other hand, that are qualified in several important respects, which you should consider as you read the Merger Agreement.

The representations and warranties are qualified by certain information of the Company filed with the SEC prior to the date of the Merger Agreement as well as by a disclosure schedule that has been provided by the Company to KCS. Certain of the representations and warranties made by KCS and Merger Sub, on the one hand, and the Company, on the other hand, were also made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than as establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Information Statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this Information Statement or the Company’s public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

The Merger

At the effective time of the Merger, Merger Sub, a wholly owned indirect subsidiary of KCS, will be merged into the Company. The separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation. As a result, the Company will become a wholly owned indirect subsidiary of KCS. Merger Sub was created solely for purposes of the Merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The consummation of the Merger will take place as soon as practicable after, but in any event no later than the third business day after, the satisfaction or (if permissible under applicable law) waiver of all of the conditions described in the section below entitled “—Conditions to the Merger” (other than any condition that by its nature cannot be satisfied until the consummation of the Merger, but subject to the satisfaction or waiver of any such condition), unless the Company, KCS and Merger Sub agree to another time in writing.

The Merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware, or such later time as is specified in the certificate of merger and as is agreed to by the Company and KCS, which is referred to as the “effective time” of the Merger.

Consideration to be Received in the Merger

The Merger Agreement provides that, at the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, any subsidiary of the Company, KCS, Merger Sub or any other subsidiary of KCS or shares with respect to which appraisal rights have been properly perfected and not withdrawn in accordance with Section 262) will be converted into the right to receive the Merger Consideration. All shares of Company Common Stock so converted will, at the effective time of the Merger, be cancelled, and each holder of such converted Company Common Stock will cease to have any rights with respect to such Company Common Stock, except for the right to receive the Merger Consideration.

Cancellation of Shares

Each share of Company Common Stock owned by the Company as treasury stock, or owned by the direct parent company of Merger Sub or Merger Sub, will be cancelled automatically, be extinguished and will cease to exist, and will not be entitled to any Merger Consideration. Each share of Company Common Stock owned by KCS or any direct or indirect subsidiary of KCS (other than the direct parent company of Merger Sub or Merger Sub), or any direct or indirect subsidiary of the Company, will be converted into shares of the Surviving Corporation.

Treatment of Equity-Based Awards

At the effective time of the Merger:

●

each outstanding EMI Option, whether vested or unvested and whether or not exercisable, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of the applicable EMI Option; and

●

each restricted share will become fully vested at the effective time of the Merger, with the holder thereof becoming entitled to receive an amount in cash, without interest, equal to the per share Merger Consideration.

In addition, the Merger Agreement provides that the ESPPs will terminate upon the effective time of the Merger and, after the date of the Merger Agreement and prior to the effective time of the Merger, (i) each ESPP shall be suspended and no offering period shall be commenced after the date of the Merger Agreement unless the Merger is not consummated, (ii) each participant’s outstanding right to purchase shares under each ESPP shall terminate and (iii) all amounts allocated to each participant’s account under each ESPP, as of the date of the Merger Agreement, shall be returned in cash to each such participant.

Appraisal Rights

Notwithstanding anything in the Merger Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the effective time of the Merger and that are held by any person who has not voted in favor of the Merger or consented in writing to the Merger and who has perfected and not withdrawn a demand for appraisal in accordance with Section 262 in respect of such share shall not be converted into the right to receive the per share Merger Consideration, but instead will be cancelled and will represent the right to receive only those rights provided for under Section 262. However, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to receive those rights under Section 262 shall cease and such shares shall be deemed to have been converted as of the effective time into, and shall represent only the right to receive, the per share Merger Consideration, without any interest thereon.

The Company has agreed to serve prompt notice to KCS of any demands received by the Company for appraisal of any shares of Company Common Stock, and KCS will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the effective time of the Merger, the Company will not, without the prior written consent of KCS, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Payment for Shares

Prior to completion of the Merger, KCS will designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the Merger Consideration in respect of the Company Common Stock. At or prior to the completion of the Merger, KCS will deposit with the paying agent cash necessary to pay the Merger Consideration in respect of the Company Common Stock.

As soon as reasonably practicable after the effective time of the Merger, KCS will, or will cause the paying agent to, mail to all record holders of certificates representing Company Common Stock whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal and instructions on how to surrender certificates representing such Company Common Stock in exchange for the Merger Consideration. The certificates can be surrendered to the paying agent or other person designated in the instructions until the first anniversary of the effective time of the Merger. Upon delivery of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and the surrender of Company Common Stock certificates on or before the first anniversary of the effective time of the Merger, KCS will, or will cause the paying agent to, pay the holder of such certificates, in exchange therefor, cash in an amount equal to the per share Merger Consideration multiplied by the number of shares of Company Common Stock represented by such certificate. If a stockholder holds shares of Company Common Stock in non-certificated book-entry form, such stockholder will not be required to deliver a stock certificate. Holders of Company Common Stock in non-certificated book-entry form will receive a cash payment of the aggregate amount of the per share Merger Consideration to which such stockholder is entitled following the effective time of the Merger.

Each certificate or book-entry share representing Company Common Stock that is surrendered will be cancelled. You should not send in your Company Common Stock Certificates until you receive a letter of transmittal with instructions.

Payment of the Merger Consideration may be made to a person other than the person in whose name a surrendered Company Common Stock certificate is registered if:

●	such certificate is properly endorsed or otherwise is in proper form for transfer; and

●

the person requesting such payment establishes to the satisfaction of KCS that any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such surrendered certificate have been paid or are not applicable.

The Merger Consideration paid upon the surrender of certificates representing Company Common Stock in accordance with the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such certificates. At the effective time of the Merger, the share transfer books of the Company will be closed and there will not be any further registration of transfers of any Company Common Stock thereafter on the records of the Company. If, after the effective time of the Merger, any certificates representing Company Common Stock are presented to the Surviving Corporation or the paying agent for any reason, they shall be canceled and exchanged as provided in the Merger Agreement.

Any portion of the exchange fund that remains undistributed as of the 1 year anniversary of the closing date of the Merger will be delivered to KCS, upon demand, and any former holder of Company Common Stock entitled to payment of Merger Consideration who has not complied with the exchange provisions in the Merger Agreement will thereafter look only to KCS for payment of its claim for Merger Consideration.

The parties have agreed that the paying agent will invest any cash included in the exchange fund as directed by KCS. Any interest and other income resulting from such investments will be paid to KCS. In no event will such investment or any such payment of interest or income delay the receipt by former holders of Company Common Stock of the Merger Consideration or otherwise impair such holders’ rights under the Merger Agreement. To the extent that there are any losses with respect to any investments of the exchange fund, or the exchange fund diminishes for any reason below the level required for the paying agent to promptly pay the Merger Consideration to all holders of the Company Common Stock certificates or book-entry shares of Company Common Stock, KCS shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the exchange fund so as to ensure that the exchange fund is at all times maintained at a level sufficient for the paying agent to make such payments.

If any Company Common Stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Common Stock certificate to be lost, stolen or destroyed and, if required by KCS, the posting by such person of a bond in such reasonable and customary amount as KCS may direct as indemnity against any claim that may be made against it with respect to such Company Common Stock certificate, the paying agent will deliver in exchange for such lost, stolen or destroyed Company Common Stock certificate, the per share Merger Consideration.

Pursuant to the Merger Agreement, each of the Surviving Corporation, KCS, the Company and the paying agent will be entitled to deduct and withhold from any payment to be made pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. Amounts so withheld and paid over to the appropriate taxing authority will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the Company, including representations and warranties relating to:

●	corporate organization, good standing and similar matters;

●	capital structure and equity securities;

●	corporate power and authority to execute and deliver the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement;

●	authorization of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and enforceability of the Merger Agreement;

●	the inapplicability of state takeover statutes;

●

absence of conflicts with, violation or breach of, or defaults under, its organizational documents and certain contracts and permits in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

●

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

●	the accuracy and sufficiency of reports and financial statements filed with the SEC;

●	the absence of undisclosed liabilities;

●	internal controls over financial reporting;

●	accuracy of the information in this Information Statement;

●	absence of certain changes or events since June 30, 2018, and the conduct of business in the ordinary course of business since March 31, 2019;

●	taxes;

●	labor relations;

●	employee compensation and benefits matters, including those relating to the Employee Retirement Income Securities Act of 1974, as amended;

●	real property;

●	material contracts;

●	legal proceedings;

●	compliance with applicable laws, court orders and certain regulatory matters;

●	environmental matters and compliance with environmental laws;

●	intellectual property;

●	insurance;

●	brokers’, finders’ and similar fees or commissions payable in connection with the Merger and the other transactions contemplated by the Merger Agreement;

●	receipt of opinion from the financial advisor to the independent directors of the Board; and

●	anti-corruption matters.

The Merger Agreement also contains a number of representations and warranties made by KCS and Merger Sub, including representations and warranties relating to:

●	corporate organization, good standing and similar matters;

●	operations and capital of Merger Sub since its formation;

●	corporate power and authority to execute and deliver the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement;

●	authorization of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and enforceability of the Merger Agreement;

●

absence of conflicts with, violation or breach of, or defaults under, its organizational documents and certain contracts and permits in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

●

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

●	accuracy of information supplied to the Company for inclusion or incorporation by reference in this Information Statement;

●	brokers’, finders’ and similar fees or commissions payable in connection with the Merger and the other transactions contemplated by the Merger Agreement;

●	legal proceedings;

●	ownership of Company Common Stock; and

●	sufficiency of funds to pay the Merger Consideration.

Significant portions of the representations and warranties of each of the Company, KCS and Merger Sub are qualified as to “materiality,” “material adverse effect” or similar qualifications.

Under the Merger Agreement, a “Company Material Adverse Effect” means any fact, circumstance, development, change or effect that, individually or in the aggregate, (i) is, or would reasonably be expected to be, materially adverse to the operations, condition (financial or otherwise), results of operations, assets, liabilities or business of the Company or any of the Company’s subsidiaries or (ii) would prevent, materially delay or materially impair the ability of the Company or any of the Company’s subsidiaries to consummate or perform its obligations under the Merger Agreement or the other transaction documents related thereto on a timely basis; provided that with respect to the preceding clause (i), a “Company Material Adverse Effect” will not be deemed to have occurred to the extent the relevant fact, circumstance, development, change or effect arises or results after the date of the Merger Agreement and is from (A) the announcement or disclosure of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, not made in breach of the terms of the Merger Agreement in each case other than for purposes of any representation or warranty concerning no conflicts and required filings and consents, (B) general economic or political conditions or changes that affect the industry generally in which the Company or any of the Company’s subsidiaries operates, (C) military action or any act of terrorism involving the United States, (D) changes in accounting requirements or principles required by GAAP, or (E) the failure of the Company or any the Company’s subsidiaries to meet or achieve the results set forth in any projection, estimate, forecast or plan (it being acknowledged that the underlying cause of such failure may constitute a “Company Material Adverse Effect”), in the case of each of the foregoing clauses (B) and (C), solely to the extent that it does not, and would not reasonably be expected to have, a materially disproportionate adverse effect on the Company or any of the Company’s subsidiaries relative to other participants in the industries in which Company and the Company’s subsidiaries operate.

Operating Covenants

The Company has agreed, with certain exceptions, that during the period from the date of the Merger Agreement until the effective time of the Merger, the Company and its subsidiaries will conduct their business in the ordinary course in all material respects, will use reasonable best efforts to preserve intact their present business organization and will use commercially reasonable efforts preserve their present relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with such party.

The Company has also agreed, with certain exceptions, that during the period from the date of the Merger Agreement until the effective time of the Merger, neither the Company nor any of its subsidiaries will:

●	authorize or effect any amendment or change in its certificate of incorporation or bylaws, or other organizational documents;

●	issue, sell or grant any options, warrants, phantom stock, convertible securities or other rights to purchase or obtain any of its capital stock, or other equity securities;

●

sell, issue, grant, encumber or otherwise dispose of any of its capital stock, or other equity interests (except for issuances of shares of Company Common Stock pursuant to stock options or the vesting of restricted shares, in each case outstanding as of the date of the Merger Agreement), or grant any stock appreciation rights or similar rights, or reclassify, combine, split or subdivide any of its capital stock, or other equity interests;

●

declare, authorize, set a record date for, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock, other than dividends paid by any of the Company’s subsidiaries to the Company or to any wholly owned subsidiary of the Company;

●	redeem, repurchase or otherwise reacquire any shares of its capital stock except upon the exercise or vesting of stock options or restricted shares outstanding as of the date of the Merger Agreement;

●

(i) enter into, adopt, establish, terminate, modify or amend any employee plan or agreement, or other arrangement for the benefit of any current or former director, officer, employee, or independent contractor of the Company, (ii) grant or agree to grant any increase or acceleration in the timing of payment, vesting or funding of any compensation or benefits of any current or former officer, employee, or independent contractor of the Company except as may be required by applicable law or the terms of any of the Company’s employee benefit plans in effect on the date of the Merger Agreement, or in connection with any new employee hires whose annual salary is less than $175,000, in the ordinary course of business (provided that the aggregate salary of such new employee hires may not exceed $500,000);

●

cancel, waive, release or compromise any material debt owed to, or material claim or material right of, the Company or any of its subsidiaries that relate to the Company’s or any subsidiary’s business;

●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or convert or otherwise change its form of legal entity;

●

acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or collection of assets constituting all or substantially all of a business or business unit;

●

settle, release, waive or compromise any legal proceeding pending or threatened against the Company or any of its subsidiaries that would (i) require the Company or any of its subsidiaries to pay an amount in excess of $50,000 for any individual proceeding or $100,000 in the aggregate for all proceedings or (ii) impose any non-monetary obligation;

●	change accounting methods or accounting practices and policies, except as required by GAAP;

●

(i) make or change any tax election or tax accounting period; (ii) settle, consent to or compromise any tax claim or assessment or surrender a right to a tax refund, in each case in excess of $100,000 or $200,000 in the aggregate for all tax claims or tax refunds; (iii) consent to any extension or waiver of any limitation period with respect to any tax claim or assessment; (iv) file an amended income tax return or any other tax return that could materially increase the taxes payable by the Company or its subsidiaries; (v) make or request any tax ruling or enter into a closing agreement with any governmental authority regarding any tax involving a payment in excess of $100,000 or $200,000 in the aggregate for all such payments; (vi) fail to pay any material tax that becomes due and payable; or (vii) enter into any tax sharing or similar agreement or arrangement (excluding customary commercial agreements entered into in the ordinary course of business and not primarily related to taxes);

●

Create or become liable with respect to any indebtedness for borrowed money or guarantee thereof, other than (i) indebtedness solely between the Company and any wholly owned subsidiary or between any of its wholly owned subsidiaries in the ordinary course of business consistent with past practice; and (ii) borrowings by the Company or any of its subsidiaries in the ordinary course of business consistent with past practice under its revolving credit facility and guarantees of such borrowings issued by the Company or any of its subsidiaries to the extent required under the terms of the such facility;

●

sell, dispose of, encumber (other than permitted liens), transfer, lease, sublease, license, pledge, discontinue, abandon, allow to lapse or expire, or fail to maintain, any material assets, properties, rights, title or interests of the Company or any of its subsidiaries;

●	make any capital expenditures outside of the ordinary course of business or in excess of $30,000 in the aggregate per month;

●

except in the ordinary course of business, (i) terminate, cancel, renew, fail to exercise an expiring renewal option, amend, grant a waiver under or otherwise modify any material contract or (ii) enter into any material contract;

●

cancel, fail to renew, fail to continue to prosecute, fail to protect or defend, abandon or permit to lapse any of the Company’s intellectual property that is material to the Company and is subsidiaries, taken as a whole;

●

sell, assign, transfer, grant a lien on, grant a license, release, agree to a covenant not to sue under or in respect of any of the Company’s intellectual property that is material to the Company and its subsidiaries, taken as a whole (other than the grant of non-exclusive licenses to the Company’s or any of its subsidiaries’ customers, distributors or suppliers in the ordinary course of business); or

●

enter into any transaction with (i) any stockholder that, by itself or together with its affiliates beneficially owns, or has the right to acquire beneficial ownership of, at least 5% of the outstanding shares of Company Common Stock, or (ii) any director, officer or employee of the Company or any of its subsidiaries, other than as otherwise permitted by the Merger Agreement, and other than pursuant to the Company’s employee benefit plans.

Action by Stockholder Consent

Immediately after the execution of the Merger Agreement and in lieu of calling a meeting of the Company’s stockholders, the Company submitted a form of irrevocable written consent adopting the Merger Agreement to the Principal Stockholders. If such Stockholder Consent had not been delivered by the Principal Stockholders to the corporate secretary of the Company, and if a copy of such executed Stockholder Consent had not been delivered to KCS, in each case, by the day immediately following the execution of the Merger Agreement, KCS would have had the right to terminate the Merger Agreement. Such right terminated upon the delivery of the Stockholder Consent.

Following the execution of the Merger Agreement, the Stockholder Consent adopting the Merger Agreement was delivered to the corporate secretary of the Company by the Principal Stockholders, which on such date owned shares of Company Common Stock representing approximately 50.58% of the voting power of all outstanding shares of Company Common Stock, and a copy of the Stockholder Consent was delivered to KCS. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the Merger Agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement.

No Solicitation; Board Recommendation

In the Merger Agreement, the Company agreed to, and to cause its subsidiaries and its and their representatives to, immediately terminate any direct or indirect solicitation, knowing encouragement, discussions or negotiations with any person that may be ongoing with respect to any acquisition proposal. We also agreed to:

●

promptly (and in any event within 5 business days after the date of the Merger Agreement) request that all persons (and their respective affiliates and representatives) who have received confidential information or have entered into a confidentiality or similar agreement in connection with a potential acquisition proposal anytime within 12 months prior to the date of the Merger Agreement, promptly return or destroy all such confidential information; and

●	immediately terminate all physical and electronic data room access previously granted to any such persons and their respective affiliates and representatives.

Additionally, we have agreed on behalf of the Company and our subsidiaries not to terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which the Company, or any of our subsidiaries is a party; provided, however, that we may grant a waiver of, and shall not be obligated to enforce, any such provision if the our Board (or any committee thereof) has determined in good faith, following consultation with outside legal counsel, that the failure to grant such waiver would reasonably be expected to constitute a breach of its fiduciary duties under applicable law.

The Merger Agreement also provides that, except as otherwise specifically permitted therein, during the period between the date of the Merger Agreement and the termination of the Merger Agreement, if applicable, neither the Company, the Company’s subsidiaries, nor any of their respective representatives shall, directly or indirectly:

●	solicit, initiate, facilitate or knowingly encourage the making of any acquisition proposal or any inquiry or proposal that could be reasonably expected to lead to an acquisition proposal;

●

engage in, continue or otherwise participate in any discussions or negotiations with any person regarding any acquisition proposal or any inquiry or proposal that could be reasonably expected to lead to an acquisition proposal;

●

furnish, disclose or make available to any person any non-public information (x) in connection with, (y) that could reasonably be expected to lead to or (z) for the purpose of initiating, soliciting, facilitating or knowingly encouraging, in each case, any acquisition proposal or any inquiries, proposals or offers that could be reasonably expected to lead to an acquisition proposal;

●

initiate, facilitate or knowingly encourage any effort or attempt to make an acquisition proposal, or any inquiries, proposals or offers that could reasonably be expected to lead to an acquisition proposal;

●

approve, adopt, endorse, recommend or execute or enter into, or commit to enter into, any acquisition agreement with any person other than KCS or Merger Sub (an “Alternative Acquisition Agreement”), or letter of intent, agreement in principle, memorandum of understanding, expense reimbursement agreement, term sheet or similar agreement, with respect to or in connection with or that could reasonably be expected to lead to an acquisition proposal;

●

take any action to exempt any person (other than KCS and its affiliates) from the restrictions of any takeover laws or the Company’s organizational and other governing documents (including under Section 203 of the DGCL), or adopt a “poison pill” or any similar plan or arrangement; or

●	resolve to do or publicly announce any of the foregoing.

The Merger Agreement provides that, notwithstanding the restrictions described therein, at any time prior to the obtaining of the stockholder approval (which has already been obtained), the Company could:

●

furnish information with respect to the Company to the person making any acquisition proposal and its representatives, subject to such person’s entering into a nondisclosure agreement that is no less restrictive or more favorable than the confidentiality agreement between the Company and KCS (provided that any such information that is provided or made available to the person making such acquisition proposal shall, to the extent not previously provided to KCS, will be provided or made available to KCS prior to or substantially concurrently with such information being provided to the person making such acquisition proposal; and provided, further, that the Company, any of the Company’s subsidiaries, and of their respective representatives shall withhold such portions of the information and data to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature from any person who is a direct competitor, supplier or customer of the Company or any of the Company’s subsidiaries or any person known to the Company or Mirus to be an affiliate of any of the foregoing, unless and until such person has certified to the Company in writing that it has substantially completed legal, financial and accounting due diligence (other than with respect to such withheld information and data), in which case, such disclosure shall be pursuant to customary “clean-room” or other appropriate procedures); and

●

participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal; provided that the Company, any of the Company’s subsidiaries, and their respective representatives shall not provide to any such person who received or had access to non-public information or data concerning the Company or any of the Company subsidiaries in connection with an acquisition proposal or a potential acquisition proposal in the 30 days prior to the date of the Merger Agreement any non-public information or data that has not been provided to KCS by the Company or its representatives, prior to the date of the Merger Agreement, unless such information or data is material and is as a result of an event, fact or circumstance occurring after the date of the Merger Agreement.

Any violation of the restrictions on the Company set forth in the non-solicitation provision by any representative of the Company or any of the Company’s subsidiaries acting with the authority of the Company or any of its subsidiaries would be a breach of the non-solicitation provision by the Company.

We also agreed to promptly (and in any event within 1 calendar day) advise KCS of any acquisition proposal or any inquiry with respect to or that would reasonably be expected to lead to any acquisition proposal and the identity of the person making any such acquisition proposal or inquiry and the material terms thereof. We further agreed to keep KCS reasonably informed of the status of any such acquisition proposal or inquiry (including promptly informing KCS of any change to the material terms thereof). We also agreed to promptly, and in any event within 1 calendar day, following a determination by our Board (or any committee thereof), after consultation with outside legal counsel, that an acquisition proposal is a superior proposal or that an intervening event has occurred, notify KCS of such determination.

Under the terms of the Merger Agreement and except as expressly permitted thereunder, none of the Company, any of the Company subsidiaries, nor the Board (or any committee thereof) could:

●	withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, in a manner adverse to KCS or Merger Sub, the Board Recommendation;

●	adopt, approve or recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, any acquisition proposal;

●	enter into any Alternative Acquisition Agreement;

●

refrain from recommending against (and reaffirming the Board Recommendation) any acquisition proposal (including any acquisition proposal that is a tender offer or exchange offer) within 5 business days after the commencement of any such acquisition proposal;

●	fail to include the Board Recommendation in the Information Statement when disseminated to the Company’s stockholders; or

●	take any action or make any statement inconsistent with the Board Recommendation (any such action (each of the foregoing bullets, other than the third bullet, an “Adverse Recommendation Change”).

At any time prior to the stockholder approval (which has already been obtained), and so long as the Company was not in breach of the non-solicitation provisions under the Merger Agreement, the Board could make an Adverse Recommendation Change (with certain exceptions in the event an intervening event), if (i) the Company received an unsolicited written acquisition proposal that had not been withdrawn and that did not result from a breach of the non-solicitation provisions under the Merger Agreement, and the Board determined in good faith (after consultation with its legal and financial advisors) that such proposal was a superior proposal and determined in good faith (after consultation with legal counsel) that its failure to take such actions would constitute a breach of its fiduciary duties under applicable law (and in such case could terminate the Merger Agreement by written notice to KCS of such termination), or (ii) an intervening event occurred and as a result thereof the Board determined in good faith (after consultation with outside legal counsel) that the failure to effect such an Adverse Recommendation Change would have constituted a breach of its fiduciary duties under applicable law.

Notwithstanding the immediately preceding paragraph:

●

the Board could not make an Adverse Recommendation Change or terminate the Merger Agreement pursuant to the relevant provision therein unless (i) the Company had provided KCS with at least 5 business days’ prior written notice that it would make such an Adverse Recommendation Change; (ii) the Company had provided KCS the information required with respect to the applicable superior proposal; (iii) if requested to do so by KCS, for a period of 5 business days following delivery of such notice, the Company had discussed and negotiated in good faith and on an exclusive basis, and had made the representatives of the Company available to discuss and negotiate in good faith and on an exclusive basis, with KCS and its representatives, any bona fide proposed modifications to the terms and conditions of the Merger Agreement; and (iv) no earlier than the end of such 5 business day period, the Board (after consultation with its financial and outside legal advisors) determined in good faith, after considering the terms of any proposed amendment or modification to the Merger Agreement proposed by KCS during such 5 business Day period, that such superior proposal still constituted a superior proposal and that the failure to make such an Adverse Recommendation Change in connection therewith would constitute a breach of its fiduciary duties under applicable law (provided that any change to the financial or other terms (other than de minimis non-financial terms) of an acquisition proposal that was previously the subject of a notice would have required a new notice to KCS and required the Company to again comply with the non-solicitation provisions of the Merger Agreement with respect to any such new notice); and

●

prior to making an Adverse Recommendation Change with respect to an intervening event, (i) the Company had notified KCS in writing that it would make an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change, (ii) if requested to do so by KCS for a period of 5 business days following delivery of such notice, the Company had discussed and negotiated in good faith, and had made the representatives of the Company available to discuss and negotiate in good faith and on an exclusive basis, with KCS and its representatives any bona fide proposed modifications to the terms and conditions of this Agreement and (iii) no earlier than the end of such 5 business day period, the Board had again determined in good faith, after giving effect to any proposed amendment or modification to the Merger Agreement proposed by KCS during such 5 business day period, and after consultation with the Company’s outside legal counsel, that the failure to make such an Adverse Recommendation Change would have still reasonably been expected to constitute a breach of the Board’s fiduciary duties under applicable law.

An “acquisition proposal” as used herein means any bona fide written proposal or offer from any person or “group” (as defined in or under Section 13(d) of the Exchange Act) of persons (other than KCS, Merger Sub or their respective Affiliates) (an “Acquisition Group”) that is not subject to diligence (or, if subject to the completion of due diligence, the Board (or an authorized committee thereof) has reasonably determined that such diligence would reasonably be expected to be completed prior to the effective time of the Merger and, after completion of diligence, such proposal or offer would reasonably be expected to constitute a superior proposal for a transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) involving: (i) the purchase or other acquisition by any person or Acquisition Group, directly or indirectly, of more than 20% of the outstanding shares of equity securities of the Company, or any tender offer or exchange offer by any person or Acquisition Group, directly or indirectly that, if consummated in accordance with its terms, would result in such person or Acquisition Group, directly or indirectly beneficially owning, directly or indirectly, more than 20% of the outstanding shares of equity securities of the Company; (ii) a merger, consolidation, share exchange, reorganization, partnership, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests or voting equity interests in the surviving or resulting entity of such transaction; (iii) a sale, transfer, acquisition, or disposition, directly or indirectly, of more than 20% of the consolidated assets of the Company and the Company’s subsidiaries, taken as a whole (whether measured by the fair market value thereof or based on the revenue generation of, or net income related to, such assets); or (iv) a liquidation, dissolution or other winding up of the Company.

A “superior proposal” as used herein means any bona fide acquisition proposal that includes a proposed purchase agreement with respect thereto or confirms in writing that any purchase agreement in connection therewith will be on substantially the same terms as the Merger Agreement that is not withdrawn and is not subject to any diligence that is made by a third party after the date of the Merger Agreement, which acquisition proposal did not result from a breach of the Company’s non-solicitation obligation, (i) that would result in a third party acquiring, directly or indirectly, (A) 100% of the voting power of the equity securities of the Company, (B) assets that generate 100% of the consolidated total revenues or operating income of the Company and the Company’s subsidiaries, taken as a whole, or (C) assets that constitute 100% of the consolidated total assets of the Company and the Company’s subsidiaries, taken as a whole (other than cash or de minimis assets), (ii) is on terms which the Board determines (after consultation with its financial advisors and Sullivan and/or any other outside legal counsel chosen by the Company) to be more favorable from a financial point of view to the holders of shares of Company Common Stock than the Merger and the other transactions contemplated by the Merger Agreement, taking into account all the terms and conditions of such proposal and the Merger Agreement (including any proposal by KCS to amend the terms of the Merger Agreement) and the financial, financing, conditionality, timing, regulatory, legal and other aspects of such proposal (including the financing, which must be fully committed) and the person making the proposal, and (iii) that the Board determines (after consultation with its financial advisors and Sullivan and/or other outside legal counsel) is reasonably likely (and at least as likely as the Merger) to be consummated in accordance with its terms in a reasonable period of time (as compared to the Merger and the other transactions contemplated by the Merger Agreement), taking into account all the financial, financing, conditionality, timing, regulatory, legal and other aspects of such proposal (including certainty of closing, certainty of financing and the identity of the person making the acquisition proposal of such proposal. An acquisition proposal that (A) contains a financing or funding condition, restricts in any way or conditions the ability of the Company to seek specific performance to cause the transactions contemplated thereby to be consummated on receipt of funds or compliance with financing commitments from any person or otherwise may not be consummated without the receipt of funds from any person other than the person(s) making the acquisition proposal or its or their respective affiliates, or (B) offers a price per share less than the Merger Consideration (as amended) will, in each case, be deemed not to be a superior proposal.

The rights of the Company to engage in negotiations and the rights of the Board to make an Adverse Recommendation Change and/or terminate the Merger Agreement ceased upon the receipt by the corporate secretary of the Company of the Stockholder Consent constituting the stockholder approval on August 30, 2019.

Reasonable Best Efforts and Certain Pre-Closing Obligations

The Merger Agreement requires the parties to use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including:

●

the Company is required to obtain all necessary any third-party consents and giving any notices to third parties that may be required pursuant to the terms of any contract (provided that the Company shall not pay or agree to pay any amounts or waive any rights or amend or modify any terms in order to obtain such third-party consents without the prior written consent of KCS);

●

the Company is required to promptly notify KCS in writing of any stockholder litigation against the Company or any of the Company’s subsidiaries and/or the members of the Board, relating the Merger and any of the other transactions contemplated under the Merger Agreement and to keep KCS reasonably informed and consult with KCS with respect to any such stockholder litigation; provided that none of the Company or any of the Company’s subsidiaries or any of their respective representatives may compromise, settle, come to an arrangement regarding, or make any disclosure requested in connection with any such stockholder litigation or consent to the same unless KCS shall have consented in writing;

●

the Company and KCS are each required to take all actions and to assist and cooperate with each other to: (i) obtain all governmental and other third party any authorizations, consents, orders, approvals, licenses, permits or waivers required to be obtained pursuant to the Merger Agreement and the consummation of the Merger, as promptly as practicable after the date of the Merger Agreement, and (ii) make all necessary filings, and thereafter make any other required submissions, pursuant to the Merger Agreement and the consummation of the Merger under (A) all applicable federal and state securities laws, and (B) any other applicable laws.

●

the Company is required to cooperate and provide information as may be reasonably requested by KCS in connection with KCS’s acquisition of financing in connection with the Merger, provided that KCS is required to (i) reimburse the Company, upon its request for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees up to an agreed cap (if any)) incurred by the Company or any of the Company’s subsidiaries, in connection with such cooperation, and (ii) indemnify the Company and the Company’s subsidiaries and each of their respective directors, officers, employees and advisors from and against any and all liabilities and expenses (including reasonable attorney’s fees up to an agreed cap (if any)), suffered or incurred solely in connection with any such financing or any assistance in connection therewith (other than arising from fraud or intentional misrepresentations, misstatements or omissions on the part of the Company, any of the Company’s subsidiaries or any of its or their respective Affiliates);

●	the Company is required to obtain payoff letters and other documents reasonably requested by KCS, in connection with the repayment of the Company’s outstanding credit facilities;

●	within 3 business days of the date of the Merger Agreement, the Company will terminate all authorizations (and actions) pursuant to the ESPPs; and

●

the Company, KCS and Merger Sub will execute and deliver of any additional instruments necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement.

The Company and the Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any transaction contemplated by the Merger or the Merger Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any transaction contemplated by the Merger or the Merger Agreement, take all action necessary to ensure that the transactions contemplated by the Merger Agreement and the Merger may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and the Merger and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the Merger Agreement and the Merger.

Access to Information; Confidentiality

Subject to the confidentiality agreement between KCS and the Company and applicable law relating to the sharing of information, we have agreed to provide, and cause our subsidiaries to provide, to KCS and its representatives reasonable access during normal business hours during the period prior to the effective time of the Merger to all of our and our subsidiaries’ respective properties, books and records and contracts. During such period, we have also agreed to furnish, and cause our subsidiaries to furnish, as promptly as reasonably practicable, to KCS all information concerning our and our subsidiaries’ respective business, properties and personnel as KCS may reasonably request.

KCS will and will cause its affiliates and representatives to keep confidential any non-public information received from the Company, its affiliates or representatives, directly or indirectly, in accordance with the confidentiality agreement between the Company and KCS.

Indemnification

Under the Merger Agreement, after the effective time of the Merger, all rights to exculpation, indemnification and reimbursement and advancement of expenses, and all limitations on liability, existing in favor of any current or former officer or member of the board of directors (or comparable governing body) of the Company and/or any of the Company’s subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnitees”), as provided in the certificate of incorporation, bylaws or other organizational documents of the Company or any of the Company’s subsidiaries, and/or in any agreements or arrangements of the Company or any of the Company’s subsidiaries set forth in the disclosure schedules to the Merger Agreement providing for similar rights and limitations in favor of any of the Company Indemnitees, in any such case as in effect as of immediately prior to the date of the Merger Agreement, will survive the consummation of Merger and the other the transactions contemplated by the Merger Agreement and continue in full force and effect, and the Surviving Corporation and each of its subsidiaries will honor all such rights and limitations after the effective time of the Merger in accordance with their terms. All such rights of exculpation, indemnification and reimbursement and advancement of expenses, and all such limitations on liability, will not be terminated or modified in such a manner as to adversely affect any Company Indemnitee without the consent of such affected Company Indemnitee.

The parties have further agreed that at the effective time of the Merger, KCS shall, or shall cause the Surviving Corporation and its subsidiaries to, obtain, maintain and fully pay for irrevocable “tail” officers’ and directors’ liability insurance and fiduciary liability insurance policies naming the each Company Indemnitee as a direct beneficiary, with a claims period of at least 6 years after the consummation of the Merger, in respect of acts or omissions occurring on or prior to the effective time of the Merger. Such insurance policies are required to contain terms with respect to coverage and to be in an amount not less favorable than the officers’ and directors’ liability insurance and fiduciary liability insurance policies maintained by the Company and the Company’s subsidiaries as in effect on the date of the Merger Agreement. The Surviving Corporation is not required to pay an aggregate premium in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year. If the aggregate premiums of such insurance coverage exceed 300% of such coverage amount, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 300% of such coverage amount from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier.

The Merger Agreement also provides that if KCS, the Surviving Corporation, any subsidiary of the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into another entity, and shall not be the survivor of any such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any other person, then such successor is required to assume all of the indemnification obligations described herein.

Employee Benefits Matters

The Merger Agreement provides that for a 1-year period commencing at the effective time of the Merger (or until the termination of employment of the relevant Company Employee, if sooner), KCS will (or will cause the Surviving Corporation to) provide to each Company Employee (i) substantially similar or greater in the aggregate base salary and target annual cash bonus opportunity (excluding cash long-term incentive and other broad-based equity-based incentive compensation) either (at KCS’s election in its sole discretion) (A) provided to such Company Employee immediately prior to the effective time of the Merger or (B) provided to similarly situated employees of KCS and its subsidiaries and (ii) other employee benefits (excluding deferred compensation, defined benefit and cash long-term incentive and equity or equity-based incentive opportunities and excluding any severance benefits and post termination or retiree health or welfare benefits (or, if earlier, the termination date of an applicable Company Employee)) that, with respect to each Company Employee, are substantially similar or greater in the aggregate to the benefits provided either (at KCS’s election in its sole discretion) (A) to such Company Employee immediately prior to the effective time of the Merger under the Company’s employee benefit plans or (B) provided to similarly situated employees of KCS and its subsidiaries. Without limiting the foregoing, as of the effective time of the Merger, KCS shall, or shall cause the Surviving Corporation to, comply with the terms of all employment agreements covering Company Employees, as applicable.

The Surviving Corporation will provide each employee whose employment is involuntarily terminated other than for cause during the 1-year period immediately following the Closing Date with severance benefits that are no less favorable than the severance benefits which such employee would have received with respect to such termination following the severance practices of the Company and the Company subsidiaries and employment agreements covering such employees.

Additional Agreements

The Merger Agreement contains additional agreements between us and KCS relating to, among other things:

●	the filing of this Information Statement;

●	consultations regarding public announcements;

●	stockholder litigation relating to Merger and the other the transactions contemplated by the Merger Agreement;

●	notification of certain matters; and

●	compliance of Merger Sub or the Surviving Corporation, as applicable, with all of its respective obligations under or related to the Merger Agreement.

Conditions to the Merger

The obligation of each party to the Merger Agreement to effect the Merger is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the consummation of the Merger, of the following conditions:

●	the receipt of the Stockholder Approval (which has already been obtained);

●

no governmental authority is seeking or will have issued any order enjoining or otherwise prohibiting or making illegal the consummation of the Merger or any of the other transactions under the Merger Agreement; and

●	the Information Statement will have been mailed to Company’s stockholders and 20 days shall have elapsed after such mailing.

The obligation of KCS and Merger Sub to effect the Merger is further subject to the satisfaction, or waiver by KCS and Merger Sub (if permissible under applicable law), on or prior to the closing date of the Merger, of the following conditions:

●	subject to certain materiality qualifiers, accuracy as of the consummation of the Merger of the representations and warranties made by us to the extent specified in the Merger Agreement;

●

performance of or compliance in all material respects with the covenants and agreements contained in the Merger Agreement to be performed or complied with by us prior to or on the closing date to the extent specified in the Merger Agreement; and

●	since the date of the Merger Agreement, there has not been any change or event which would, individually or in the aggregate, constitute a “Company Material Adverse Effect.”

The obligation of the Company to effect the Merger is further subject to the satisfaction, or waiver by the Company (if permissible under applicable law), on or prior to the closing date of the Merger, of the following conditions:

●

subject to certain materiality qualifiers, accuracy as of the consummation of the Merger of the representations and warranties made by KCS and Merger Sub to the extent specified in the Merger Agreement; and

●

performance of or compliance in all material respects with the covenants and agreements of each of KCS and Merger Sub contained in the Merger Agreement to be performed or complied with by it prior to or on the closing date to the extent specified in the Merger Agreement.

The consummation of the Merger is not conditioned upon KCS’s receipt of financing.

The Company and KCS can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of KCS and the Company.

In addition, the Merger Agreement may be terminated by either KCS or the Company, if:

●

the Merger is not consummated on or before 5:00 p.m., New York City time, on November 29, 2019 (the “Outside Date”); provided that the right to so terminate the Merger Agreement will not be available to a party seeking to terminate the Merger Agreement if the breach by such party of its representations and warranties set forth in the Merger Agreement or the failure of such party to perform any of its covenants or obligations or agreements under the Merger Agreement has been the principal cause of or resulted in the failure of the Merger to be consummated (the “Outside Date Termination Right”); or

●

any governmental authority having jurisdiction over any party has issued a final, non-appealable order or taken any final, non-appealable other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger or any applicable law that makes consummation of the Merger illegal or otherwise prohibited; provided that the party seeking to so terminate the Merger Agreement will have complied with its obligations under the Merger Agreement to avoid such legal restraint.

The Merger Agreement also may be terminated by KCS if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) individually or in the aggregate, would result in the failure to satisfy the conditions to the obligations of KCS and Merger Sub to consummate the Merger and (ii) is not cured, or is incapable of being cured, by the Company within the earlier of (x) 20 business days after the Company’s receipt of written notice of such breach or failure to perform from KCS and stating its intention to terminate the Merger Agreement and (y) the business day immediately prior to the Outside Date; provided that KCS and Merger Sub are not in material breach of any of their respective obligations under the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement (the “Company Breach Termination Right”).

The Merger Agreement also may be terminated by the Company if:

●

KCS or Merger Sub has breached any of their respective covenants, obligations or agreements set forth in the Merger Agreement, which breach or failure to perform (i) individually or in the aggregate, would result in the failure to satisfy the conditions to the obligations of the Company to consummate the Merger and (ii) is not cured, or is incapable of being cured, by KCS or Merger Sub, as applicable, by the earlier of (x) 20 business days following receipt by KCS of written notice of such breach or failure to perform from the Company and stating its intention to terminate the Merger Agreement or (y) the business day immediately prior to the Outside Date; provided that the Company is not in material breach of its obligations under the Merger Agreement such that KCS would be entitled to terminate the Merger Agreement (the “KCS Breach Termination Right”); or

●

all of the closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at closing), the Company has provided irrevocable written notice (the “Closing Notice”) to KCS at least 3 business days prior to such termination that it is prepared, willing and able to consummate the Merger and at all times during such 3 business day period stood ready, willing and able to consummate the Merger and the other transactions contemplated by the Merger Agreement, and Merger Sub fails to consummate the Merger within 3 business days following the later of (x) the date on which closing should have occurred under the terms of the Merger Agreement and (y) receipt of the Closing Notice (the “Non-Consummation Termination Right”).

The Merger Agreement also provides that:

●

KCS could have terminated the Merger Agreement if the Stockholder Consent (which has already been obtained) was not obtained in accordance with the Merger Agreement within 24 hours after the execution and delivery of the Merger Agreement by the parties thereto (the “Stockholder Consent Termination Right”) or if the Company had made an Adverse Recommendation Change (the “Adverse Recommendation Change Termination Right”); and

●

the Company could have terminated the Merger Agreement prior to receipt of the Stockholder Consent in order to enter into a definitive acquisition agreement concerning a transaction that constitutes a superior proposal (an “Alternative Acquisition Agreement”), subject to, and in accordance with, the terms of the Company’s non-solicitation obligations, and so long as the Company (i) had not breached (and was not deemed to have breached) its non-solicitation obligations (whether or not with respect to such superior proposal) and (ii) the Company had paid the Company termination fee and would have promptly entered into the Alternative Acquisition Agreement (the “Superior Proposal Termination Right”).

However, each of these termination provisions expired upon delivery of the Stockholder Consent to the corporate secretary of the Company on August 30, 2019, which constituted receipt of the stockholder approval (as described above under “—Required Approval of the Merger; Record Date; Action by Stockholder Consent”).

Termination Fee

KCS will be, subject to certain additional conditions set forth in the Merger Agreement, required to pay the Company a reverse termination fee of $8.4 million if the Merger Agreement is terminated:

●	by the Company pursuant to the Non-Consummation Termination Right;

●

by the Company pursuant to the KCS Breach Termination Right as a result of a breach by KCS or Merger Sub of any of its representations, warranties or covenants, obligations or agreements contained in the Merger Agreement; or

●

by the Company or KCS pursuant to the Outside Date Termination Right and the Company would have been entitled to terminate the Merger Agreement (i) pursuant to the KCS Breach Termination Right as a result of a breach by KCS of any of its representations, warranties or covenants, obligations or agreements under the Merger Agreement, or (ii) pursuant to the Non-Consummation Termination Right, in each case but for such termination pursuant to the Outside Date Termination Right.

The Company will be required to pay KCS (or its designee) a termination fee of $3.1 million if the Merger Agreement is terminated:

●

by KCS pursuant to the Company Breach Termination Right as a result of a willful and intentional breach by the Company of any of its representations, warranties, covenants, obligations or agreements contained in the Merger Agreement; or

●

(i) by the Company or by KCS pursuant to the Outside Date Termination Right or by KCS pursuant to the Company Breach Termination Right, or (ii) by KCS pursuant to the Stockholder Consent Termination Right so long as, in the case of clause (i), after the date of the Agreement and prior to the termination of the Merger Agreement, an Acquisition Proposal (or an intention to make an Acquisition Proposal, whether or not conditional) is publicly announced, or made known to the Board (whether publicly or privately), or publicly made directly to the Company’s stockholders generally, which has not been publicly and unconditionally withdrawn prior to such termination and, in the cases of clauses (i) and (ii), within 12 months after the date of termination, (x) the Company shall have entered into a definitive agreement with respect to any acquisition proposal, and an acquisition proposal (whether or not the same one) is subsequently consummated or (y) an acquisition proposal is consummated within 12 months after such termination.

The Merger Agreement also provides that the Company would have been required to pay KCS (or its designee) a termination fee of $3.1 million if the Merger Agreement was terminated:

●	by the Company pursuant to the Superior Proposal Termination Right; or

●	by KCS pursuant to the Adverse Recommendation Change Termination Right.

However, because the stockholder approval has been received, the ability of the Board to make and authorize the Company to pursue and negotiate a superior proposal, or make an Adverse Recommendation Change, has lapsed.

Any termination fee or reverse termination fee will be paid in a timely manner as specified in the Merger Agreement.

Effect of Termination

If the Merger Agreement is terminated by us or KCS in accordance with its terms, the Merger Agreement will become void and of no effect, without any liability or obligation on the part of KCS or Merger Sub, on the one hand, or the Company, on the other hand, other than certain specified sections of the Merger Agreement, including, but not limited to, those related to confidentiality and the termination fee, which will survive the termination.

Amendment; Extension; Waiver

Subject to the requirements of applicable law, the Merger Agreement may be amended by the parties thereto except that after the receipt of the stockholder approval, there shall be made no amendment to the Merger Agreement that by law requires further approval by the stockholders of the Company without such approval having been obtained and no amendment shall be made to the Merger Agreement after the effective time of the Merger.

At any time prior to the effective time of the Merger, any party to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties by the other party contained in the Merger Agreement or in any document delivered pursuant thereto, and (iii) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of September 26, 2019 by (a) each stockholder who is known to us to own beneficially 5% or more of the outstanding Company Common Stock; (b) all directors; (c) all executive officers; and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Company Common Stock, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to their shares of Company Common Stock. Unless otherwise identified, the address of our directors and officers is c/o MAM Software Group, Inc., Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA 19422.

	Amount and Nature of	Percent of Class of
Name and Address of Beneficial Owner	Beneficial Ownership	Common Stock (1)
Non-Director or Officer 5% Stockholders:

Wynnefield Persons (2) c/o Wynnefield Capital Inc. and Affiliates 450 Seventh Ave., Suite 509 New York, NY 10123	3,079,556(3)	24.39%

Richard H. Witmer, Jr. C/O Brown Brothers Harriman & Co. 140 Broadway New York NY 10005	724,261(4)	5.74%

Long Path Partners, LP 4 Landmark Square, Suite 301 Stamford, Connecticut 06901	661,929(5)	5.24%

Directors and Officers:

Michael Jamieson Chief Executive Officer and Director	682,709	5.41%

Brian H. Callahan Chief Financial Officer	161,441(6)	1.28%

Lee Broad Chief Technology Officer	205,064	1.62%

Frederick Wasserman, Chairman of the Board	139,807(7)	1.11%

Dwight B. Mamanteo, Director	224,312(8)	1.78%

Peter H. Kamin, Director	916,521(9)	7.26%

W. Austin Lewis IV Director	983,055(10)	7.79%

Directors and Officers as a Group (7 Persons)	3,313,909	26.23%

(1)

Based on a total of 12,625,289 shares of Common stock outstanding as of September 26, 2019. In accordance with the rules of the SEC, each person’s percentage interest is calculated by dividing the number of shares of Common Stock that person owns by the sum of (a) the total number of shares of Common Stock outstanding as of September 26, 2019 plus (b) the number of shares of Common Stock such person has the right to acquire within sixty (60) days of September 26, 2019. Shares of Common Stock a person has the right to acquire within sixty (60) days of September 26, 2019, including shares of Common stock underlying options, warrants or other securities currently exercisable or convertible or exercisable or convertible within sixty (60) days of September 26, 2019, are deemed outstanding for purposes of computing the percentage interest of the person holding such securities, but are not deemed outstanding for purposes of computing the percentage interest of any other person.

(2)

Comprised of Wynnefield Partners Small Cap Value, LP (“Wynnefield Partners”) and Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), and the general partner of each of these entities, Wynnefield Capital Management, LLC (“Wynnefield LLC”); Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”) and its investment manager, Wynnefield Capital, Inc. (“Wynnefield Capital”); Wynnefield Capital, Inc. Profit Sharing Plan (the “Plan”); Nelson Obus, who serves as principal and co-managing member of Wynnefield LLC, principal executive officer of Wynnefield Capital and Joshua H. Landes, who serves as principal and co-managing member of Wynnefield LLC and executive officer of Wynnefield Capital (collectively, the “Wynnefield Persons”). Dwight Mamanteo, one of the Company’s directors, is a portfolio manager with Wynnefield Capital. Mr. Mamanteo exercises neither voting nor dispositive control over the shares beneficially owned by Wynnefield Capital. The Company has been informed that Nelson Obus and Joshua H. Landes share voting and investment control over the shares beneficially owned by Wynnefield Partners, Wynnefield Partners I, Wynnefield Offshore, Wynnefield LLC, Wynnefield Capital and the Plan. Based upon information provided by the administrator of the Wynnefield Persons to the Company on August 28, 2019.

(3)

Represents an aggregate of 3,079,556 shares of Common Stock, which are beneficially owned as follows: (i) 919,306 shares of Common Stock are beneficially owned by Wynnefield Partners; (ii) 1,408,701 shares of Common Stock are beneficially owned by Wynnefield Partners I; (iii) 747,075 shares of Common Stock are beneficially owned by Wynnefield Offshore; and (iv) 4,474 shares of Common Stock are beneficially owned by the Plan. Based upon information provided by the administrator of the Wynnefield Persons to the Company on August 28, 2019.

(4)	Based upon information provided in a Form 13G/A filed with the SEC on February 6, 2019.

(5)	Based upon information provided in a Form 13G filed with the SEC on April 22, 2019.

(6)

Includes 32,000 restricted shares of Common Stock which may vest within sixty (60) days of September 26, 2019 (assuming all performance measures are satisfied), which shares are already included in the shares of Company Common Stock outstanding.

(7)	Includes 1,702 restricted shares of Common Stock which were granted to Mr. Wasserman for services as a non-employee director which will vest within sixty (60) days of September 26, 2019.

(8)	Includes 1,702 restricted shares of Common Stock which were granted to Mr. Mamanteo for services as a non-employee director which will vest within sixty (60) days of September 26, 2019.

(9)	Includes (i) 60,898 shares of Common Stock owned directly by Mr. Kamin, (ii) 152,750 shares of Common Stock owned by the Peter H. Kamin Revocable Trust, (iii) 50,750 shares of Common Stock owned by the Peter H. Kamin Childrens Trust, (iv) 630,421 shares of Common Stock owned directly by Mr. Kamin in the Peter H. Kamin Roth IRA and (v) 20,000 shares of Common Stock owned by the Peter H. Kamin Family Foundation. Also includes 1,702 restricted shares of Common Stock which were granted to Mr. Kamin for services as a non-employee director which will vest within sixty (60) days of September 26, 2019.

(10)

Includes (i) 606,441 shares of Common Stock owned directly by Mr. Lewis, (ii) 343,963 shares of Common Stock owned by Lewis Opportunity Fund, LP, and (iii) 30,949 shares of Common Stock owned by Lewis Asset Management Corp. Also includes 1,702 restricted shares of Common Stock which were granted to Mr. Lewis for services as a non-employee director which will vest within sixty (60) days of September 26, 2019.

APPRAISAL RIGHTS

Under the DGCL, you have the right to demand appraisal of, and receive payment in cash for the “fair value” of, your shares of Company Common Stock, as determined by the Court, together with interest, if any, but exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply precisely with the requirements of Section 262 in order to demand and perfect their rights. Strict compliance with the statutory procedures is required to demand and perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by the Company’s stockholders in order to demand and perfect appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Company Common Stock unless otherwise indicated.

THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, A COPY OF WHICH IS INCLUDED AS ANNEX C TO THIS INFORMATION STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO DEMAND APPRAISAL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE URGED TO SEEK THE ADVICE OF LEGAL COUNSEL. THIS SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE, NOR DOES IT CONSTITUTE A RECOMMENDATION THAT YOU EXERCISE YOUR RIGHTS TO DEMAND APPRAISAL UNDER SECTION 262.

Under Section 262, any stockholder who has not voted in favor of, or consented to, the adoption of the Merger, who continuously holds his, her or its shares of Company Common Stock through the effective date of the Merger and who otherwise complies with the requirements of Section 262, will be entitled to an appraisal of the “fair value” of such shares as determined by the Court.

Under Section 262, where a merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the Merger or the surviving or resulting corporation after the merger, within 10 days after the effective date of the Merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available. This Information Statement constitutes notice to holders of Company Common Stock concerning the availability of appraisal rights under Section 262.

Holders of shares of Company Common Stock who desire to exercise their appraisal rights must demand in writing an appraisal of such shares no later than 20 days after the mailing of this Information Statement, which 20th day is October 20, 2019. All demands for appraisal pursuant to Section 262 should be addressed to MAM Software Group, Inc., Attention: Chief Financial Officer, Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA 19422. A demand for appraisal must be executed by or for the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Company Common Stock.

Only a stockholder of record of Company Common Stock is entitled to demand appraisal rights for the shares of Company Common Stock registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of Company Common Stock (a) must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, (b) should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name, and (c) must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. If the shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary in such capacity. If the shares are owned of record by more than 1 person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. If a stockholder holds shares of Company Common Stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Company Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record holder. In such case, the written demand should set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Company Common Stock outstanding in the name of such record holder.

A person having a beneficial interest in Company Common Stock held of record in the name of another person, such as a broker, depositary or other nominee, must act promptly to cause the record holder to follow the procedures set forth in Section 262 in a timely manner to perfect any appraisal rights. If you hold your shares of Company Common Stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the bank, brokerage firm, trust or the other nominee.

Prior to the Merger or within 10 days after the effective date of the Merger, we must provide notice of the effective time of the Merger to all of our stockholders entitled to appraisal rights. If such notice is sent more than 20 days after the sending of this Information Statement, we will only send it to stockholders who are entitled to appraisal rights and who have demanded appraisal in accordance with Section 262. This Information Statement constitutes such notice to the holders of shares of Company Common Stock and Section 262 is attached to this information statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Within 120 days after the effective date of the Merger, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and not withdrawn and the aggregate number of holders of such shares. The Surviving Corporation must mail any such written statement to the stockholder within ten (10) days after the stockholders’ request is received by us or within ten (10) days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later. Notwithstanding the requirement that only a stockholder of record may make a demand for appraisal, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal with the Court or request from the Surviving Corporation such written statement.

Within 120 days after the effective date of the Merger, either the Surviving Corporation or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition (with a copy thereof served upon the Surviving Corporation in the case of a petition filed by a stockholder) in the Court demanding a determination of the “fair value” of the shares of Company Common Stock of all stockholders entitled to appraisal rights and who have complied with the requirements of Section 262. We have no obligation, and no present intention, to file such a petition. If no petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. Accordingly, it is the obligation of the holders of Company Common Stock to initiate all necessary action to demand and perfect their appraisal rights, and to file any petitions in the Court relating to an appraisal, in respect of such shares of Company Common Stock within the time prescribed in Section 262.

Upon the filing of a petition for appraisal by a stockholder in accordance with Section 262, service of a copy must be provided to us. Within 20 days after service, we must file in the office of the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. The Delaware Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least 1 week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof will be borne by us. The Court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings, and the Court may dismiss the proceedings as to any stockholder that fails to comply with such direction.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the “fair value”. When the “fair value” is so determined, the Court will direct the payment by the Surviving Corporation of such value, with interest thereon to be paid in accordance with Section 262 and as the Court so determines, to the stockholders entitled thereto, upon the surrender to the Surviving Corporation by such stockholders of such shares of Company Common Stock. Unless the Court, in its discretion, determines otherwise for good cause shown, interest from the effective date of the Merger through the date on which the judgment is paid shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

In determining the “fair value” of shares, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger and which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the company.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

The Company’s stockholders considering seeking appraisal of their shares should be aware that the “fair value” of their shares determined under Section 262 could be more than, the same as or less than the consideration they would have received pursuant to the Merger Agreement if they had not sought appraisal of their shares and that opinions of investment banking firms as to the fairness of the Merger Consideration, from a financial point of view, payable in a sale transaction, such as the Merger, are not necessarily opinions as to, and do not otherwise address, the “fair value” of the shares to be determined by the Court under Section 262. Moreover, the Company does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of the Company Common Stock is less than the Merger Consideration. The costs of the appraisal proceeding may be determined by the Court and assessed against the parties as the Court deems equitable under the circumstances. However, costs do not include attorney and expert witness fees. Upon application of a stockholder seeking appraisal, the Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of an assessment, each party must bear his, her or its own expenses.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote for any purpose the shares subject to appraisal or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the Merger.

At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the Merger Agreement by delivering a written withdrawal of such demand to the Surviving Corporation. After this 60-day period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the Merger Agreement only with our consent. If no petition for appraisal is filed with the Court within 120 days after the effective date of the Merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation or present intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Court demanding appraisal may be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned upon such terms as the Court deems just, except that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms of the Merger within 60 days after the effective date of the Merger.

Failure by any stockholder to comply strictly with all of the procedures set forth in Section 262 (a copy of which is included as Annex C to this Information Statement) will result in loss of the stockholder’s appraisal rights. If you properly demand appraisal of your shares of Company Common Stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of Company Common Stock will be converted into the right to receive the Merger Consideration if the Merger is completed.

If you are considering whether to demand appraisal of the “fair value” of your shares of Company Common Stock, you are urged to consult your own legal counsel. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

MARKET PRICE AND DIVIDEND INFORMATION

The Company Common Stock trades on Nasdaq under the symbol “MAMS.” The table below provides the high and low intra-day trading prices of the Company Common stock for the periods indicated, as reported by Nasdaq.

Fiscal Year Ended June 30, 2017	High	Low
First Quarter (ended September 30, 2016)	$7.00	$5.21
Second Quarter (ended December 31, 2016)	$6.90	$6.00
Third Quarter (ended March 31, 2017)	$7.77	$5.91
Fourth Quarter (ended June 30, 2017)	$6.99	$5.93
Fiscal Year Ended June 30, 2018
First Quarter (ended September 30, 2017)	$7.85	$6.11
Second Quarter (ended December 31, 2017)	$9.42	$7.05
Third Quarter (ended March 31, 2018)	$7.88	$6.73
Fourth Quarter (ended June 30, 2018)	$9.26	$7.60
Fiscal Year Ended June 30, 2019
First Quarter (ended September 30, 2018)	$10.75	$8.30
Second Quarter (ended December 31, 2018)	$8.80	$6.68
Third Quarter (ended March 31, 2019)	$8.91	$6.53
Fourth Quarter (ended June 30, 2019)	$10.75	$8.30
Fiscal Year Ending June 30, 2020
First Quarter (through September 27, 2019)	$12.11	$9.50

The Company has never declared or paid cash dividends on shares of Company Common Stock. Under the terms of the Merger Agreement, during the period from the date of the Merger Agreement until the effective time of the Merger, the Company is prohibited from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, without the consent of KCS. Following the Merger there will be no further market for the Company Common Stock.

On August 29, 2019, the last trading day prior to the Board’s adoption of the Merger Agreement and approval of the Merger, the reported closing price for the Company Common Stock was $10.61 per share. On August 30, 2019, the last trading day prior to the announcement of the Merger, the reported closing price for the Company Common Stock was $10.60 per share. The $12.12 per share to be paid for each share of Company Common Stock in the Merger represents a premium of approximately 3/10 of 1% over the closing price of the Company Common Stock on September 27, 2019, the latest practicable trading date before the filing of this Information Statement, which was $12.08.

As of the close of business on the record date, there were (i) 12,625,289 shares of Company Common Stock outstanding and entitled to vote, held by 327 stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this Information Statement, only one copy of this Information Statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this Information Statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company by phone at (610) 336-9045 or by mail to MAM Software Group, Inc., Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA 19422. Stockholders residing at the same address and currently receiving multiple copies of this Information Statement may contact the Company at the address or telephone number above to request that only a single copy of an information statement be mailed in the future.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, the Company does not expect to hold an annual meeting of stockholders for the fiscal year ending June 30, 2020 (the “2020 annual meeting”).

If the Merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and we will hold the 2020 annual meeting, in which case we will provide notice of or otherwise publicly disclose the date on which the 2020 annual meeting will be held. If the 2020 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2020 annual meeting in accordance with Rule 14a-8 under the Exchange Act, as described below.

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2020 annual meeting, if such is held, your proposal must be received by us a reasonable time before we begin to print and send our proxy materials, and must otherwise comply with all rules under the Exchange Act, including Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

You may write to our corporate secretary at our principal executive offices, Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA 19422, for further information regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at https://www.mamsoftware.com/usa/investor-relations as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

Copies of documents incorporated by reference into this Information Statement (excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Information Statement incorporates) may be obtained free of charge by contacting MAM Software Group, Inc., Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA 19422, by electronic mail at bcallahan@mamsoftware.com, or by calling (610) 336-9045. Documents incorporated by reference into this Information Statement will be provided within 1 business day of receipt of such request.

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Information Statement. We also incorporate by reference into this Information Statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

●	Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Information Statement.

The information contained in this Information Statement speaks only as of the date indicated on the cover of this Information Statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this Information Statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

KERRIDGE COMMERCIAL SYSTEMS GROUP LIMITED,

as Parent,

CHICKADEE HOLDINGS INC.,

as Merger Sub

and

MAM SOFTWARE GROUP, INC.

as the Company

DATED AS OF AUGUST 30, 2019

ARTICLE I THE MERGER		2

1.1	The Merger	2
1.2	Closing	3
1.3	Effective Time	3
1.4	Closing Deliverables	3

ARTICLE II EFFECT OF MERGER ON CAPITAL STOCK		3

2.1	Conversion of Capital Stock	3
2.2	Surrender of Certificates and Book-Entry Shares	4
2.3	Company Equity Awards	7
2.4	Dissenting Shares	9

ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY		10

3.1	Existence; Good Standing	10
3.2	Authorization; Enforceability	11
3.3	Capitalization	11
3.4	Subsidiaries	13
3.5	No Conflicts; Required Filings and Consents	14
3.6	SEC Reports; Historical Financial Statements; No Undisclosed Liabilities; Internal Controls; Nasdaq Compliance	14
3.7	Brokers	16
3.8	Personal Property	16
3.9	Real Property	17
3.10	Absence of Certain Changes	17
3.11	Compliance with Law; Permits	20
3.12	Taxes	20
3.13	Intellectual Property	22
3.14	Material Contracts	24
3.15	Insurance	27
3.16	Litigation	27
3.17	Employment, Management, Change of Control or Severance Agreements; Labor	28
3.18	Employee Benefit Plans	29
3.19	Environmental Matters	31
3.20	International Trade; Anti-Corruption	32
3.21	Transactions with Related Persons	33
3.22	Disclosure Documents	33
3.23	Board Approvals	34
3.24	Takeover Laws	34
3.25	[Intentionally Omitted]	34
3.26	Opinion of the Company Financial Advisor	34
3.27	Books and Records	34
3.28	No Other Representations or Warranties; Reliance	35

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		35

4.1	Existence; Good Standing	35
4.2	Capitalization of Merger Sub and Parent Sub	35
4.3	Authorization; Enforceability	36
4.4	No Conflicts; Required Filings and Consents	36
4.5	Brokers’ Fees	37
4.6	Litigation	37
4.7	Solvency	37
4.8	Availability of Funds	38
4.9	Ownership of Capital Stock of Company	39
4.10	Disclosure Documents	39
4.11	Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans	39
4.12	No Other Representations or Warranties; Reliance	40

ARTICLE V PRE-CLOSING COVENANTS		40

5.1	Conduct of Business	40
5.2	Conduct of Business of Parent and Merger Sub	43
5.3	Publicity	43
5.4	Confidentiality of Parent and Merger Sub	44
5.5	Access to Information	44
5.6	Commercially Reasonable Efforts	45
5.7	Director and Officer Liability; Indemnification	45
5.8	Updates and Notifications	47
5.9	WARN Act	47
5.10	No Control of Business	48
5.11	Section 16 Matters	48
5.12	Nasdaq Delisting; Exchange Act Deregistration	48
5.13	Employment and Company Benefits	48
5.14	Stockholder Litigation	50
5.15	Takeover Laws	51
5.16	No Solicitation	51
5.17	Further Action	57
5.18	Financing Cooperation	59
5.19	Company Term Facility; Company Revolving Facility	59
5.20	Stock Repurchases	60
5.21	Stockholder Written Consent; Preparation of the Information Statement	60

ARTICLE VI CLOSING CONDITIONS		61

6.1	Conditions to the Obligations of Each Party	61
6.2	Conditions to the Obligations of Parent and Merger Sub	62
6.3	Conditions to the Obligations of the Company	63

ARTICLE VII TERMINATION		63

7.1	Termination by Mutual Consent	63
7.2	Termination by Either Parent or the Company	63
7.3	Termination by Parent	64
7.4	Termination by the Company	64
7.5	Effect of Termination	65
7.6	Fees and Expenses Following Termination	65

ARTICLE VIII GENERAL PROVISIONS		67

8.1	Nonsurvival of Representations, Warranties and Covenants	67
8.2	Third Party Beneficiaries	67
8.3	Entire Agreement	67
8.4	Assignment; Successors	67
8.5	Counterparts	68
8.6	Headings	68
8.7	Notices	68
8.8	Governing Law	69
8.9	Consent to Jurisdiction; Waiver of Jury Trial	70
8.10	Amendment and Waiver	71
8.11	Severability	71
8.12	Fees and Expenses	71
8.13	Construction	72
8.14	Interpretation	72
8.15	Non-Recourse	73
8.16	Remedies; Specific Performance	73

Annexes:

Annex I – Definitions

Exhibits:

Exhibit A - Amended and Restated Certificate of Incorporation

Exhibit B - Amended and Restated Bylaws

Exhibit C - Form of Written Consent

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of August 30, 2019 (the “Agreement Date”), by and among Kerridge Commercial Systems Group Limited, an English private limited company (“Parent”), Chickadee Holdings Inc., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”), and MAM Software Group, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not otherwise defined herein have the meanings set forth in Annex I.

RECITALS

A.     Parent desires to acquire the Company on the terms and conditions set forth in this Agreement.

B.     The Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company and the Company Stockholders, (ii) declared it advisable for the Company to enter into this Agreement and to consummate the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, (iv) resolved to recommend the approval and adoption of this Agreement by the Company Stockholders (the “Company Board Recommendation”), and (v) approved, under Article I, paragraph 8 of the Bylaws of the Company (the “Bylaws”), the approval and adoption of this Agreement by the Company Stockholders by written consent and without a meeting.

C.     The Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and immediately following execution of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt and approve this Agreement.

D.     The Board of Directors of Merger Sub has (i) approved this Agreement and declared its advisability and (ii) recommended the adoption and approval of this Agreement by Parent, as the sole stockholder of Merger Sub.

E.     Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

Now, therefore, in consideration of the premises and the representations and warranties and mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I THE MERGER

1.1      The Merger.

(a)     Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, (i) Merger Sub shall be merged (the “Merger”) with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.”

(b)     At the Effective Time, (i) the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read in the form of Exhibit A to this Agreement, with the name of the Surviving Corporation being “MAM Software Group, Inc.,” until thereafter amended as provided therein or by applicable Law, subject to the limitations of Section 5.7(c), and (ii) the Bylaws of the Company shall be amended in their entirety to read in the form of Exhibit B to this Agreement, and as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law, subject to the limitations of Section 5.7(c).

(c)     At the Effective Time, (i) the members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time, to serve until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, to serve until the earlier of their resignation or removal or until their respective successors are duly appointed.

(d)     If at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

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1.2     Closing. Unless this Agreement shall have been terminated in accordance with Article VII, subject to the provisions of this Agreement and pursuant to the DGCL, and unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the closing of the Merger (the “Closing”) shall take place as soon as practicable after, but in any event no later than three (3) Business Days after, the date of the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied only at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions at the Closing), by remote exchange of signatures and documents or at such other place or on such other date and time as Parent and the Company may mutually agree in writing (the date on which the Closing occurs being the “Closing Date”).

1.3     Effective Time. On the Closing Date, Merger Sub and the Company shall cause the Merger to be effective by causing a certificate of merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware, in such form (i) as is reasonably satisfactory to both Parent and the Company, and (ii) as required by, and to be executed and filed in accordance with, the applicable provisions of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed to by the Parent and the Company in writing and set forth in the Certificate of Merger (the “Effective Time”).

1.4     Closing Deliverables. At or prior to the Closing, the Company shall deliver to Parent written resignations of those managers, directors, and officers of the Company, in each case as set forth on Schedule 1.4.

ARTICLE II EFFECT OF MERGER ON CAPITAL STOCK

2.1     Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of capital stock of Merger Sub or the Company:

(a)     Conversion of Merger Sub Capital Stock. Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation (“Surviving Corporation Stock”), and all such shares together with any shares issued in respect of Converted Shares pursuant to Section 2.1(b) shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b)     Cancellation or Conversion of Certain Shares. Each share of Common Stock owned by the Company as treasury stock, or owned by Parent Sub or Merger Sub, in each case immediately before the Effective Time (collectively, the “Excluded Shares”), shall be canceled automatically, be extinguished and shall cease to exist, and no consideration shall be paid for those Excluded Shares. Each share of Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or any direct or indirect Subsidiary of Parent (other than Parent Sub or Merger Sub) or of the Company (the “Converted Shares”) shall be converted into such number of shares of Surviving Corporation Stock such that the ownership percentage of any such Subsidiary in the Surviving Corporation shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

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(c)     Conversion of Common Stock.

(i)     Each share of Common Stock issued and outstanding immediately before the Effective Time (other than Excluded Shares, Converted Shares and Dissenting Shares) shall be converted by virtue of the Merger automatically into and shall thereafter represent only the right to receive $12.12 payable net to the seller in cash, without interest (the “Merger Consideration”) subject to any withholding of Taxes required by applicable Law, in accordance with Section 2.2.

(ii)     All shares of Common Stock that have been converted pursuant to Section 2.1(c)(i) shall be canceled automatically and shall be extinguished and cease to exist, and the holders of (A) certificates which immediately before the Effective Time represented such Shares (the “Certificates”) or (B) Shares represented by book-entry immediately before the Effective Time (the “Book-Entry Shares”) shall cease to have any rights with respect to those Shares, other than the right to receive the Merger Consideration in accordance with Section 2.2 and (subject to Section 5.1) any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which are payable but remain unpaid at the Effective Time.

(d)     Equitable Adjustment. If at any time during the period between the Agreement Date and the Effective Time, any change in the number of outstanding shares of Common Stock shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Common Stock, then the Merger Consideration and any other amount based on the number of shares of Common Stock shall be equitably adjusted to reflect such change; provided, however, that nothing in this Section 2.1(d) shall be construed to permit the Company or any Company Subsidiary or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

2.2      Surrender of Certificates and Book-Entry Shares.

(a)     Paying Agent. Not less than three (3) Business Days before the Effective Time, Parent shall (i) select a bank or trust company, reasonably acceptable to the Company, to act as agent for the Company Stockholders to receive the aggregate Merger Consideration to which they shall have become entitled to pursuant to Section 2.1(c)(i) (the “Paying Agent”), (ii) enter into a depositary and paying agent agreement with the Paying and Depositary Agent in customary form reasonably acceptable to the Company. The Company shall be responsible for all Expenses of the Paying Agent.

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(b)     Payment Fund. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Certificates and Book-Entry Shares, for payment in accordance with this Article II through the Paying Agent, sufficient funds for the payment of the aggregate Merger Consideration payable pursuant to Section 2.1(c)(i)) (excluding payments with respect to Dissenting Shares, Converted Shares and Excluded Shares). Such funds provided to the Paying Agent are referred to as the “Payment Fund.” The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration to be paid in the Merger.

(c)     Payment Procedures.

(i)     Letter of Transmittal. As promptly as practicable following the Effective Time, but no later than five (5) Business Days following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, at the Effective Time and other than in respect of any Excluded Shares or Converted Shares, a holder of record of Shares converted pursuant to Section 2.1(c)(i) (A) a letter of transmittal in customary form (along with any other terms and provisions as Parent and the Company may mutually agree), specifying that delivery shall be effected, and risk of loss and title to such holder’s Shares shall pass, only upon proper delivery of Certificates (or affidavits of loss in lieu thereof, in accordance with Section 2.2(d), if applicable) and a properly completed (and validly executed) letter of transmittal to the Paying Agent or, in the case of Book-Entry Shares, upon a customary agent’s message, and (B) instructions for surrendering such Certificates or Book-Entry Shares in exchange for the Merger Consideration (less any required withholding of Taxes) issuable and payable in respect of such Shares pursuant to Section 2.1.

(ii)     Surrender of Shares. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof in accordance with Section 2.2(d), if applicable) or of a Book-Entry Share for cancellation to the Paying Agent, together with a duly executed letter of transmittal and any other documents reasonably required pursuant to the instructions thereto or reasonably required by the Paying Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and the Paying Agent shall promptly pay in exchange therefor, the Merger Consideration payable in respect of the number of Shares formerly evidenced by such Certificates or such BookEntry Shares less any required withholding of Taxes. Any Certificates and Book-Entry Shares so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates or Book-Entry Shares.

(iii)     Unregistered Transferees. If any Merger Consideration is to be paid and issued to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, then the Merger Consideration may be paid or issued to such a transferee so long as (A) the surrendered Certificate or Book-Entry Share, as applicable, shall be properly endorsed and presented to the Paying Agent or shall otherwise be in proper form for transfer and is accompanied by all documents reasonably required to evidence and effect such transfer and (B) the Person requesting such payment or issuance (1) pays any applicable transfer Taxes or (2) establishes to the reasonable satisfaction of Parent and the Paying Agent that all such transfer Taxes have already been paid or are not applicable. None of Parent, Merger Sub and the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 2.2(c) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

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(iv)     No Other Rights. Until surrendered in accordance with this Section 2.2(c), each Certificate and each Book-Entry Share in respect of Shares converted into the right to receive Merger Consideration pursuant to Section 2.1(c)(i) shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration, subject to the Surviving Corporation’s obligation (subject to Section 5.1) to pay any dividends or other distributions with a record and payment date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time. The Merger Consideration paid and issued upon the surrender of any Certificate or Book-Entry Share in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Certificate or Book-Entry Share and, in the case of a Certificate, the Shares formerly represented by it.

(d)     Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Shares formerly represented by the Stock Certificate claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation (including if requested by the Paying Agent), the execution and delivery by such Person of a customary indemnity agreement to provide indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay (less any amounts entitles to be deducted or withheld pursuant to Section 2.3(f)) the Merger Consideration to such Person in respect of the Shares formerly represented by such Stock Certificate, as contemplated by this Article II.

(e)     No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(f)     Required Withholding. Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable under this Agreement (including any amounts payable under Section 2.3 with respect to the cancellation of Company Equity Awards) such amounts as are required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable state, local or foreign Tax Law. To the extent that any amounts are so deducted and withheld and paid to the appropriate Governmental Authorities, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

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(g)     No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Law.

(h)     Investment of Payment Fund. The Paying Agent shall invest the Payment Fund as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. Any such investment shall be for the benefit, and at the risk, of Parent, and any interest or other income resulting from such investment shall be for the benefit of Parent, and any amounts in excess of the aggregate amounts payable under Section 2.1(c)(i) and Section 2.2 shall be returned to Parent in accordance with Section 2.2(i); provided, that no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Shares immediately prior to the Effective Time and Parent shall promptly provide, or shall cause the Surviving Corporation to promptly provide, additional funds to the Paying Agent for the benefit of such holders of Shares in the amount of any such losses to the extent necessary to satisfy the obligations of Parent and the Surviving Corporation under Section 2.1(c)(i) and Section 2.2.

(i)     Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Certificates or Book-Entry Shares one (1) year after the Effective Time shall be delivered by the Paying Agent to Parent upon demand. Thereafter, any holder of Certificates or Book-Entry Shares who has not complied with this Article II shall look only to Parent, which shall remain responsible for payment of the applicable Merger Consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

2.3      Company Equity Awards.

(a)     EMI Options. In the event that the EMI Optionholder has not exercised all of the EMI Options that may be exercised, pursuant to the terms of the EMI Option Agreements, on or prior to 5:00 pm (Eastern Time) on the date which is two (2) Business Days prior to the Closing Date (the “EMI Option Exercise Deadline”), no further exercise of the EMI Options shall be permitted, after the EMI Option Exercise Deadline, but, instead, as of the Effective Time, each EMI Option that is outstanding immediately before the Effective Time, whether or not then exercisable or vested, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of that EMI Option, shall be canceled, extinguished and converted into the right to receive from Parent or the Surviving Corporation promptly following the Effective Time an amount in cash, without interest, equal to the EMI Option Consideration (as defined below) multiplied by the aggregate number of shares of Common Stock subject to such EMI Option immediately before the Effective Time; provided, that any such EMI Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration. “EMI Option Consideration” means the excess, if any, of the Merger Consideration over the per share exercise price of the applicable EMI Option.

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(b)     Company Restricted Shares. As of the Effective Time, each Company Restricted Share that is outstanding immediately before the Effective Time (including, for the purposes hereof, 50,256 Restricted Shares issued to directors of the Company), by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of that Company Restricted Share shall be vested and all restrictions thereon shall lapse in full as of immediately before the Effective Time; and each such Company Restricted Share shall be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest, equal in value to the Merger Consideration (the “Restricted Share Consideration”).

(c)     Company ESPP. As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee of the Company Board administering the MAM Software Group, Inc. Employee Stock Purchase Plan and the MAM Software Group Share Incentive Plan (each, a “Company ESPP”)) shall adopt such resolutions or take such other actions as may be required to provide that each Company ESPP (i) shall be suspended as of the date of this Agreement and no offering period shall be commenced after the date of this Agreement unless the Merger is not consummated, (ii) each participant’s outstanding right to purchase Shares under each Company ESPP shall terminate as of the date of this Agreement, (iii) all amounts allocated to each participant’s account under each Company ESPP, as of the Agreement Date, shall thereupon be returned to each such participant, and (iv) each Company ESPP shall terminate immediately prior to the day on which the Effective Time occurs (if not earlier terminated by the Company Board).

(d)     Withholding; Termination of Company Equity Plans. The payment of the amounts set forth in Section 2.3(a) and Section 2.3(b) in respect of the Company Equity Awards shall be reduced by any income or employment Tax withholding required under the Code or any applicable state, local or foreign Tax Law. To the extent that any amounts are so withheld and paid to the appropriate Governmental Authorities, those amounts shall be treated as having been paid to the holder of that Company Equity Award for all purposes under this Agreement. The Company shall use its reasonable best efforts so that all Company Equity Awards shall be canceled and all Company Equity Plans shall terminate at the Effective Time.

(e)     Maintenance of Sufficient Funds. The Surviving Corporation shall, at all times from and after the Effective Time, maintain sufficient liquid funds to satisfy its obligations to holders of Company Equity Awards pursuant to this Section 2.3.

(f)     Payment of EMI Option Consideration and Restricted Share Consideration. On the next (occurring at least five (5) Business Days after the Closing Date) scheduled payroll distribution date (consistent with the Company’s past practice) following the Effective Time, Parent shall cause the Surviving Corporation to pay through its payroll system (i) to each applicable holder of an EMI Option, in such amount due and payable to such holder the EMI Option Consideration pursuant to Section 2.3(a) in respect of such EMI Option and (ii) to each applicable holder of a Company Restricted Share (other than with respect to any Company Restricted Shares held by directors of the Company Board who are not also employees of the Company or any Company Subsidiary, which, for clarity, will be paid in accordance with the procedures for Common Stock), in such amount due and payable to such holder the Restricted Shares Consideration pursuant to Section 2.3(b) in respect of such Company Restricted Share.

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2.4     Dissenting Shares.

(a)     Notwithstanding any provision of this Agreement to the contrary (but subject to the other provisions of this Section 2.4), any shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and for which the holder thereof is entitled to demand and properly demands the appraisal of such shares in accordance with, and complies in all respects with, the DGCL (collectively, the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c) but instead shall be entitled to payment of the value of such shares in accordance with Section 262 of the DGCL. At the Effective Time, (A) all Dissenting Shares shall be canceled, extinguished and cease to exist and (B) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL.

(b)     Notwithstanding the provisions of Section 2.4(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s Shares (i) shall be deemed no longer to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate formerly representing such shares or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, in each case, in accordance with Section 2.2.

(c)     The Company shall give Parent prompt notice (and in any event within one (1) Business Day) of any written demands for appraisal of any Shares, any withdrawals or attempted withdrawals of such demands and any other instrument served on the Company relating to Company Stockholders’ appraisal rights. Parent shall have the opportunity and right to (i) at Parent’s election, to direct, control or participate in all negotiations and proceedings with respect to such demands, withdrawals or attempted withdrawals of such demands and any other actions with respect of Company Stockholders’ rights for appraisal, and (ii) have a reasonable opportunity to review, and have the Company consider in good faith all reasonable comments to, any written document to be given to any third party or Governmental Authority in connection therewith. The Company shall not offer to make or make any payment with respect to any such demands for appraisal, or compromise or settle or offer to compromise or settle, any such demands for appraisal, or approve any withdrawal of such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or commit or agree to do any of the foregoing, without the prior written consent of Parent. Prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal, or compromise or settle or offer to compromise or settle, any such demands for appraisal or commit or agree to do any of the foregoing.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

Except (A) as set forth in the corresponding sections or subsections of the Company Disclosure Schedules (subject to Section 8.13), or (B) as disclosed in the Company SEC Documents (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) and publicly available at least two (2) Business Days prior to the Agreement Date (except with respect to Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.6 and the first sentence of Section 3.10) (it being (i) understood that any matter disclosed in any Company SEC Documents will be deemed to be disclosed in a section of the Company Disclosure Schedules only to the extent that it is reasonably apparent from such disclosure in such Company SEC Documents that it is applicable to such section of the Company Disclosure Schedules; and (ii) acknowledged that nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in this Article ARTICLE III), the Company represents and warrants to Parent and Merger Sub as follows:

3.1     Existence; Good Standing.

(a)     The Company and each of the Company Subsidiaries is a corporation, limited liability company or other legal entity validly existing and in good standing (or equivalent concept to the extent applicable) under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and each of the Company Subsidiaries is duly qualified or licensed as a foreign legal entity to do business, and is in good standing, in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would not have or would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent accurate and complete copies of the certificates of incorporation, bylaws or other comparable organizational and governing documents of each of the Company and its Subsidiaries, including all amendments thereto, as in effect on the Agreement Date, and each as so delivered is in full force and effect. The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company Subsidiaries are not in violation in any material respect of their respective organizational or governing documents.

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3.2     Authorization; Enforceability.

(a)     The Company has all necessary corporate power and authority, and has taken all corporate action necessary, to enter into this Agreement and perform its obligations hereunder and to consummate the Transactions. The Company Board, at a meeting duly called and held, has, by resolutions duly adopted at such meeting: (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company and the Company Stockholders, (ii) declared it advisable for the Company to enter into this Agreement and to consummate the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, (iv) resolved to make the Company Board Recommendation, and (v) approved, under Article I, paragraph 8 of the Bylaws, the approval and adoption of this Agreement by the Company Stockholders by written consent and without a meeting, which resolutions, subject to Section 5.16, have not been subsequently amended, rescinded, withdrawn or modified as of the time of the execution and delivery of this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than (x) obtaining the Company Stockholder Approval, and (y) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL).

(b)     This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other Parties hereto, this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company has made available to Parent, as of the Agreement Date, a true, correct and complete copy of any resolutions adopted by the Company Board or any committee thereof relating to the Merger. The adoption of this Agreement by a majority of the outstanding shares of Common Stock at a meeting of the stockholders of the Company or by written consent of stockholders holding a majority of the outstanding shares of Common Stock in lieu of a meeting is the only vote of the holders of any of the Company’s Common Stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”).

3.3     Capitalization.

(a)     The authorized capital stock of the Company consists of: (i) 18,000,000 shares of Common Stock; and (ii) 2,000,000 shares of Preferred Stock. As of the Agreement Date: (A) 12,625,289 shares of Common Stock (including 218,000 Restricted Shares) were issued and outstanding (which excludes the shares of Common Stock relating to the EMI Options); (B) 47,159 shares of Common Stock were issued and held by the Company in its treasury; and (C) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury. All of the outstanding shares of Common Stock are, and all shares of Common Stock that may be issued as expressly contemplated or expressly permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to, or issued in violation of, any preemptive, purchase option, call or right of first refusal or similar right. No Subsidiary of the Company owns any shares of Common Stock.

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(b)     As of the Agreement Date, an aggregate of 2,134,233 shares of Common Stock are reserved for issuance for Company Equity Awards not yet granted under the Company Equity Plans. As of the Agreement Date, 50,125 shares of Common Stock are reserved for issuance pursuant to or otherwise deliverable in connection with the outstanding EMI Options (with a weighted average exercise price equal to $1.09 per Share), and 218,000 Restricted Shares are issued and outstanding. Schedule 3.3(b) sets forth as of the Agreement Date a list of each outstanding Company Equity Awards granted under the Company Equity Plans and includes, on a grant by grant basis: (i) the name of the holder of such Award; (ii) the number of shares of Common Stock subject to such outstanding Award; (iii) if applicable, the exercise price, purchase price, or similar pricing of such Award; (iv) the date on which Award was granted or issued; (v) the applicable vesting or other lapse of restrictions schedule (including whether any such Award will vest as a result of the consummation of the Merger), and the extent to which such Award is vested and exercisable as of the Agreement Date (prior to giving effect to the transactions contemplated by this Agreement); (vi) the type of Award; and (vii) with respect to EMI Options, the date on which such EMI Option expires. All shares of Common Stock subject to issuance under the Company Equity Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable and not subject to, or issued in violation of, any preemptive, purchase option, call or right of first refusal or similar right. All grants of EMI Options and Restricted Shares were made in accordance with the terms of the applicable Company Equity Plan, the Company’s form of option award agreement and the Company’s form of restricted stock award agreement, as applicable, and all grants of EMI Options and Restricted Shares are in compliance in all material respects with all applicable Law.

(c)     Except as set forth in Section 3.3(a) and Section 3.3(b), there are (i) no issued, reserved for issuance or outstanding shares of capital stock or other Equity Securities (as defined below) of the Company and (ii) no outstanding subscriptions, options, phantom stock, calls, Contracts, commitments, understandings, restrictions, rights, preemptive rights, warrants, agreements, arrangements or commitments of any kind (whether or not currently exercisable), including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, (A) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (ii) any warrants, calls, options, phantom stock, stock appreciation rights, or other rights or binding arrangements to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in (including voting debt in) the Company or any Company Subsidiary, or (iii) any other securities or contractual rights that derive their value from the value of any of the foregoing (the foregoing clauses (i), (ii) and (iii), collectively, “Equity Securities”), or (B) obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment. Except as set forth in Schedule 3.3(c), as of the Agreement Date, there are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to (i) repurchase, redeem or otherwise acquire any Equity Securities of the Company or any Company Subsidiary or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person other than a Company Subsidiary. Except as set forth in Schedule 3.3(c), there are no outstanding stock appreciation rights or similar derivative securities or rights of the Company. There are no outstanding bonds, debentures, notes, other Indebtedness or other obligations of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Company Stockholders may vote. Except as set forth in Schedule 3.3(c), there are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities of, restricting the transfer of or providing for registration rights with respect to, the Company or any of the Company Subsidiaries. Except as set forth in Schedule 3.3(c), none of the Company or any Company Subsidiary has agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person (except rights which have terminated or expired).

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(d)     Other than Equity Securities of the Company Subsidiaries, the Company does not own or hold the right to acquire any Equity Securities, ownership interests or voting interests of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

3.4     Subsidiaries. Schedule 3.4 sets forth, as of the Agreement Date, each Company Subsidiary and its jurisdiction of organization or formation. Except as described in Schedule 3.4, all issued and outstanding shares of capital stock, limited liability company interests or other equity interests (as applicable) of each of the Company Subsidiaries have been (i) duly authorized, validly issued, fully paid and (in the case of any Subsidiary which is a corporation) nonassessable, and (ii) are wholly owned legally and beneficially and of record directly or indirectly by the Company, free and clear of all Encumbrances, except for any Permitted Encumbrances, and not subject to, or issued in violation of, any preemptive, purchase option, call or right of first refusal or similar right. Each such Company Subsidiary is duly organized or formed, validly existing and, to the extent such concept is recognized, in good standing or active status under the Laws of the jurisdiction of its organization or formation. Each Company Subsidiary is qualified or otherwise authorized to act as a foreign entity and, to the extent such concept is recognized, is in good standing under the Laws of every other jurisdiction in which such qualification or authorization is necessary under applicable Law, except where the failure to be so qualified or otherwise authorized or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Subsidiary has all requisite corporate, limited liability company or other entity (as applicable) power and authority to carry on its business as now conducted.

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3.5     No Conflicts; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, directly or indirectly, with notice or lapse of time or both: (i) result in any violation of, contravention or conflict with, or cause a default under any provision of the Company’s Certificate of Incorporation or Bylaws (or other organizational documents) or the comparable governing documents of the Company Subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.5(b), result in a violation or breach in any material respect of any applicable Law or any Order that names the Company or any of the Company Subsidiaries or by which any property or asset of the Company or any of the Company Subsidiaries is bound, or (iii) require any Consent of or notice under, conflict with, result in any breach or violation of, or constitute (with or without notice or lapse of time, or both) a default by the Company or any of the Company Subsidiaries under, or give any right of purchase, termination or cancellation, amendment, acceleration, or result in the loss of any material benefit under, any Contract or Permit, or (iv) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) on the properties or assets of the Company or any of the Company Subsidiaries, except in the case of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, with respect to the Company and any of the Company Subsidiaries, have or reasonably be expected to have a Company Material Adverse Effect.

(b)     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the other Transactions will not, require any reports to, consents from, approvals of, authorizations by, or filing or registration with or notification to, any federal, state, local or foreign government, regulatory or administrative agency or commission or other Governmental Authority, except for complying with (i) any applicable requirements of the Exchange Act, (ii) any other filings with the SEC as may be required by the Company in connection with this Agreement and the Transactions, (iii) any filings required under the rules and regulations of Nasdaq, (iv) any filings as may be required under the DGCL in connection with the Merger Transactions, including the filing with the Secretary of State of the State of Delaware of the Certificate of Merger, and (v) any other actions or filings the absence of which would not be expected, individually or in the aggregate, to be material to the Company and the Company Subsidiaries, taken as a whole, or to the ability of the Company to perform its obligations hereunder and consummate the transactions contemplated hereby.

3.6     SEC Reports; Historical Financial Statements; No Undisclosed Liabilities; Internal Controls; Nasdaq Compliance.

(a)     The Company has timely filed with or furnished to the SEC all forms, documents and reports required to be filed or furnished prior to the Agreement Date by it since June 30, 2016 (the “Applicable Date”) (the “SEC Reports”). As of their respective effective, filing, furnishing or, to the extent amended prior to the Agreement Date, amendment dates, as applicable, each of the SEC Reports complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the SEC Reports at the time they were filed contained, or if not yet filed, will not contain, any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. As of the Agreement Date, there are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports. As of the Agreement Date, none of the Company Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

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(b)     The audited condensed consolidated financial statements and unaudited condensed consolidated quarterly financial statements of the Company included or incorporated by reference in the SEC Reports (collectively, the “Historical Financial Statements”) (i) have been prepared in accordance with GAAP consistently applied during the periods involved (except in the case of unaudited financial statements or the absence of footnotes and other presentation items, which are not material), except, in each case, as indicated in such statements or in the notes thereto, (ii) has been prepared from, and in accordance with, the books and records of the Company and the Company Subsidiaries, and (iii) fairly present in all material respects, or if filed after the Agreement Date, will fairly present, in conformity with GAAP applied on a consistent basis (except as expressly disclosed in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any Interim Balance Sheet, which are not material, individually or in the aggregate). As of the Agreement Date, KMJ Corbin & Company LLP has not resigned or been dismissed as independent public accountants for the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(c)     Since the Applicable Date, (i) neither the Company nor any of the Company Subsidiaries or any of their directors, officers, employees, auditors, accountants or representatives has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported to the Company Board, any committee thereof or to any officer of the Company evidence of a material violation of securities laws, a breach of fiduciary duty or a similar violation by the Company or any of the Company Subsidiaries or any of their officers, directors or employees.

(d)     Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations that would be required to be reflected in, or reserved against, or otherwise described on, a balance sheet prepared in accordance with GAAP (whether accrued or fixed, absolute or contingent, matured or unmatured, whether due or to become due and regardless of when or by whom asserted), other than (i) liabilities or obligations disclosed and provided for in the Interim Balance Sheet, (ii) liabilities or obligations which were incurred in the Ordinary Course of Business after the Interim Balance Sheet Date, (iii) liabilities or obligations incurred in connection with the transactions contemplated by the Transaction Documents, or (iv) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(e)     The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company (i) maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (ii) has disclosed, based on its most recent evaluation prior to the Agreement Date, to the Company’s outside auditors and the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Any disclosures required to be made pursuant to Section (A) or (B) of the prior sentence are listed on Schedule 3.6. The Company is in compliance with the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the Agreement Date, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended June 30, 2018. Since the Applicable Date, the Company has complied in all material respects with all applicable listing and corporate governance rules of Nasdaq and is in compliance in all material respects with all applicable rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act.

3.7     Brokers. Except as set forth in Schedule 3.7, no agent, broker, finder or investment or commercial banker or other Person engaged by or acting on behalf of any Company Stockholder, the Company or any of their respective Representatives or Affiliates in connection with the negotiation, execution or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, is or will be entitled to any brokerage or finder’s or similar fee or other commission from the Company as a result of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

3.8     Personal Property. Except as may be reflected in, reserved against, or otherwise described on the Historical Financial Statements (including any notes thereto), the Company and the Company Subsidiaries have good, marketable and valid title to (or, in the case of leased tangible personal property, a valid and subsisting leasehold interest in), free and clear of any Encumbrances (except for Permitted Encumbrances), all of the tangible personal property reflected in the Interim Balance Sheet and all tangible personal property acquired by the Company or any of the Company Subsidiaries since the Interim Balance Sheet Date, except for (i) sales or other dispositions of personal property that are replaced by similar assets or properties, (ii) personal property sold, consumed, used or otherwise disposed in the Ordinary Course of Business since the Interim Balance Sheet Date, (iii) dispositions of used, worn out, obsolete or surplus assets or properties since the Interim Balance Sheet Date or (iv) personal property, the failure of which to have good and valid title to (or a valid and subsisting leasehold interest in) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The material facilities, machinery, equipment and other tangible assets of the Company and the Company Subsidiaries have been maintained in accordance with normal industry practice. The Company and the Company Subsidiaries own or lease under valid leases all material facilities, machinery, equipment and other tangible assets necessary for the conduct of the Business as currently conducted.

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3.9     Real Property.

(a)     Neither the Company nor any of the Company Subsidiaries owns any fee title interest in real property.

(b)     Each property to which the Company or any of the Company Subsidiaries is part to a material written lease is identified in the SEC Reports (the “Leased Real Property”).

(c)     The Company or its applicable Subsidiary has valid leasehold title to each written lease to which the Company or any of the Company Subsidiaries is a party with respect to the Leased Real Property (each, a “Company Lease,” and collectively, the “Company Leases”), in each case, free and clear of all Encumbrances (other than Permitted Encumbrances). The Company has made available to Parent true, correct and complete copies of all Company Leases (including all material amendments, modifications and supplements thereto).

(d)     None of the Company Leases has been amended or extended subsequent to the Interim Balance Sheet Date, and neither the Company nor any of the Company Subsidiaries has sent written notice to any landlord of any Leased Real Property claiming that such landlord is in default under any of the Company Leases, which default remains uncured. To the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries is in material breach of or default pursuant to any Company Lease.

3.10     Absence of Certain Changes. Since June 30, 2018, there has not been any Company Material Adverse Effect. Except as set forth in Schedule 3.10, since the Interim Balance Sheet Date, the Company has carried on its business in the Ordinary Course of Business in all material respects (subject to the effects resulting from the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby), and since the Interim Balance Sheet Date until the Agreement Date neither the Company nor any of the Company Subsidiaries has:

(i)     amended or changed its certificate of incorporation or formation, by-laws, limited liability company agreement or other organizational documents;

(ii)     merged or consolidated with any Person, acquired any equity interest in any Person or entered into a business combination with any Person; or acquired or agreed to acquire any corporation, partnership or other business organization or any assets from any Person, whether by merger, consolidation, purchase of property or assets (including Equity Interests) or otherwise, except for the purchase of inventory and supplies in the Ordinary Course of Business;

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(iii)     sold, leased, subleased, encumbered, assigned or otherwise disposed of any of its assets or properties (including any Intellectual Property), other than in the Ordinary Course of Business;

(iv)     licensed any of its Intellectual Property, except for non-exclusive licenses granted to customers in the Ordinary Course of Business,

(v)     disclosed to any Person, or allowed to fall into the public domain, any material confidential information, or abandoned or permitted to lapse any material Intellectual Property;

(vi)     authorized, recommended, proposed or announced an intention to adopt a plan of complete or partial liquidation or dissolution;

(vii)     granted any options, warrants, convertible securities or other rights to purchase or obtain any of its capital stock, limited liability company interests or other equity interests, or issued, sold or otherwise disposed of any of its capital stock, limited liability company interests or other equity interests, or reclassified, combined, split or subdivided any of its capital stock, limited liability company interests or other equity interests;

(viii)     entered into any Material Contract, or amended or modified any existing Material Contract, with any current or former officer, employee, director or independent contractor or employee of the Company or any of the Company Subsidiaries;

(ix)     entered into, terminated, or modified any labor or collective bargaining agreement or other Contract with any labor union, organization, works council, or group of employees relating to the employees of the Company or any of the Company Subsidiaries, except as required by applicable Law;

(x)     except as required by Law or pursuant to the terms of any Company Benefit Plan, (A) paid or agreed to pay any pension, retirement allowance or other employee benefit to any current or former director, officer, employee, or independent contractor of the Company or any of the Company Subsidiaries; (B) entered into any new, or amended any existing, employment or severance or termination agreement with any director, officer, employee or independent contractor of the Company other than new agreements with non-executive employees in the ordinary course which do not provide for severance benefits; (C) entered into, adopted, amended, or terminated any Company Benefit Plan or any compensation or benefit agreement, plan, program, or arrangement that would be a Company Benefit Plan if it were in existence as of the Agreement Date; (D) became obligated under any new Company Benefit Plan (or any benefit plan that would be a Company Benefit Plan if it were in existence as of the Agreement Date) or employee agreement that was not in existence on the Interim Balance Sheet Date; or (E) granted any increase in compensation or benefits (including salary, bonus or other benefits) to any current or former officer, director or independent contractor, or executive-level employee of the Company or any of the Company Subsidiaries; or (F) hired or terminated (other than for cause) any executive-level employee;

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(xi)     implemented any employee layoffs that implicated the WARN Act;

(xii)     changed its accounting methods, except as required by applicable Law or GAAP;

(xiii)     made any capital investment in or loan to any Person, except for (A) extensions of credit to customers in the Ordinary Course of Business and (B) advances to current or former employees of the Company or any of the Company Subsidiaries for travel and business expenses in the Ordinary Course of Business;

(xiv)     except in the Ordinary Course of Business, (A) entered into any Material Contract or Company Permit; or (B) modified, rescinded, terminated, waived, released or otherwise amended in any material respect any of the terms or provisions of any Material Contract or Company Permit;

(xv)     made or changed any income or other material Tax election, changed any Tax accounting period, filed any amended Tax Return, entered into a closing agreement or similar agreement or arrangement with respect to Taxes, surrendered any right to claim a material Tax refund, consented to any extension or waiver of the limitations period applicable to any income or other material Tax claim or assessment, made or requested any Tax ruling, failed to pay any income or other material Tax as it became due and payable, entered into any Tax sharing or similar agreement or arrangement (excluding customary commercial agreements entered into in the Ordinary Course of Business and not primarily related to Taxes), entered into any transactions giving rise to a deferred gain or loss, or settled, consented to or compromised any income or other material Tax claim or assessment;

(xvi)     settled, released or forgiven any material Action or material claim or waived any right thereto;

(xvii)     incurred, redeemed, defeased, cancelled, or, in any material respect, modified any Indebtedness other than borrowings under the existing facilities in the Ordinary Course of Business and not exceeding $100,000 in the aggregate;

(xviii)     authorized any of, or committed or agreed to take any of, or resolved to take, or entered into entered into any Contract to take any of the actions set forth in this Section 3.10.

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3.11     Compliance with Law; Permits.

(a)     Except as set forth in Schedule 3.11(a), (i) the Company and the Company Subsidiaries are, and since the Applicable Date have been, in compliance in all material respects with all applicable Laws and, to the Knowledge of the Company, there have been no investigations or reviews, audits or other communications alleging a violation of any applicable Laws by any Governmental Authority with respect to the Company or any Company Subsidiary and, to the Knowledge of the Company, there are no such investigations, reviews or audits pending or threatened, and (ii) neither the Company nor any Company Subsidiary has received since the Applicable Date any written or, to the Knowledge of the Company or any Subsidiary, oral notice (A) from any Governmental Authority (i) neither the Company nor any of the Company Subsidiaries is not in material compliance with, or the Company or any of the Company Subsidiaries has in the past not been in material compliance with, any applicable Laws or (ii) stating an intention of such Governmental Authority to conduct the same, or (B) to the effect that any Governmental Authority intends to initiate any Action against the Company, any of the Company Subsidiaries, or any of material assets or properties of the Company or any of the Company Subsidiaries.

(b)     The Company and each of the Company Subsidiaries, as applicable, possesses all franchises, authorizations, accreditations, licenses, permits, certificates, approvals, clearances, variances, waivers, consents, registrations, certificates of authority, agreements granting access to public rights of way, Orders or similar rights issued, granted, given, obtained or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law (collectively, “Permits”) that are necessary for the Company and each of the Company Subsidiaries to own, lease and operate their respective assets and properties and conduct the Business as currently conducted in material compliance with applicable Law and any Orders applicable to the Company, the Company Subsidiaries, or any of their respective assets or properties. The material Permits held by the Company and the Company Subsidiaries are listed on Schedule 3.11(b) and are valid and in full force and effect and are not subject to any proceeding that could result in modification, termination or revocation thereof. The Company and each Company Subsidiary is in compliance in all material respects with the terms and requirements of such Permits. Since the Applicable Date, none of the Company or any Company Subsidiary has received notice that the Governmental Authority or other Person issuing or authorizing any such Permit intends to terminate or refuse to renew or reissue such Permit.

3.12     Taxes.

(a)     Except as set forth in Schedule 3.12, the Company and the Company Subsidiaries have accurately (in all material respects) and timely filed (taking into account valid extensions) all income and all other material Tax Returns required to have been filed by them and have timely paid all material Taxes due (whether or not shown to be due thereon). The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and the Company Subsidiaries through the date of such financial statements. The Company and the Company Subsidiaries have timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax Authority) all material Taxes required to be paid or withheld. Any unpaid Taxes of the Company and each of the Company Subsidiaries (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Historical Financial Statements and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns.

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(b)     As of the Agreement Date, there are no pending or, to the Knowledge of the Company, threatened Actions for the assessment or collection of income or other material Taxes owed or owing by the Company or any of the Company Subsidiaries. No audits or other examinations or Actions (including any notices of deficiency or proposed adjustments) with respect to Taxes of the Company or the Company Subsidiaries are presently in progress or have been asserted or proposed to the Company or the Company Subsidiaries in writing. No written claim has been made since the Applicable Date to the Company or any of the Company Subsidiaries by a Governmental Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax or required to file Tax Returns in that jurisdiction.

(c)     Neither the Company nor any of the Company Subsidiaries has executed, requested or filed with any Governmental Authority any agreement extending the period for assessment or collection of any Taxes which has not since expired.

(d)     There are no waivers or extensions of any statute of limitations requested in writing or currently in effect with respect to a Tax assessment or deficiency of the Company or any of the Company Subsidiaries.

(e)     There are no liens for Taxes (other than Permitted Encumbrances) upon any of the assets of the Company or any of the Company Subsidiaries.

(f)     None of the Company or any of the Company Subsidiaries (i) is a party to or bound by (x) any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement, except, in each case, for customary commercial agreements entered into in the Ordinary Course of Business and not primarily related to Taxes, (y) any closing agreement (within the meaning of Section 7121(a) of the Code (or any similar or analogous provision of state, local or non-U.S. Law)) or other ruling or written agreement with a Tax authority, in each case, with respect to material Taxes or (z) any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any analogous provision of state, local, or non-U.S. law), (ii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar or analogous provision of state, local, or non-U.S. Law) or as transferee or successor, by Contract or otherwise, or (iii) is or has been a member of an affiliated group (other than a group the common parent of which is or was the Company) filing an affiliated, consolidated, combined or unitary Tax Return.

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(g)     None of the Company or any of the Company Subsidiaries is a party to, has participated in, or is currently participating in, a “listed transaction” (as defined in Section 6707A(c)(2) the Code and Treasury Regulations Section 1.6011-4(b)(2) or any similar or analogous provision of state, local, or non-U.S. Law, including any Law introduced to counter tax avoidance or evasion), including any Law introduced to counter tax avoidance or evasion.

(h)     None of the Company or any of the Company Subsidiaries has ever been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code and the Treasury Regulations promulgated thereunder (or any similar or analogous provision of state, local, or non-U.S. Law).

(i)     None of the Company or any of the Company Subsidiaries will be required to include any amount in income, or exclude any item of deduction, in a taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in method of accounting occurring on or prior to the Closing Date, (ii) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) any intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar or analogous provision of state, local, or non-U.S. Law), (iv) an installment sale or open transaction arising on or before the Closing Date, (v) a prepaid amount received or paid, or deferred revenue or gains arising or accrued, on or before the Closing Date, or (vi) an election under Section 108(i) of the Code (or any similar or analogous provision of state, local, or non-U.S. Law). None of the Company or any of the Company Subsidiaries will be subject to any Tax after the Closing Date by reason of Section 965 of the Code.

(j)     No Company Subsidiary has received any notice under section 93 of the UK Finance Act 2015 or section 95 of the UK Finance Act 2015, and there are no facts or circumstances in existence that make the receipt of such a notice by a Company Subsidiary reasonably likely.

(k)     Each Company Subsidiary that is organized or was formed in the United Kingdom has in place reasonable procedures in line with the draft guidance published by UK HM Revenue & Customs or the guidance under section 47 of the UK Criminal Finances Act 2017, which procedures are designed to prevent Associated Persons from committing any UK tax evasion facilitation offence within the meaning of section 45(5) of the Criminal Finances Act 2017 or any foreign tax evasion facilitation offence within the meaning of section 46(6) of the Criminal Finances Act 2017.

3.13     Intellectual Property.

(a)     Schedule 3.13(a) sets forth an accurate and complete list of all (i) trademark and service mark registrations and pending registration applications, unregistered trademarks or service marks, Internet domain name registrations and trade names, (ii) patents and pending patent applications, and (iii) copyright registrations and pending registration applications, in each case, that are owned by the Company or any of the Company Subsidiaries, including, to the extent applicable, the date of registration or application and name of registration body where the registration or application was made.

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(b)     The Company or one of the Company Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has a valid and enforceable license or right to use, all Intellectual Property that is necessary for the operation of the Business (collectively, the “Company Intellectual Property”), and, with respect to owned and licensed Intellectual Property, free and clear of any Encumbrances (except for Permitted Encumbrances).

(c)     The conduct of the Business (as currently conducted) by the Company and the Company Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property rights, and there is no claim of any such infringement or violation pending or to the Knowledge of the Company threatened against the Company or any of the Company Subsidiaries.

(d)     To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by the Company or any of the Company Subsidiaries and used in the conduct of the Business, and no claim of any such infringement, misappropriation, dilution or violation is pending or threatened against any Person by the Company or any of the Company Subsidiaries. Since January 1, 2013, neither the Company nor any of the Company Subsidiaries has received written notice from any third Person alleging that the operation of the Business of the Company or any of the Company Subsidiaries or of the Company’s or any of the Company Subsidiaries’ products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person in a manner that has or could reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole.

(e)     Neither the Company nor any of the Company Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property used in the conduct of the Business as currently conducted to any third Person. Neither the Company nor any Subsidiary has performed developments for any third party, except where the Company or a Subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith that is used in or necessary for the operation of its Business.

(f)     The Company and each of the Company Subsidiaries has taken commercially reasonable steps to protect the Company’s and the Company Subsidiaries’ rights in confidential information and trade secrets (including the source code to any Company Products) or any trade secrets or confidential information of third Persons provided to the Company or any of the Company Subsidiaries.

(g)     No Company Intellectual Property owned by the Company or, to the Knowledge of the Company, any other Company Intellectual Property, is subject to any proceeding or Order that (i) restricts in any manner the use, sale, assignment, license or lease thereof by the Company or any of the Company Subsidiaries; or (ii) may affect, in full or in part, the validity, subsistence, enforceability or force and effect thereof.

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(h)     The Company or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the Business. The Company and each of the Company Subsidiaries maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and in the last twelve (12) months, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all respects.

(i)     The Company, each of the Company Subsidiaries, and the conduct of the Business are in compliance with, and have been in compliance with all Data Security Requirements and there have not been any actual or alleged incidents of data security breaches, unauthorized access or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Business Data or other notices, threats of investigation, claims, complaints or other correspondence from any Person alleging non-compliance by the Company or any Company Subsidiary with the Data Security Requirements. The transactions contemplated by this Agreement will not result in any liabilities in connection with any Data Security Requirements.

3.14     Material Contracts.

(a)     Schedule 3.14(a) sets forth an accurate and complete list of each of the following Contracts:

(i)     any Contract under which the Company or any of the Company Subsidiaries has borrowed any money or issued any note, bond, debenture or similar instrument, or has directly or indirectly guaranteed any borrowed money of any other Person or any note, bond, debenture or similar instrument issued by any other Person, in any such case involving unpaid principal amounts in excess of $250,000 (it being understood that “borrowed any money” shall not include any trade accounts payable);

(ii)     any Contract constituting a Company Employee Agreement pursuant to which the Company is or may become obligated to (A) make any severance, termination, Tax gross-up or similar payment to any Company Associate or any spouse or heir of any Company Associate, (B) make any bonus, deferred compensation or similar payment (other than payments constituting base salary or commissions paid in the ordinary course of business consistent with past practice), (C) grant or accelerate the vesting of, or otherwise modify, any equity award other than accelerated vesting pursuant to the Company Benefit Plans;

(iii)     any Contract under which the Company or any of the Company Subsidiaries provides a performance bond or guarantee, advance payment guarantee or any other similar instrument to any supplier or customer of the Company or any of the Company Subsidiaries (or any Contract under which a third party provides such instrument on behalf of the Company or any of the Company Subsidiaries);

(iv)     any Contract for capital expenditures or the acquisition or construction of fixed assets for the benefit and use of the Company or any of the Company Subsidiaries, the performance of which involves unpaid commitments or liabilities in excess of $250,000;

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(v)     any collective bargaining agreement or other Contract with any labor union, organization, works council, or group of employees;

(vi)     any Contract with any director, officer, employee, individual independent contractor or consultant of the Company on a full-time, part-time, consulting or other basis providing annual compensation in excess of $175,000;

(vii)     each joint venture, partnership or similar Contract, including any Contracts governing any collaboration, strategic alliance, research or development or similar arrangement which requires the sharing of future revenues or profits;

(viii)     each Contract relating to the acquisition or disposition (by merger, consolidation or acquisition of stock or assets) by the Company or any of the Company Subsidiaries of any Person or division thereof or a collection of assets constituting all or substantially all of a business or business unit entered into by the Company or any of the Company Subsidiaries at any time during the two (2) years prior to the Agreement Date;

(ix)     any Contract relating to the Leased Real Property which has an annual rental expense in excess of $100,000;

(x)     any Contract providing for the performance of services or delivery of goods or materials by or to the Company and/or any of the Company Subsidiaries and which requires consideration to be furnished, or which would reasonably be expected to result in consideration to be furnished, to or by the Company and/or the Company Subsidiaries having a value in excess requiring payment by any party exceeding $250,000 annually;

(xi)     any Contract (A) containing a covenant not to compete by the Company or any of the Company Subsidiaries (or, following the Effective Time, Parent, the Surviving Corporation or any of its or their respective Affiliates), (B) containing any other restriction, in each case that materially impairs the ability of the Company or any of the Company Subsidiaries (or, following the Effective Time, Parent, the Surviving Corporation or any of its or their respective Affiliates) to freely conduct the Business in the Ordinary Course of Business (excluding, in each of (A) and (B), any confidentiality, nondisclosure and non-solicit agreements or arrangements which are entered into by the Company or any of the Company Subsidiaries (x) in the Ordinary Course of Business (including any such agreements or arrangements that are contained in the standard terms and conditions provided by customers of the Company or any of the Company Subsidiaries) or (y) in connection with any commercial arrangements or strategic alliances, or a potential sale of the Company) or levying a fine, charge or other payment for doing so, and (C) containing and limiting the right of the Company or any of the Company Subsidiaries (or, following the Effective Time, Parent, the Surviving Corporation or any of its or their respective Affiliates) pursuant to any “most favored nation,” “exclusivity” or similar provisions, in each case other than any such Contracts that may be cancelled without material liability to the Company or the Company Subsidiaries upon notice of thirty (30) days or less;

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(xii)     any Contract with any Governmental Authority;

(xiii)     any Contract with any of the ten (10) largest customers of the Company and the Company Subsidiaries, taken as a whole, determined on the basis of revenues received by the Company and the Company Subsidiaries, taken as a whole, for the twelve (12) month period ended June 30, 2019);

(xiv)     any Contract not otherwise described in any other subsection of this Section 3.14(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company;

(xv)     any Contract under which the Company or any of the Company Subsidiaries is a licensee of or is otherwise granted by a third party any rights to use any Intellectual Property (other than non-exclusive end user licenses of commercially-available Software used solely for internal use and with a total replacement cost of less than $150,000;

(xvi)     any Contract under which the Company or any of the Company Subsidiaries is a licensor or otherwise grants to a third party any rights to use any Intellectual Property (other than Intellectual Property licensed to customers on a non-exclusive basis in the ordinary course of business);

(xvii)     any Contract for the development of Intellectual Property for the benefit of the Company or any of the Company Subsidiaries;

(xviii)     any Contract containing an agreement by the Company or any of the Company Subsidiaries to provide any Person with access to the source code for any Company Products (including any contract with an escrow agent to provide for the source code for any Company Products to be put in escrow);

(xix)     any Contract that by its express terms requires the Company, or any successor to, or acquirer of, the Company, to make any payment to another Person as a result of a change of control of the Company (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;

(xx)     any Contract between the Company or any Company Subsidiary, on the one hand, and any of the Company’s or Company Subsidiary’s stockholders or equityholders, on the other hand; and

(xxi)     any Contract to enter into any of the foregoing.

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(b)     (i) Each of the Contracts required to be disclosed pursuant to Section 3.14(a) (collectively, the “Material Contracts”) (A) constitutes a valid and binding obligation of the Company and/or any of the Company Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto and (B) is in full force and effect, except in each of the preceding clauses (A) and (B) as limited by the Enforceability Exceptions (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, (ii) the Company and the Company Subsidiaries have fulfilled and performed in all material respects their obligations under each Material Contract (to the extent performance has been required of the Company or the Company Subsidiaries), and (iii) to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries nor any counterparties thereto are in, or are alleged to be in, any breach or default under any Material Contract which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary party thereto nor, to the Knowledge of the Company, any other party to a Material Contract, has taken or failed to take any action that with or without notice, lapse of time or both would constitute a breach of or default under any Material Contract. To the Knowledge of the Company, no Person is challenging the validity or enforceability of any Material Contract. The Company has not received any notice or other communication from any Person that such Person intends to terminate or not renew, or materially amend, modify or alter, any Material Contract or the relationship with the Company and the Company Subsidiaries contemplated by such Material Contract, or reduce or adversely affect the business conducted with the Company and the Company Subsidiaries thereunder. Since the Applicable Date, the Company has not received any written notice regarding any material violation or breach or default under any Material Contract. The Company has made available to Parent or Parent’s Representatives an accurate and complete copy of each Material Contract.

3.15     Insurance. As of the Agreement Date, the Company and the Company Subsidiaries have all material policies of insurance covering the Company and the Company Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that the Company reasonably has determined to be prudent, taking into account the industries in which the Company and the Company Subsidiaries operate. As of the Agreement Date, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.16     Litigation. There are no, and since the Applicable Date, there have not been any, Actions pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that, if adversely determined, would individually or in the aggregate reasonably be expected to be material or otherwise result in liability in excess of $100,000, or that otherwise sought or seek injunctive relief or other equitable remedy, or that involve or involved the Company’s or any Company Subsidiary’s officers or directors. As of the Agreement Date, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries challenging the validity of or which would reasonably be expected to prevent, delay, affect or prohibit, the consummation of the transactions contemplated by this Agreement or any other Transaction Document. Neither the Company nor any of the Company Subsidiaries is subject to any material judgments, settlements, writs, decrees, injunctions or orders of any Governmental Authority. Neither the Company nor any Company Subsidiary is, or since the Applicable Date has been, a party or subject to the provisions of any Order, settlement agreement or award entered, issued or made by or with any Governmental Authority.

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3.17     Employment, Management, Change of Control or Severance Agreements; Labor.

(a)     The Company has provided Parent with (i) true, complete and correct copies of all written employment, contractual policies, management, change of control or severance agreements or arrangements which have been entered into between the Company and any Subsidiary, on the one hand, and any employee, on the other hand, including any amendments thereto, and (ii) a list of each and every current officer of the Company or a Subsidiary or each and every other employee of the Company or a Subsidiary with a level of annual compensation that is in excess of $175,000 per fiscal year for the Company’s fiscal year ended June 30, 2018. Other than as expressly set forth in such agreements or amendments, or as set forth in Schedule 3.17(a), since June 30, 2018, there have been no changes, and there are no proposed amendments or changes, to the remuneration or benefits of any kind payable or due to any officer or employee of the Company described in clause (ii) of the preceding sentence. No employees of the Company or any of the Company Subsidiaries will be entitled, solely as a result of the entering into of this Agreement or Closing, to: terminate their employment or engagement or cause their employment or engagement to be terminated; receive any payment, reward or benefit of any kind; or treat themselves as being dismissed.

(b)     No strike, work stoppage, walkout, lockout, slowdown, or other material labor dispute involving the employees of the Company or any of the Company Subsidiaries is pending or, to the Knowledge of the Company, threatened, and no such dispute has occurred since the Applicable Date. Neither the Company nor any of the Company Subsidiaries is currently party to any material Action based on labor or employment matters. There is no union, labor organization, works council, or group of employees representation petition of the Company or any of the Company Subsidiaries pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company are there or since the Applicable Date have there been any other ongoing or threatened union organizing activities. Neither the Company nor any of the Company Subsidiaries are a party to or bound by any collective bargaining agreement or other Contract with any labor union, organization, works council, or group of employees. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements or other Contracts with any labor organization otherwise being negotiated with respect to such employees in connection with their employment with the Company or any of the Company Subsidiaries. Since the Applicable Date, neither the Company nor any of the Company Subsidiaries has implemented any employee layoffs or plant closures that would require notification pursuant to the WARN Act. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor, employment, immigration and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, wages, holiday pay and hours (including the classification of independent contractors, workers, agency workers, consultants, self-employed workers and exempt and non-exempt employees), immigration (including right to work checks), employment discrimination, disability rights or benefits, equal opportunity (including compliance with any affirmative action plan obligations), plant closures and layoffs, workers’ compensation, labor relations, employee leave issues and unemployment insurance. The Company or the applicable Company Subsidiary has promptly, thoroughly and impartially investigated all employment discrimination and sexual harassment allegations made by, of, or against, any employee since the Applicable Date. With respect to each such allegation with potential merit, the Company or the applicable Company Subsidiary has taken prompt corrective action that is reasonably calculated to prevent further discrimination and harassment and the Company does not reasonably expect to incur any material liability with respect to any such allegations.

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3.18     Employee Benefit Plans.

(a)     Schedule 3.18(a) sets forth an accurate and complete list of each Employee Benefit Plan maintained, sponsored, contributed to, or required to be contributed to by the Company or Company Subsidiaries or for which the Company or Company Subsidiaries have, or may have, any current or contingent liability or obligation (collectively, the “Company Benefit Plans”).

(b)     The Company is not, nor has it been, connected with or an associate of (within the meaning of sections 38 and 51 of the Pensions Act 2004) a person who is or was at any time an employer in relation to an occupational pension scheme within the meaning of section 1 of the Pension Schemes Act 1993, other than a scheme under which all the benefits are Money Purchase Benefits.

(c)     Except as set forth in Schedule 3.18(c):

(i)     Each Company Benefit Plan (A) has been established, maintained, funded and administered in all material respects in form and operation in accordance with its terms and all applicable Law, including, without limitation ERISA and the Code and (B) is in compliance in all material respects with applicable Laws, including, if applicable to such Company Benefit Plan, the applicable requirements of ERISA and the Code. All contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are due have been paid on a timely basis with respect to each Company Benefit Plan. All contributions, premiums or other payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued.

(ii)     Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (or any prototype or volume submitter plan with respect to which a Company Benefit Plan has been adopted) is so qualified and has received a current favorable determination letter (or opinion letter on which it is entitled to rely) as to its qualification from the IRS and, to the Knowledge of the Company, no event has occurred or circumstance exists that could give rise to the disqualification or loss of tax-exempt status of any such Company Benefit Plan or related trust. No Company Benefit Plan is and none of the Company, Company Subsidiaries or any ERISA Affiliate sponsors, maintains, contributes to, or has an obligation to contribute to, or otherwise has any liability or obligation under or with respect to (A) a Multiemployer Plan, (B) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or other pension plan that is subject to Title IV of ERISA or Section 412 of the Code, (C) a “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code), (D) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (E) any plan or arrangement that provides post-termination or post-retirement medical, health, life insurance or other welfare-type benefits to current or former employees, directors, or officers of the Company, Company Subsidiaries or any ERISA Affiliates, any of their dependents or beneficiaries or any other individual (other than continuation coverage required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or any similar state Law for which the covered Person pays the full cost of coverage). Neither the Company nor its Company Subsidiaries has any liability by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

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(iii)     Without limiting the generality of Section 3.18, with respect to each Company Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States (whether or not United States law also applies) (a “Foreign Plan”) (A) has been maintained in material compliance with all applicable requirements (including requirements necessary to maintain their status as a registered pension scheme under the Finance Act 2004 as applicable) and all material employer and employee contributions required by law or by the terms of the Foreign Plan have been timely made, (including where applicable, meeting obligations under Part 1 of the Pensions Act 2008), (B) there is no contribution, premium, charge or expense payable to or in respect of any Foreign Plan which has fallen due but is unpaid, (C) no proposal or assurance has been announced or given to any employee of the Company or any of the Company Subsidiaries regarding the continuance, discontinuance, or alteration of any Relevant Benefit in respect of a Foreign Plan, (D) if it is intended to qualify for special tax treatment, meets all requirements for such treatment, (E) if it is intended or required to be funded and/or book-reserved, it is fully funded and/or book reserved, as appropriate, based on reasonable actuarial assumptions, and (F) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA).

(iv)     The Company and the Company Subsidiaries have at all times complied with all applicable legal and regulatory requirements so far as they impose obligations on it in respect of the provision of Relevant Benefits including but not limited to its obligations under Part 1 of the Pensions Act 2008.

(v)     As of the Agreement Date, (A) with respect to each Company Benefit Plan, no material Action or claim (other than routine claims for benefits) is pending or threatened; and (B) to the Knowledge of the Company, no facts or circumstances exist that would give rise to any such Action. There have been no non-exempt prohibited transactions (within the meaning of Section 406 of ERISA, Section 4975 of the Code, or violations of Section 407 or ERISA) or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) with respect to any Company Benefit Plan. Neither the Company nor its Company Subsidiaries has incurred (whether or not assessed) any material Tax or other liability under the Patient Protection and Affordable Care Act or Section 4980B, 4980D or 4980H or 6721 or 6722 of the Code.

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(vi)     As of the Agreement Date, no employee of the Company or any of the Company Subsidiaries has any right to (A) enhanced benefits on redundancy or early retirement (or any other occupational pension scheme rights which do not relate to benefits for old age, invalidity or survivors), or (B) to a set amount of employer pension contributions that is higher than has been disclosed, in each case as a result of a "relevant transfer", as defined in TUPE.

(vii)     Except as contemplated in this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (A) entitle any current or former director, employee or officer of the Company or any of its ERISA Affiliates to severance pay or an increase in severance pay upon any termination of employment on or after the Closing Date, (B) accelerate the time of payment, funding or vesting or increase the amount of compensation or benefits due any such individual or (C) limit or restrict the right of the Company or any ERISA Affiliate to amend or terminate any Company Benefit Plan.

(viii)     With respect to each Company Benefit Plan, the Company has provided correct and complete copies of the following materials to Parent as applicable: (A) the current plan, trust documents and other funding arrangements, and insurance policies for each Company Benefit Plan (including all amendments and modifications thereto), (B) the most recent determination or opinion letter from the IRS with respect to any of the Company Benefit Plans intended to be qualified under Section 401(a) of the Code, (C) with respect to all Company Benefit Plans, the current summary plan description for each Company Benefit Plan and summaries of material modifications thereto, (D) the two most recent annual report on Form 5500 for each Company Benefit Plan for which such reports are required (and all attachments thereto), and (E) any non-routine correspondence with any Governmental Authority related to a Company Benefit Plan.

(ix)     Except as set forth in Schedule 3.18(c), neither the execution, delivery of and performance by the Company of its obligations under the transactions contemplated by this Agreement and any other Transaction Documents, nor the consummation of the transactions contemplated hereby, will (either alone or in connection with any additional or subsequent events) directly or indirectly result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.

3.19     Environmental Matters. Except as set forth in Schedule 3.19:

(a)     The Company and the Company Subsidiaries are, and have been since the Applicable Date, in compliance with all applicable Environmental Laws and Permits, including with respect to any Leased Real Property and the Business.

(b)     The Company and the Company Subsidiaries possess all Permits required under applicable Environmental Laws for the conduct of the Business, and all such Permits are valid and in good standing, or are being renewed in accordance with applicable Environmental Law.

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(c)     There is no Action relating to Environmental Laws that is pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, including with respect to the Leased Real Property and the Business;

(d)     Neither the Company nor any of the Company Subsidiaries: (i) has treated, stored, disposed of or arranged for the disposal of, transported, handled, manufactured, distributed, exposed any Person to or released any Hazardous Materials in violation of Environmental Law, (ii) is obligated to perform any action, cleanup, removal, remediation or otherwise incur any expense under Environmental Law pursuant to any Order, decree, judgment or agreement by which it is bound, (iii) has exposed any employee or other Person to Hazardous Material in violation of or in a manner giving rise to liability under any applicable Environmental Law, or (iv) has assumed any such obligation by Contract, other than pursuant to operating leases.

3.20     International Trade; Anti-Corruption.

(a)     The Company and the Company Subsidiaries, their respective directors, officers, and employees (the “Company Relevant Persons”), and, to the Knowledge of the Company, any agent, distributor, reseller or other Person acting on behalf of any of them (the “Other Relevant Persons”) are and have in the past five (5) years been in compliance with: (i) all applicable sanctions laws, including the economic sanctions laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), the United Kingdom and the European Union; (ii) any laws or regulations regarding the importation of goods, including those administered by U.S. Customs and Border Protection; (iii) all applicable export control laws, including the Export Administration Regulations and the International Traffic in Arms Regulations, related to the regulation of exports (including deemed exports), re-exports, transfers, releases, shipments, transmissions, imports or similar transfer of goods, technology, data, software or services, or any other transactions or business dealings, by or on behalf of the Company or the Company Subsidiaries; and (iv) U.S. anti-boycott regulations ((i) through (iv) collectively, “Customs & International Trade Laws”)

(b)     None of the Company or the Company Subsidiaries, nor the Company Relevant Persons, nor, to the Knowledge of the Company, any Other Relevant Persons (i) have been or are designated on, or are owned or controlled by a party that has been or is designated on, any list of restricted parties (“Sanctioned Persons”) maintained by any applicable Governmental Authority, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s (“DOC”) Denied Persons List, the DOC’s Entity List, the Debarred List maintained by the U.S. Department of State or the EU Consolidated List; (ii) have been resident, located, or organized in a jurisdiction that is or has in the last five (5) years been subject to a U.S. comprehensive embargo (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela and the Crimea region of Ukraine) (a “Sanctioned Country”); or (iii) have engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country.

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(c)     In the last five (5) years, neither the Company nor any Company Relevant Person or Other Relevant Person has (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (iii) established or maintained any unlawful fund of corporate monies or properties, (iii) used any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses, (iv) directly or indirectly, made, offered, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any official of a Governmental Authority or any other Person or (v) violated in any respect the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 or other applicable anti-corruption or anti-money laundering laws (“Anti-Corruption Laws”), in each case of (i) - (v), in connection with or relating to the business of the Company.

(d)     There is no current investigation, allegation, request for information, notice, internal or, to the Knowledge of the Company, external investigation or other inquiry by any Governmental Authority or any other Person regarding the actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws by the Company or the Company Subsidiaries and in the last five (5) years the Company and the Company Subsidiaries have not received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Authority or any other Person, or made any voluntary or involuntary disclosure or conducted any internal investigation or audit, regarding any actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws.

3.21     Transactions with Related Persons. The Company and the Company Subsidiaries are not party to any Contract, transaction, arrangement, commitment or understanding, and have not engaged in any material transaction, with (i) any of their officers, any members of their Board of Directors (or comparable governing body), (ii) any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) that holds more than ten percent (10%) of the issued and outstanding shares of Common Stock on the Agreement Date or (iii) any Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any Person described in the foregoing clauses (i) or (ii) (including, without limitation, any Company Benefit Plan).

3.22     Disclosure Documents. The Information Statement to be filed with the SEC in connection with the Merger will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Information Statement and any amendments or supplements thereto is first filed with the SEC and at the time it is first mailed to the Company Stockholders, the Information Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.22 will not apply to statements or omissions included or incorporated by reference in the Information Statement based upon information supplied by Parent, Merger Sub or any of their respective Representatives in writing specifically for use or incorporation by reference therein.

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3.23     Board Approvals. The Company Board, at a meeting duly called and held, has unanimously adopted resolutions effecting the Company Board Recommendation. As of the Agreement Date, the Company Board Recommendation has not been amended, rescinded or modified.

3.24     Takeover Laws. The Company and the Company Board have granted all approvals and taken all actions necessary to exempt this Agreement and the transactions contemplated hereby, including the Merger, from the provisions of Section 203 of the Delaware General Corporation Law so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement. No other anti-takeover, “fair price”, “moratorium”, “control share acquisition”, “business combination statute or regulation”, “supermajority”, “affiliate transactions” state or regulations, or other similar restrictions on business combinations or voting requirements, or other similar U.S., foreign, state or local anti-takeover Law or regulations (including Section 203 of the DGCL) (each a “Takeover Law”), applies, purports to apply or will apply at the Effective Time to this Agreement or the transactions contemplated hereby. The Company does not have any stockholder rights plan or “poison pill” in effect, including without limitation any agreement with a third-party trust or fiduciary entity with respect thereto.

3.25     [Intentionally Omitted].

3.26     Opinion of the Company Financial Advisor. The Company Board has received, and has provided to Merger Sub (together with the engagement letter from the Company Financial Advisor) a true and complete copy of, an opinion (the “Opinion”) from Mirus Securities, Inc. (the “Company Financial Advisor”) to the effect that, as of the Agreement Date and subject to certain assumptions, qualifications, limitations and other matters set forth therein, the consideration to be received by the Company Stockholders, the Optionholders and the Restricted Share Holders pursuant to the Merger is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective Affiliates and holders of EMI Options and Restricted Shares).

3.27     Books and Records. The minute books and stock record books of the Company and each of the Company Subsidiaries, all of which have been made available to Parent, are materially complete and correct. The minute books of the Company and each of the Company Subsidiaries contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the Company Board and any committees of the Company Board and the Boards of Directors of the Company Subsidiaries, as applicable, and no meeting, or action taken by written consent, of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company. The accounting, financial reporting, and business books and records of the Company and each of the Company Subsidiaries accurately and fairly reflect in all material respects the business and condition of the Company and the Company Subsidiaries and the transactions and the assets and liabilities of the Company and the Company Subsidiaries with respect thereto.

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3.28     No Other Representations or Warranties; Reliance. Except for the representations and warranties contained in this Article ARTICLE III or in any certificate delivered by the Company pursuant to this Agreement, Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent in the Company’s due diligence data room created in connection with the Merger (other than information contained in the Company Data Room that is specifically referred to in any of the representations and warranties contained in this Article ARTICLE III) or management presentations in expectation of the transactions contemplated by this Agreement, including with respect to the completeness, accuracy or currency of any such information. The Company disclaims any other representations or warranties, whether made by the Company or any of the Company Subsidiaries or any other Person.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1     Existence; Good Standing.

(a)     Parent is a private limited company duly organized, validly existing and in good standing under the laws of England and Wales and has all required company power and authority to own or lease its properties and assets and to conduct its business as presently conducted. Parent is duly licensed or qualified to do business as a foreign entity and is in good standing under the laws of each other jurisdiction in which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations under this Agreement and any of the other Transaction Documents to which it will be a party or to consummate the transactions contemplated hereby and thereby.

(b)     Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all required corporate power and authority to own or lease its properties and assets and to conduct its business as presently conducted.

4.2     Capitalization of Merger Sub and Parent Sub. As of the Agreement Date, the authorized share capital of Merger Sub consists of 1000 shares, $0.01 par value per share, 1000 shares of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by a wholly owned Subsidiary of Parent (“Parent Sub”). All of the issued and outstanding share capital of Parent Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and activities incidental thereto, and it has not conducted any business prior to the Agreement Date other than in connection with the Transactions and those incident to Merger Sub’s formation and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement.

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4.3     Authorization; Enforceability.

(a)     Assuming that the representations and warranties of the Company set forth in Section 3.2 are true and correct, each of Parent and Merger Sub has all necessary power and authority to enter into this Agreement, and, assuming the Merger is consummated in accordance with the DGCL, to perform their obligations hereunder and to consummate the Transactions. The board of directors of Parent has adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions. The board of directors of Merger Sub has adopted resolutions (a) approving this Agreement and the Transactions and declaring it advisable to enter into this Agreement and consummate the Transactions and (b) recommending that Merger Sub’s stockholder adopt this Agreement. Parent and Parent Sub, as the sole stockholder of Merger Sub, will approve this Agreement and the Transactions immediately following the execution and delivery of this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub have been duly and validly authorized by (i) all necessary corporate action (including any stockholder vote or other action) on the part of Parent and Merger Sub and (ii) all necessary corporate action (including any stockholder vote or other action) of Parent Sub, as applicable, and no other corporate proceedings on the part of Parent, Merger Sub or Parent Sub are necessary to authorize this Agreement or to consummate the Transactions.

(b)     This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions. Assuming the accuracy of the representations and warranties of the Company and the Company Subsidiaries set forth in Section 3.2, no Takeover Laws apply or will apply to Parent or Merger Sub pursuant to this Agreement or the Transactions.

4.4     No Conflicts; Required Filings and Consents.

(a)     The execution and delivery by each of Parent and Merger Sub of this Agreement or any of the other Transaction Documents to which it is (or will be) a party, and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby, will not (i) assuming that all filings, registrations, notifications, authorizations, consents and approvals described in Section 3.5 have been made or obtained (or that all applicable waiting periods have expired), violate any applicable Law to which Parent, Parent Sub or Merger Sub is subject, (ii) conflict with, result in a violation or breach of, constitute a default, or any event that, with notice or lapse of time or both, would become a default, under, result in the acceleration of any obligations under, or require any notice under, any Contract, or (iii) conflict with, or violate the articles or certificate of incorporation or formation, by-laws, limited liability company agreement, partnership agreement or such other organizational documents of Parent, Parent Sub or Merger Sub, except with respect to the foregoing clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or materially delay Parent’s or Merger Sub’s performance of its obligations under this Agreement or any of the other Transaction Documents to which it is (or will be) a party, or the consummation of the transactions contemplated hereby or thereby.

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(b)     The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign government, regulatory or administrative agency or commission or other Governmental Authority, except for complying with (i) any applicable requirements of the Exchange Act, (ii) any filings with the SEC as may be required by Parent and/or Merger Sub in connection with this Agreement and the Transactions, (iii) any filings as may be required under the DGCL in connection with the Merger Transactions, including the filing with the Secretary of State of the State of Delaware of the Certificate of Merger, and (iv) any other actions or filings the absence of which could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of either Parent or Merger Sub to execute and enter into this Agreement and perform their respective obligations hereunder.

4.5     Brokers’ Fees. Neither Parent nor Merger Sub has employed or retained any broker or finder or incurred, or will otherwise become liable for, any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents for which any of the Company Stockholders, Optionholders, Restricted Share Holders, the Company or any of the Company’s Subsidiaries will be responsible.

4.6     Litigation. There are no Actions pending or, to the Knowledge of Parent, threatened against Parent, Parent Sub or Merger Sub, which, if adversely determined, would reasonably be expected to prevent or materially impair or materially delay Parent’s or Merger Sub’s performance of its obligations under this Agreement or any of the other Transaction Documents to which it is (or will be) a party, or the consummation of the transactions contemplated hereby or thereby. Neither Parent nor Merger Sub nor any of their Subsidiaries is subject to any judgment, settlement, writ, decree, injunction or Order of any court, which would reasonably be expected to prevent or materially impair or materially delay Parent’s or Merger Sub’s performance of its obligations under this Agreement or any of the other Transaction Documents to which it is (or will be) a party, or the consummation of the transactions contemplated hereby or thereby.

4.7     Solvency. Assuming the accuracy of the representations and warranties set forth in Article III, compliance by the Company with the covenants and obligations set forth in this Agreement and satisfaction of all of the conditions to Closing set forth in this Agreement; as of the Closing, and after giving effect to all of the transactions contemplated by this Agreement and the other Transaction Documents, the Surviving Corporation and its Subsidiaries will be Solvent. Each of Parent and Merger Sub do not intend, in consummating the transactions contemplated herein, to hinder, delay or defraud either present or future creditors.

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4.8     Availability of Funds.

(a)     Parent has delivered to the Company a copy of a fully executed equity commitment letter (the “Commitment Letter”) from (i) Accel-KKR Capital Partners IV, LP, a Delaware limited partnership, and (ii) Accel-KKR Capital Partners IV Strategic Fund, LP a Delaware limited partnership (collectively, the “Financing Sources”) confirming the respective counterparties’ commitments to provide Parent, in accordance with the terms and conditions of the Commitment Letter, with financing (whether by contribution of equity capital to the Parent or by the advancing of loans to the parent or otherwise in each case in the sole discretion of the Financing Sources) in an amount up to the aggregate amount set forth therein in connection with the Transactions (the “Equity Financing”). Assuming that the Equity Financing contemplated by the Commitment Letter is fully funded on the terms set forth therein and taken together with Parent’s and the Company's cash and cash equivalents, at the Effective Time, Parent will have (and will make available to Merger Sub in a timely manner (whether by contribution of equity capital to Merger Sub or by the advancing of loans to Merger Sub or otherwise in each case in the sole discretion of the Parent)) available funds in an amount sufficient to pay in cash the aggregate Merger Consideration payable following the Effective Time, the aggregate amounts payable to holders of Company Equity Awards following the Effective Time pursuant to Section 2.3, and all amounts required to pay all related fees and expenses of Parent, Merger Sub and their respective Representatives pursuant to this Agreement required to be paid on or prior to the Effective Time.

(b)     As of the Agreement Date, the Commitment Letter is in full force and effect and is a valid and binding obligation of Parent and the other parties thereto. The Company is a third-party beneficiary of the Commitment Letter on the terms set forth therein. As of the Agreement Date, (i) The Commitment Letter has not been amended or modified in any respect, (ii) the respective commitments contained therein have not been terminated, reduced, withdrawn, rescinded, or otherwise modified in any respect and no such termination, reduction, withdrawal or rescission is contemplated, (iii) no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent, any other party thereto under any Commitment Letter. There are no side letters, understandings or other agreements.

(c)     Notwithstanding paragraphs (a) and (b) above and without prejudice to the availability of the Equity Financing, the Parent and its Affiliates may seek to replace any or all of the Equity Financing with debt financing to be made available to it by certain banks, financial institutions, credit funds or other third party lenders of repute (such financing being the “Debt Financing”). Subject to the Debt Financing becoming unconditionally available (or conditional only upon the payment of fees thereunder and the satisfaction of conditions under this Agreement) to the Parent (or any relevant Affiliates), on or before the applicable payments are required to be made by Parent and/or Merger Sub, under the provisions of this Agreement, the Company agrees that the Equity Financing may be reduced on a US Dollar for US Dollar basis by the expected net proceeds of the Debt Financing and any reference to Equity Financing in this Agreement shall be read so as to include the applicable portion of such Debt Financing.

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4.9     Ownership of Capital Stock of Company. Neither Parent nor any of its Subsidiaries (including Merger Sub), affiliates (as such term is defined in Section 203 of the DGCL) or associates (as such term is defined in Section 203 of the DGCL) is, and at no time during the last five (5) years has Parent or any of its Subsidiaries (including Merger Sub) been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL). Neither Parent nor any of its Subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company.

4.10     Disclosure Documents. The information supplied by Parent for inclusion in the Information Statement will not, at the time the Information Statement and any amendments or supplements thereto is first filed with the SEC and at the time it is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.10 will not apply to statements or omissions included or incorporated by reference in the Information Statement based upon information supplied by the Company or any of its Representatives in writing specifically for use or incorporation by reference therein.

4.11     Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. Except for the representations and warranties set forth in Article ARTICLE III or in any certificate delivered by the Company pursuant to this Agreement, Parent and Merger Sub hereby acknowledge and agree that none of the Company, the Company Subsidiaries or any of their respective Affiliates or Representatives or any other Person has made or is making any other express or implied representation or warranty (including as to merchantability or fitness for any particular use or purpose) with respect to the Company or any Company Subsidiary or their respective businesses or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Affiliates or Representatives or any other Person, and that the Parent and Merger Sub are not relying on any other representations or warranties not expressly set forth in Article ARTICLE III or in any certificate delivered by the Company pursuant to this Agreement. In connection with any investigation by Parent and Merger Sub of the Company and the Company Subsidiaries, Parent and Merger Sub have received or may receive from the Company and/or the Company Subsidiaries and/or other Persons on behalf of the Company certain estimates, projections, forward-looking statements and other forecasts and certain business plan information in written or verbal communications. Parent and Merger Sub acknowledge that there are uncertainties inherent in all such estimates, projections, forward-looking statements and other forecasts and plans, that Parent and Merger Sub are familiar with such uncertainties, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forward-looking statements and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forward-looking statements, forecasts or plans), and that Parent and Merger Sub shall have no claim against the Company, any of its Affiliates or any other Person with respect thereto. Accordingly, Parent and Merger Sub acknowledge that neither the Company nor any other Person on behalf of the Company makes any representation or warranty with respect to such estimates, projections, forward-looking statements, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans) except as expressly set forth in Article ARTICLE III or in any certificate delivered by the Company pursuant to this Agreement. The Parties acknowledge that the disclaimer set forth in this Section 4.11 is not intended to limit any Person’s liability for fraud or for an intentional breach of this Agreement, any certificate delivered in connection herewith, or any of the other Transaction Documents).

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4.12     No Other Representations or Warranties; Reliance. Except for the representations and warranties contained in this Article ARTICLE IV or in any certificate delivered by Parent pursuant to this Agreement, the Company acknowledges that none of Parent, Merger Sub, or any other Person on behalf of the Parent or Merger Sub makes any other express or implied representation or warranty with respect to the Parent or Merger Sub or with respect to any other information provided to the Company, including with respect to the completeness, accuracy or currency of any such information. Parent and Merger Sub each disclaim any other representations or warranties, whether made by either of them, or any other Person.

ARTICLE V
PRE-CLOSING COVENANTS

5.1     Conduct of Business. The Company agrees that, during the period from the Agreement Date until the earlier of the Effective Time and the termination of this Agreement, except as (a) otherwise expressly contemplated by this Agreement or any of the other Transaction Documents, (b) set forth on Schedule 5.1, (c) consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (d) required by the terms of Contracts in existence on the Agreement Date that have been made available to Parent prior to the Agreement Date (provided, that this paragraph (d) will not apply with respect to Sections 5.1(i), (ii), (iii) or (iv) below), or (e) required by Law, the Company shall, and shall cause the Company Subsidiaries to, (i) conduct the Business in the Ordinary Course of Business in all material respects (subject to any effects on such conduct resulting from transitional matters relating to, and/or the preparation of the consummation of, the transactions contemplated by this Agreement), and in compliance in all material respects with applicable Laws, (ii) use their respective reasonable best efforts to preserve intact the material assets, properties, Contracts or other legally binding understandings of the Company and the Company Subsidiaries, licenses and business organizations, (iii) use their respective commercially reasonable efforts to keep available the services of its current officers and key employees, and (iv) use their respective commercially reasonable best efforts to preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company or any of the Company Subsidiaries has business relations, and (v) subject to the foregoing, not:

(i)     authorize or effect any amendment or change in its certificate of incorporation or by-laws, or other organizational documents;

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(ii)     issue, sell or grant any options, warrants, phantom stock, convertible securities or other rights to purchase or obtain any of its capital stock, or other Equity Securities, sell, issue, grant, encumber or otherwise dispose of any of its capital stock, or other equity interests (except for issuances of shares of Common Stock pursuant to the exercise of EMI Options or the vesting of Restricted Shares, in each case outstanding as of the Agreement Date), or grant any stock appreciation rights or similar rights, or reclassify, combine, split or subdivide any of its capital stock, or other equity interests;

(iii)     declare, authorize, set a record date for, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock, other than dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company, or redeem, repurchase or otherwise reacquire any shares of its capital stock except upon the exercise or vesting of EMI Options or Restricted Shares outstanding as of the Agreement Date pursuant to their terms as of the Agreement Date;

(iv)     (A) enter into, adopt, establish, terminate, modify or amend any bonus, profit sharing, compensation, severance, change in control, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, or other Company Benefit Plan or employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any current or former director, officer, employee, or independent contractor in any manner, (B) grant or agree to grant any increase or acceleration in the timing of payment, vesting or funding of wages, salary, bonus or other compensation or benefits of any current or former officer, employee, or independent contractor of the Company except in the case of each of (A) and (B), (x) as may be required by applicable Law or the terms of any Company Benefit Plan in effect on the Agreement Date and set forth on Schedule 3.18(a); or (y) in connection with any new employee hires whose annual salary is less than $175,000, in the Ordinary Course of Business (provided, that, the aggregate salary of such new employee hires may not exceed $500,000) (it being understood that these exceptions to the foregoing clauses (x) and (y) will not apply to any actions otherwise prohibited by Section 5.1);

(v)     cancel, waive, release or compromise any material debt owed to, or material claim or material right of, the Company or any of the Company Subsidiaries that relates to the Business;

(vi)     change its accounting methods or accounting practices and policies, except as required by GAAP;

(vii)     adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or convert or otherwise change its form of legal entity;

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(viii)     settle, release, waive or compromise any Action pending or threatened against the Company or any of the Company Subsidiaries that would (A) require the Company or any of the Company Subsidiaries to pay an amount in excess of $50,000 for any individual Action or $100,000 in the aggregate for all Actions or (B) impose any non-monetary obligation;

(ix)     acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or collection of assets constituting all or substantially all of a business or business unit;

(x)     (A) make or change any income or other material Tax election or change any Tax accounting period; (B) settle, consent to or compromise any Tax claim or assessment or surrender a right to a Tax refund, in each case in excess of $100,000 or $200,000 in the aggregate for all Tax claims or Tax refunds; (C) consent to any extension or waiver of any limitation period with respect to any income or other material Tax claim or assessment; (D) file an amended income Tax Return or any other Tax Return that could materially increase the Taxes payable by the Company or the Company Subsidiaries; (E) make or request any Tax ruling or enter into a closing agreement with any Governmental Authority regarding any Tax involving a payment in excess of $100,000 or $200,000 in the aggregate for all such payments; (F) fail to pay any income or other material Tax that becomes due and payable; or (G) enter into any Tax sharing or similar agreement or arrangement (excluding customary commercial agreements entered into in the Ordinary Course of Business and not primarily related to Taxes);

(xi)     create, incur, assume or otherwise become liable with respect to any Indebtedness for borrowed money or guarantee thereof (whether evidenced by a note or other instrument, pursuant to an issuance of debt securities, financing lease, sale-leaseback transaction or otherwise), other than (i) Indebtedness solely between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries in the Ordinary Course of Business consistent with past practice; and (ii) borrowings by the Company or any of the Company Subsidiaries in the Ordinary Course of Business consistent with past practice under the Company Revolving Facility and guarantees of such borrowings issued by the Company or the Company Subsidiaries to the extent required under the terms of the Company Revolving Facility;

(xii)     sell, dispose of, Encumber (other than Permitted Encumbrances), transfer, lease, sublease, license, pledge, discontinue, abandon, allow to lapse or expire, fail to maintain, or authorize any of the foregoing with respect to, any material assets, properties, rights, title or interests of the Company or any Company Subsidiary;

(xiii)     make any capital expenditures outside of the Ordinary Course of Business or in excess of $30,000 in the aggregate per month (pro-rated for the months in which the Agreement Date and Closing occur);

(xiv)     except in the Ordinary Course of Business, (A) terminate, cancel, renew, fail to exercise an expiring renewal option, amend, grant a waiver under or otherwise modify any Material Contract or any Contract that would constitute a Material Contract if in effect as of the Agreement Date (including any buyout of such Contract) or (B) enter into any Contract that would constitute a Material Contract if in effect as of the Agreement Date;

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(xv)     cancel, fail to renew, fail to continue to prosecute, fail to protect or defend, abandon or permit to lapse any Company Intellectual Property that is material to the Company and the Company Subsidiaries, taken as a whole;

(xvi)     sell, assign, transfer, grant an Encumbrance on, grant a license, release, immunity or a covenant not to sue under or in respect of any Company Intellectual Property that is material to the Company and the Company Subsidiaries, taken as a whole (other than the grant of non-exclusive licenses to the Company’s or any Company Subsidiary’s customers, distributors or suppliers in the Ordinary Course of Business);

(xvii)     enter into any transaction with (A) any Company Stockholder that, by itself or together with its Affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the outstanding Shares, or (B) any director, officer or employee of the Company or any of the Company Subsidiaries, other than as otherwise permitted by this Agreement, and other than pursuant to the Company Benefit Plans or Company Equity Plans; or

(xviii)     commit in writing to take any of, the actions prohibited by the foregoing clauses (i) through (xvii) of this Section 5.1.

5.2     Conduct of Business of Parent and Merger Sub. From and after the Agreement Date and prior to the earlier of the Effective Time or the termination of this Agreement in accordance with Article VII, except as contemplated or permitted by this Agreement, or as required by applicable Law, Order or to comply with any notice from a Governmental Authority, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), neither Parent nor Merger Sub shall (a) take any action the result of which would reasonably be expected to materially and adversely impair or materially delay the consummation of the Transactions or (b) authorize any of, or commit or agree, in writing or otherwise, to take any such action.

5.3     Publicity. Except with respect to any announcement made with respect to any Acquisition Proposal, Superior Offer or related matters in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before Parent, Merger Sub or the Company or any of their respective Affiliates issues, and in advance of such issuance give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and neither Parent nor Merger Sub nor the Company nor any of their respective Affiliates shall issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, or court process. The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties. Nothing in this Section 5.3 shall limit the ability of any Party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement. Nothing in this Section 5.3, Section 5.4 or elsewhere in this Agreement shall restrict or prohibit any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or any of the other Transaction Documents.

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5.4     Confidentiality of Parent and Merger Sub. Parent and Merger Sub shall, and Parent and Merger Sub shall cause their Subsidiaries and representatives (as such term is defined in the Nondisclosure Agreement) to, treat all nonpublic information obtained in connection with this Agreement (including in connection with the access provisions of Section 5.5 hereof) and the transactions contemplated hereby as confidential in accordance with the terms of the Nondisclosure Agreement by and between the Company and Parent dated May 17, 2019 (the “Nondisclosure Agreement”). The Nondisclosure Agreement shall continue in full force and effect until the Closing, at which time the Nondisclosure Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Nondisclosure Agreement shall continue in full force and effect, subject to Section 5.5 hereafter.

5.5     Access to Information. Subject to Section 5.4 hereof, from the Agreement Date until the earlier of the Effective Time and the termination of this Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, afford the Representatives and other agents of Parent (provided, that Parent shall cause such Representatives and other agents to treat any information gained thereby as confidential) reasonable access, during normal business hours and upon reasonable advance written notice, and subject to reasonable rules and regulations of the Company, to (a) the Specified Company Employees and, with the prior written consent of a Specified Company Employee (such consent not to be unreasonably withheld, delayed or conditioned), any of the other employees of the Company and the Company Subsidiaries to which any Specified Company Employee provides his consent, (b) the properties, offices and other facilities of the Company and the Company Subsidiaries and (c) to the extent not prohibited by Law, all books and records, and all financial, operating, Tax and other data and information, with respect to the Business that are in the possession of the Company or any of the Company Subsidiaries, in each case, as Parent may reasonably request; provided, however, (i) if the Company so requires, Parent’s representatives conducting any physical inspection of the properties, offices or other facilities of the Company or one of the Company Subsidiaries shall be accompanied by one or more representatives of the Company and (ii) the Company shall not be required to provide any such access to the extent that it would require the Company or any of the Company Subsidiaries to (A) disclose information subject to attorney-client privilege as advised by the Company’s outside counsel (after taking into account the potential for a “continuity of interest” or similar agreement; provided, that, in any event, the Company will disclose to Parent that it is withholding information in reliance upon this Section 5.5), (B) disclose information that would cause significant competitive harm to the Company or the Company Subsidiaries if the transactions contemplated by this Agreement are not consummated, (C) violate applicable Law, or (D) violate any confidentiality obligations to which the Company or any of the Company Subsidiaries is bound; provided, that the Company shall use reasonable best efforts to provide any such information in a manner and to the maximum extent such clauses (A) through (D) shall not apply. All requests for such access shall be directed to a Specified Company Employee or such other Person as the Company may designate in writing to Parent from time to time. Anything herein to the contrary notwithstanding, prior to the Closing, without the express prior written consent of the Company, which consent shall not be unreasonably withheld, neither Parent nor Merger Sub, nor any of their Representatives or other agents shall contact any customers to, or vendors or suppliers of, the Company, or shall have any right to perform sampling or any invasive or subsurface investigations of any properties or facilities of the Company or any of the Company Subsidiaries. In exercising its rights hereunder, Parent shall, and shall cause its advisors, representatives, officers, directors, employees, auditors and other agents to conduct themselves so as not to unreasonably interfere in the conduct of the Business of the Company and the Company Subsidiaries prior to the Closing.

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5.6     Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Company and Parent shall cooperate and use their respective commercially reasonable efforts to fulfill as promptly as practicable the conditions precedent to the Parties’ obligations hereunder that are within their respective control and to seek any third-party consents and give any notices to third parties that may be required pursuant to the terms of any Contract (provided, that the Company shall not pay or agree to pay any amounts or waive any rights or amend or modify any terms in order to obtain such third-party consents without the prior written consent of Parent).

5.7     Director and Officer Liability; Indemnification.

(a)     After the Effective Time, all rights to exculpation, indemnification and reimbursement and advancement of expenses, and all limitations on liability, existing in favor of any current or former officer or member of the board of directors (or comparable governing body) of the Company and/or any of the Company Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnitees”), as provided in the certificate of incorporation, by-laws or other organizational documents of the Company or any of the Company Subsidiaries, and/or in any agreements or arrangements of the Company or any of the Company Subsidiaries set forth on Schedule 5.7(a) providing for similar rights and limitations in favor of any of the Company Indemnitees, in any such case as in effect as of immediately prior to the Agreement Date, shall survive the consummation of the transactions contemplated hereby and continue in full force and effect, and the Surviving Corporation and each of its Subsidiaries shall honor all such rights and limitations after the Effective Time in accordance with their terms. All such rights of exculpation, indemnification and reimbursement and advancement of expenses, and all such limitations on liability, shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee without the consent of such affected Company Indemnitee (it being expressly agreed that the Company Indemnitees shall be third party beneficiaries of this Section 5.7).

(b)     At the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, obtain, maintain and fully pay for irrevocable “tail” officers’ and directors’ liability insurance and fiduciary liability insurance policies naming the Company Indemnitees as direct beneficiaries with a claims period of at least six (6) years after the Closing Date in respect of acts or omissions occurring on or prior to the Effective Time, such insurance policies to contain terms with respect to coverage and to be in an amount not less favorable than the officers’ and directors’ liability insurance and fiduciary liability insurance policies maintained by the Company and the Company Subsidiaries as in effect on the Agreement Date and shall be reviewed by, and approved in advance by, the Company (which approval shall not be unreasonably withheld, delayed or conditioned). In satisfying its obligations pursuant to this Section 5.7(b), the Surviving Corporation will not be obligated to pay an aggregate premium in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Premium”). If the aggregate annual premiums of such insurance coverage exceed the Maximum Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier.

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(c)     The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former directors and officers than are presently set forth in the certificate of incorporation and by-laws of the Company in effect as of the Agreement Date, which provisions shall not be amended, repealed or otherwise modified in a manner that is adverse to an Company Indemnitee for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(d)     In the event Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation or its applicable Subsidiary (or their respective successors and assigns) shall assume the obligations set forth in this Section 5.7.

(e)     Notwithstanding anything herein to the contrary, if any proceeding (whether arising before, at or after the Effective Time) with respect to which a Company Indemnitee would be entitled to rights to exculpation, indemnification, reimbursement and advancement of expenses and any limitations on liability under the applicable certificate of incorporation, by-laws or other organizational documents of the Company or any of the Company Subsidiaries, and/or in any agreements or arrangements of the Company or any of the Company Subsidiaries providing for similar rights and limitations in favor of any of the Company Indemnitees, is made against any Company Indemnitee on or prior to the sixth (6th) anniversary of the Effective Time, the provisions and benefits of this Section 5.7 shall continue in full effect until the final disposition of such claim, action, suit, proceeding or investigation.

(f)     The indemnification provided for herein shall not be deemed exclusive of any other rights to which a Company Indemnitee is entitled, whether pursuant to applicable Law or Contract. The provisions of this Section 5.7 shall survive the consummation of the transactions contemplated hereby, notwithstanding any other provision of this Agreement that may be to the contrary, and expressly are intended to benefit, and shall be enforceable by, each of the Company Indemnitees and their respective heirs and legal representatives.

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5.8     Updates and Notifications.

(a)     At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement, pursuant to the provisions of Article ARTICLE VII, and the Effective Time, the Company will give prompt written notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation, warranty covenant or agreement of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

(b)     At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement, pursuant to the provisions of Article ARTICLE VII, and the Effective Time, Parent will give prompt written notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

5.9     WARN Act. Schedule 5.9 provides a list of all employees of the Company and each of the Company Subsidiaries who have experienced, or to the Knowledge of the Company, will experience, an “employment loss” or “layoff” (as those terms are defined in the federal Worker Adjustment Retraining Notification Act, or any analogous state or local Law (collectively, the “WARN Act”)) at any time during the ninety (90) days prior to the Agreement Date. Such list shall include each such employee’s (a) name, (b) date of hire, (c) position, (d) date of employment loss or layoff and (e) site of employment. No earlier than three (3) days prior to the Closing Date, the Company shall update Schedule 5.9 to include all employees of the Company and each of the Company Subsidiaries who have experienced, or to the Knowledge of the Company, will experience, an “employment loss” or “layoff” at any time during the ninety (90) days prior to the Closing Date. The Company shall not, and shall cause each of the Company Subsidiaries not to, at any time after the Agreement Date and before the Closing Date, without complying with the notice requirements and other requirements of the WARN Act, effectuate (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or any of the Company Subsidiaries; (ii) a “mass layoff” (as defined in the WARN Act) at any site of employment of the Company or any of the Company Subsidiaries; or (iii) any similar action under the WARN Act requiring notice to employees in the event of an employment loss or layoff. Parent shall be liable for any WARN Act obligations and liability relating thereto after the Closing Date. The provisions of this Section 5.9 shall survive the Closing.

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5.10     No Control of Business. Except as expressly set forth herein, Parent or Merger Sub shall not have the right, directly or indirectly, the right to control or direct any aspect of the Company’s or the Company Subsidiaries’ respective business, assets and operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective operations.

5.11     Section 16 Matters. Prior to the Effective Time, the Company will take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of Equity Securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

5.12     Nasdaq Delisting; Exchange Act Deregistration. Prior to the Effective Time, the Company (in cooperation with Parent) shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Common Stock from Nasdaq and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

5.13     Employment and Company Benefits.

(a)     During the one (1) year period immediately following the Closing Date (or until the termination of employment of the relevant Company Employee, if sooner), Parent shall, or shall cause the Surviving Corporation to, provide to each Company Employee, (i) substantially similar or greater in the aggregate base salary and target annual cash bonus opportunity (excluding cash long-term incentive and other broad-based equity-based incentive compensation) either (at Parent’s election in its sole discretion) (A) provided to such Company Employee immediately prior to the Closing Date or (B) provided to similarly situated employees of Parent and its Subsidiaries and (ii) other employee benefits (excluding deferred compensation, defined benefit and cash long-term incentive and equity or equity-based incentive opportunities and excluding any severance benefits and post termination or retiree health or welfare benefits (or, if earlier, the termination date of an applicable Company Employee)) that, with respect to each Company Employee, are substantially similar or greater in the aggregate to the benefits provided either (at Parent’s election in its sole discretion) (A) to such Company Employee immediately prior to the Closing Date under the Company Benefit Plans set forth on Schedule 3.18(a) or (B) provided to similarly situated employees of Parent and its Subsidiaries. Without limiting the foregoing, as of the Closing, Parent shall, or shall cause the Surviving Corporation to, comply with the terms of all employment agreements covering Company Employees. “Company Employee” means any employee of the Company or the Company Subsidiaries immediately following the Closing.

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(b)     The Surviving Corporation shall provide each Company Employee whose employment is involuntarily terminated other than for cause during the one (1) year period immediately following the Closing Date with severance benefits that are no less favorable than the severance benefits which such employee would have received with respect to such termination following the severance practices of the Company and the Company Subsidiaries and employment agreements covering Company Employees as set forth on Schedule 3.14(a).

(c)     Parent shall, or shall cause the Surviving Corporation, to give Company Employees full service credit with the Company and Company Subsidiaries for purposes of (i) eligibility and vesting (other than vesting of future equity awards) under a continuing Company Benefit Plan or any successor arrangement of Parent or an Affiliate to a Company Benefit Plan in which such employees participate after the Closing during the plan year in which Closing occurs and (ii) determination of benefit levels under any continuing Company Benefit Plan or any successor arrangement of Parent or an Affiliate to a Company Benefit Plan providing vacation, paid time off and severance benefits during the plan year in which Closing occurs, in each case to the extent that such service would have been recognized by the Company Benefit Plan prior to Closing and except where such credit would result in a duplication of benefits or result in credit for periods not recognized under the terms of a similar Parent or Affiliate benefit arrangement for an employee of Parent or an Affiliate.

(d)     Parent shall, or shall cause the Surviving Corporation to take commercially reasonable efforts to, for the plan year in which the Closing occurs, use commercially reasonable efforts to: (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Parent or any of its Affiliates that provides health benefits in which Company Employees participate following the Closing, other than any limitations that were in effect with respect to such employees as of the Closing Date under the analogous Company Benefit Plan; (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or any of its Affiliates in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and (iii) waive any health plan waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Closing Date.

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(e)     Notwithstanding anything to the contrary, nothing contained herein, expressed or implied, is intended to confer upon any Company Employee or any other Person any benefits under any benefit plans, programs, policies or other arrangements, and the provisions of this Section 5.13 are solely for the benefit of the parties to this Agreement. No provision of this Agreement shall (i) create any right in any employee of the Company to continued employment by Parent, the Company or the Surviving Corporation or any of their Affiliates, or any particular term or condition of service or employment, or preclude the ability of Parent, the Company or the Surviving Corporation or any of their Affiliates from terminating the employment or service of any employee or other Person for any or no reason; (ii) require Parent, the Company or the Surviving Corporation or any of their Affiliates to continue any Company Benefit Plan or other compensation plan, program, contract, policy, agreement or arrangement or prevent the amendment, modification or termination thereof after the Closing Date; (iii) confer upon any Company Employee or other Person any rights or remedies under or by reason of this Agreement, including any right as a third party beneficiary; or (iv) be treated as an establishment of or adoption of or amendment to any particular employee benefit plan or benefit or compensation plan, program, contract, policy, agreement or arrangement of Parent or the Company or any of their Affiliates.

(f)     The Company shall, at least one (1) day prior to the Closing Date, adopt written resolutions (or take other necessary and appropriate action) to terminate the Company’s 401(k) plan and to fully vest all participants under such 401(k) plan, such termination and vesting to be effective no later than the day preceding the Closing Date; provided, however, that the termination of such 401(k) plan may be made contingent upon the Closing. The Company shall provide Parent with an advance copy of such proposed resolutions (any related documents) and a reasonable opportunity to comment thereon prior to adoption or execution. Parent agrees to see to, or agrees that Surviving Corporation will see to, the liquidation of any such terminated 401(k) plan as soon as reasonably practicable. Parent shall further cause its 401(k) plan to accept rollover contributions of all amounts distributed from the Company’s 401(k) plan, including any loans receivable.

(g)     The Company shall cause each officer named in Schedule 5.13(g) to, as soon as reasonably practicable after the Agreement Date (and in any event prior to Closing) execute and deliver in favor of the Company a valid agreement pursuant to which such officer agrees (i) that he is personally responsible for the payment of all federal, state and local taxes that are due, or may be due, in connection with Company Equity Awards that have been issued to such person and (ii) to indemnify the Company and hold the Company harmless from any and all taxes, penalties and/or other assessments that the Company is, or may become, obligated to pay on account of such Company Equity Awards.

5.14     Stockholder Litigation. Unless and until this Agreement is terminated in accordance with the provisions of Article ARTICLE VII hereafter, and except to the extent as would be reasonably expected to violate or result in a loss of any attorney-client privilege, the Company shall promptly notify Parent in writing of any stockholder litigation that is brought, or, to the Knowledge of the Company, is threatened, against the Company or any Company Subsidiary and/or the members of the board of directors or officers of the Company or any Company Subsidiary, relating to this Agreement, the Merger and any of the transactions contemplated under this Agreement and shall on an ongoing basis keep Parent reasonably informed regarding and consult with Parent with respect to any such stockholder litigation; provided, that none of the Company or any Company Subsidiary or any of its or their respective Representatives shall compromise, settle, come to an arrangement regarding, or make any disclosure requested in connection with, or agree to compromise, settle or come to an arrangement regarding any such stockholder litigation or consent to the same unless Parent shall have consented in writing. Parent shall have the opportunity and right, at Parent’s sole cost and expense to (i) at Parent’s election, either control or participate in all negotiations and Proceedings with respect to any such stockholder litigation and (ii) have a reasonable opportunity to review, and have the Company consider in good faith all reasonable comments to, any written document to be given to any third party or Governmental Authority in connection therewith.

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5.15     Takeover Laws. If any Takeover Law is or may become applicable to the Merger or the other Transactions, the Company and the Company Board shall grant such approvals and take all such actions as are necessary or advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Law on the Transactions. The approval of the Company Board for purposes of causing any Takeover Laws to be inapplicable to the Merger and the other transactions contemplated by this Agreement shall be irrevocable and unconditional and no Adverse Recommendation Change or other action shall change such approval.

5.16     No Solicitation.

(a)     The Company shall, and shall cause the Company Subsidiaries to, and shall cause the Company’s and the Company Subsidiaries’ respective Representatives to, immediately cease and cause to be terminated any direct or indirect solicitation, knowing encouragement, discussions or negotiations with any Person that may be ongoing with respect to any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, and shall (i) promptly (and in any event within five (5) Business Days after the Agreement Date) request that each Person (and all Affiliates or Representatives of such Person) who has received confidential information or entered into a confidentiality or similar agreement in connection with a potential Acquisition Proposal in the last twelve (12) months prior to the Agreement Date, promptly return or destroy all such confidential information and (ii) immediately terminate all physical and electronic data room access previously granted to any such Person, its Affiliates or Representatives. The Company shall not, and shall cause each of the Company Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of the Company Subsidiaries is a party, and the Company shall, and shall cause the Company Subsidiaries to, enforce the provisions of any such agreement; provided, however, that the Company may grant a waiver of, and shall not be obligated to enforce, any such provision if the Company Board (or any committee thereof) has determined in good faith, following consultation with Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company, that the failure to grant such waiver would reasonably be expected to constitute a breach of its fiduciary duties under applicable Law.

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(b)     Except as expressly permitted by this Section 5.16, during the period between the Agreement Date and the termination of this Agreement in accordance with Article ARTICLE VII, the Company agrees that it shall not and shall cause each Company Subsidiary, each of the officers, directors or employees of it or any Company Subsidiary and each of its and their other Representatives not to, directly or indirectly, (i) solicit, initiate, facilitate or knowingly encourage the making of any Acquisition Proposal or any inquiry or proposal that could be reasonably expected to lead to an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding any Acquisition Proposal or any inquiry or proposal that could be reasonably expected to lead to an Acquisition Proposal, (iii) furnish, disclose or make available to any Person any non-public information (x) in connection with, (y) that could reasonably be expected to lead to or (z) for the purpose of initiating, soliciting, facilitating or knowingly encouraging, in each case, any Acquisition Proposal or any inquiries, proposals or offers that could be reasonably expected to lead to an Acquisition Proposal, (iv) initiate, facilitate or knowingly encourage any effort or attempt to make an Acquisition Proposal, or any inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal, (v) approve, adopt, endorse, recommend or execute or enter into, or commit to enter into, any Alternative Acquisition Agreement or letter of intent, agreement in principle, memorandum of understanding, expense reimbursement agreement, term sheet or similar agreement, with respect to or in connection with or that could reasonably be expected to lead to an Acquisition Proposal, (vi) take any action to exempt any Person (other than Parent and its Affiliates) from the restrictions of any Takeover Laws or the Company’s organizational and other governing documents (including under Section 203 of the DGCL), or adopt a “poison pill” or any similar plan or arrangement or (vii) resolve to do or publicly announce any of the foregoing; provided, however, that, at any time prior to (but not after) the Company Stockholder Approval, in response to a written Acquisition Proposal that has not been withdrawn, which Acquisition Proposal was not solicited by the Company and did not result from a breach of this Section 5.16, subject to compliance with this Section 5.16 and only if (x) the Company Board (1) determines in good faith (after consultation with its reputable and nationally-recognized financial advisors and Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) that such Acquisition Proposal is, or would reasonably be expected to result in, a Superior Proposal, (2) determines in good faith (after consultation with Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) that its failure to take such actions would reasonably be expected to constitute a breach of its fiduciary duties under applicable Law, (y) the Company provides written notice to Parent of the determination referenced in clause (x) and (z) the Company receives from such Person an executed Acceptable Nondisclosure Agreement, the Company may (A) furnish information with respect to the Company to the Person making such Acquisition Proposal and its Representatives pursuant to an Acceptable Nondisclosure Agreement (provided, that any such information that is provided or made available to the Person making such Acquisition Proposal shall, to the extent not previously provided to Parent, be provided or made available to Parent prior to or substantially concurrently with such information being provided to such Person making such Acquisition Proposal; provided, further, that the Company, any Company Subsidiary, and their respective Representatives shall withhold such portions of the information and data to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature from any Person (and its Affiliates and Representatives) who is a direct competitor, supplier or customer of the Company or any Company Subsidiary or any Person known to the Company or its financial advisor to be an Affiliate of any of the foregoing, unless and until such Person has certified to the Company in writing that it has substantially completed legal, financial and accounting due diligence (other than with respect to such withheld information and data), in which case, such disclosure shall be pursuant to customary “clean-room” or other appropriate procedures) and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, that the Company, any Company Subsidiary, and their respective Representatives shall not provide to any such Person who received or had access to non-public information or data concerning the Company or the Company Subsidiaries in connection with an Acquisition Proposal or a potential Acquisition Proposal in the 30 days prior to the Agreement Date (a “Prior Bidder”) any non-public information or data that has not been provided to Parent by the Company or its Representatives prior to the Agreement Date unless such information or data is material and is as a result of an event, fact or circumstance occurring after the Agreement Date.

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(c)     The Company shall promptly (and in any event within one (1) calendar day) (i) provide Parent written notice of (A) the receipt of any Acquisition Proposal or (B) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, or any requests for information regarding, the Company, any Company Subsidiary or of its or their Representatives concerning or that could reasonably be expected to lead to an Acquisition Proposal and (ii) disclose to Parent the identity of such Person making any such Acquisition Proposal, all terms and conditions of such Acquisition Proposal, if any (and any amendments thereto), and an unredacted copy of, any such Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, if made orally, a reasonably detailed description of such Acquisition Proposal or any such inquiry, offer, proposal or request), and thereafter shall keep Parent reasonably informed of the status of any such discussions or negotiations. The Company shall, promptly upon receipt or delivery thereof (and in any event within one (1) calendar day), provide Parent (and its outside counsel) with copies of versions of definitive or other agreements including schedules and exhibits thereto (which may be redacted to the extent necessary to protect confidential information of the Person making such Acquisition Proposal) relating to such Acquisition Proposal, in each case exchanged between the Company, any Company Subsidiary or any of its or their Representatives, on the one hand, and the Person making such Acquisition Proposal, its Affiliates or any of its or their Representatives, on the other hand. The Company shall promptly, and in any event within one (1) calendar day, following a determination by the Company Board (or any committee thereof) after consultation with Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company that an Acquisition Proposal is a Superior Proposal or that an Intervening Event has occurred, notify Parent of such determination. The Company shall provide Parent with an accurate and complete copy of any Acceptable Confidentiality Agreement entered into within one (1) calendar day of execution thereof.

(d)     Except as expressly permitted by in Section 5.16(e), neither the Company, any Company Subsidiary nor the Company Board (or any committee thereof), shall, and neither shall publicly propose to: (i) withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) adopt, approve or recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, any Acquisition Proposal, (iii) enter into any Alternative Acquisition Agreement, (iv) refrain from recommending against (and reaffirming the Company Board Recommendation) any Acquisition Proposal (including any Acquisition Proposal that is a tender offer or exchange offer) within five (5) Business Days after the commencement thereof, (v) fail to include the Company Board Recommendation in the Information Statement when disseminated to the Company’s stockholders or (vi) take any action or make any statement inconsistent with the Company Board Recommendation (any such action, other than those set forth in the preceding clause (iii), an “Adverse Recommendation Change”).

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(e)     Notwithstanding anything in this Agreement to the contrary, at any time prior to (but not after) Company Stockholder Approval, and so long as the Company is not in breach of this Section 5.16, the Company Board may effect an Adverse Recommendation Change (excluding, in the case of an Intervening Event, clauses (ii) and (iv) of the definition of Adverse Recommendation Change) (or solely in respect of the immediately following clause (i), cause the Company to terminate this Agreement in accordance with Section 7.4 by written notice to Parent of such termination), if (i) the Company receives an unsolicited written Acquisition Proposal that has not been withdrawn and that did not result from a breach of Section 5.16 and the Company Board determines in good faith (after consultation with its reputable and nationally-recognized financial advisors, Company Counsel and/or any other reputable and nationally-recognized and outside legal counsel chosen by the Company) is a Superior Proposal and determines in good faith (after consultation with Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) that its failure to take such actions would constitute a breach of its fiduciary duties under applicable Law or (ii) an Intervening Event occurs and as a result thereof the Company Board determines in good faith (after consultation with Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) that the failure to effect such an Adverse Recommendation Change would constitute a breach of its fiduciary duties under applicable Law; provided, that:

(i)     prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal, (A) the Company has provided Parent with at least five (5) Business Days’ prior written notice (which notice shall constitute a “Determination Notice”) that it will effect such an Adverse Recommendation Change, (B) the Company has provided Parent the information that is specified in Section 5.16(c) with respect to such Superior Proposal, (C) if requested to do so by Parent, for a period of five (5) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith and on an exclusive basis, and shall have made the Representatives of the Company available to discuss and negotiate in good faith and on an exclusive basis, with Parent and its Representatives, any bona fide proposed modifications to the terms and conditions of this Agreement, and (D) no earlier than 11:59 p.m. New York City time at the end of such five (5) Business Day period, the Company Board (after consultation with its reputable and nationally-recognized financial advisors, Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such five (5) Business Day period, that such Superior Proposal still constitutes a Superior Proposal and that the failure to make such an Adverse Recommendation Change in connection therewith would constitute a breach of its fiduciary duties under applicable Law (it being understood and agreed that any change to the financial or other terms (other than de minimis non-financial terms) of an Acquisition Proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above and require the Company to again comply with the requirements of this Section 5.16(e)(i)) with respect to any such new notice); and

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(ii)     prior to effecting such an Adverse Recommendation Change with respect to an Intervening Event, (A) the Company has notified (which notice shall also constitute a “Determination Notice”) Parent in writing that it will effect such an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change, (B) if requested to do so by Parent, for a period of five (5) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company available to discuss and negotiate in good faith and on an exclusive basis, with Parent and its Representatives any bona fide proposed modifications to the terms and conditions of this Agreement and (C) no earlier than 11:59 p.m. New York City time at the end of such five (5) Business Day period, the Company Board shall have again determined in good faith, after giving effect to any proposed amendment or modification to this Agreement proposed by Parent during such five (5) Business Day period and after consultation with Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company, that the failure to effect such an Adverse Recommendation Change would still reasonably be expected to constitute a breach of the Company Board’s fiduciary duties under applicable Law (it being understood and agreed that any change to the facts, event, circumstances, changes, effects, developments or conditions subject of a notice hereunder shall require a new notice to Parent as provided above and require the Company to again comply with the requirements of this Section 5.16(e)(ii) with respect to any such new notice).

(f)     Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the holders of Shares if the Company Board determines (after consultation with Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) that its failure to so disclose would be inconsistent with its fiduciary duties under applicable Law; provided, that, in each case, any Adverse Recommendation Change may only be made in accordance with Section 5.16(e).

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(g)     For purposes of this Agreement:

(i)     “Acquisition Proposal” means any bona fide written proposal or offer from any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of Persons (other than Parent, Merger Sub or their respective Affiliates) (an “Acquisition Group”) that is not subject to diligence (or, if subject to the completion of due diligence, the Company Board (or an authorized committee thereof) has reasonably determined that such diligence would reasonably be expected to be completed prior to the Effective Time and, after completion of diligence, such proposal or offer would reasonably be expected to constitute a Superior Proposal for a transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) the purchase or other acquisition by any Person or Acquisition Group, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of Equity Securities of the Company, or any tender offer or exchange offer by any Person or Acquisition Group that, if consummated in accordance with its terms, would result in such Person or Acquisition Group beneficially owning, directly or indirectly, more than twenty percent (20%) of the outstanding shares of Equity Securities of the Company; (ii) a merger, consolidation, share exchange, reorganization, partnership, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests or voting equity interests in the surviving or resulting entity of such transaction; (iii) a sale, transfer, acquisition, or disposition, directly or indirectly, of more than twenty percent (20%) of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole (whether measured by the fair market value thereof or based on the revenue generation of, or net income related to, such assets); or (iv) a liquidation, dissolution or other winding up of the Company.

(ii)     “Intervening Event” means any material positive event, circumstance, change, effect, development or condition (other than an Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal), that is material to the Company and its Subsidiaries taken as a whole, and was not known or reasonably foreseeable by the Company Board or the officers of the Company as of the Agreement Date, which becomes known to the Company Board prior to the Effective Time and did not arise from the operation of the Company and the Company Subsidiaries in the Ordinary Course of Business; provided, however, that in no event shall (A) any action taken by the Parties pursuant to or in compliance with this Agreement, (B) any changes in Law or the commencement, continuance or settlement of any Action, (C) changes in the market price or trading volume of the shares of Common Stock in and of themselves, (D) the fact, in and of itself, that the Company or any Company Subsidiary meets, exceeds or fails to meet internal or published projections, forecasts or revenue or earnings predictions for any period, (E) a change in the general conditions in the industries in which the Company and the Company Subsidiaries operate or (F) any event, development or change relating solely to Parent or its Affiliates, in each case, constitute an “Intervening Event.”

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(iii)     “Superior Proposal” means any bona fide Acquisition Proposal that includes a proposed purchase agreement with respect thereto or confirms in writing that any purchase agreement in connection therewith will be on substantially the same terms as this Agreement that is not withdrawn and is not subject to any diligence that is made by a third party after the Agreement Date, which Acquisition Proposal did not result from a breach of this Section 5.16, (A) that would result in a third party acquiring, directly or indirectly, (1) 100% of the voting power of the Equity Securities of the Company, (2) assets that generate 100% of the consolidated total revenues or operating income of the Company and the Company Subsidiaries, taken as a whole, or (3) assets that constitute 100% of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole (other than cash or de minimis assets), (B) is on terms which the Company Board determines (after consultation with its reputable and nationally-recognized financial advisors and Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) to be more favorable from a financial point of view to the holders of shares of Common Stock than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement) and the financial, financing, conditionality, timing, regulatory, legal and other aspects of such proposal (including the financing, which must be fully committed) and the Person making the proposal, and (C) that the Company Board determines (after consultation with its reputable and nationally-recognized financial advisors and Company Counsel and/or any other reputable and nationally-recognized outside legal counsel chosen by the Company) is reasonably likely (and at least as likely as the Merger) to be consummated in accordance with its terms in a reasonable period of time (as compared to the Transactions), taking into account all the financial, financing, conditionality, timing, regulatory, legal and other aspects of such proposal (including certainty of closing, certainty of financing and the identity of the Person making the Acquisition Proposal of such proposal. An Acquisition Proposal that (i) contains a financing or funding condition, restricts in any way or conditions the ability of the Company to seek specific performance to cause the transactions contemplated thereby to be consummated on receipt of funds or compliance with financing commitments from any Person or otherwise may not be consummated without the receipt of funds from any Person other than the Person(s) making the Acquisition Proposal or its or their respective Affiliates, or (ii) offers a price per share less than the Merger Consideration (as amended) shall, in each case, be deemed not to be a Superior Proposal.

(h)     Without limiting the foregoing, it is agreed that in the event any Representative of the Company or any Company Subsidiary takes any action, on behalf of the Company or any Company Subsidiary, which, if taken by the Company, would constitute a breach of this Section 5.16, the Company shall be deemed to be in breach of this Section 5.16.

5.17     Further Action.

(a)     Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Transactions, including using reasonable best efforts to: (i) obtain from any Governmental Authority or any other third party any authorizations, consents, Orders, approvals, licenses, permits or waivers required to be obtained or made by any of the Parties or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, as promptly as practicable after the Agreement Date, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, and (C) any other applicable Law. The Parties shall cooperate with each other in connection with the making of all such filings and shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the Transactions. For the avoidance of doubt, Parent and the Company agree that nothing contained in this Section 5.17(a) shall modify or affect their respective rights and responsibilities under Section 5.17(b).

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(b)     Without limiting the generality of anything contained in this Section 5.17, each Party shall: (i) give the other Parties prompt notice of the making or commencement of any request, inquiry or Action by any Governmental Authority with respect to the Transactions, (ii) keep the other Parties reasonably informed as to the status of any such request, inquiry or Action; and provide a copy of all written communications., and (iii) subject to applicable Law, consult the other on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions and shall incorporate all comments reasonably proposed by Parent or the Company, as the case may be; provided, however, that if review of any information would be material in connection with any second request (or similar process) such information shall be provided solely to those individuals acting as outside antitrust counsel for the other Parties (provided, that such counsel shall not disclose such information to such other Parties and shall enter into a joint defense agreement with the providing Party). In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, in connection with any such request, inquiry or Action in respect of the Transactions, each Party will permit authorized Representatives of the other Party to be present at each meeting or conference relating to such request, inquiry or Action and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry or Action.

(c)     In furtherance of the foregoing, each of the Parties hereto agrees to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any such Antitrust Laws that may be required by any Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the Transactions. Parent shall not consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Transactions at the behest of any Governmental Authority without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Parent and the Company shall, and shall cause its Affiliates to, promptly take all reasonable actions necessary to resolve any objections asserted with respect to the Transactions under any applicable Law raised by any Governmental Authority, in order to prevent the entry of, any Law or Order that would prevent, prohibit, restrict or delay the consummation of the Transactions; provided, however, that neither Parent nor any of its Affiliates shall, in any event, be required, to and without the prior written consent of Parent, the Company and the Company Subsidiaries shall not (A) sell, license, divest or dispose of or hold separate any material entities, assets or businesses of Parent or its Affiliates (including, after the Effective Time, the Surviving Corporation or any of its Subsidiaries), (B) terminate, amend or assign existing material relationships or contractual rights or obligations of Parent or its Affiliates (including, after the Effective Time, the Surviving Corporation or any of its Subsidiaries), (C) change or modify any material course of conduct regarding future operations of Parent or its Affiliates (including, after the Effective Time, the Surviving Corporation or any of its Subsidiaries), (D) otherwise take actions that would limit the respective freedom of action of Parent or its Affiliates (including, after the Effective Time, the Surviving Corporation or any of its Subsidiaries) with respect to, or their ability to retain, one or more of their respective material businesses, assets or rights or interests therein, (E) execute material settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Authority or with any other Person or (F) commit to take any such actions in the foregoing clauses (A) through (E). If any Governmental Authority requires Parent or any of its Affiliates to take any regulatory action by or with respect to the Company or its Subsidiaries or its or their businesses or asset, and such action would constitute a breach of this Agreement, the Company may, with the prior written consent of Parent, take such action. Parent shall respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any Governmental Authority with respect to the Transactions. Nothing in this Agreement shall require any Party hereto to take or agree to take, or cause to be taken, any action with respect to its assets, business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing.

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5.18     Financing Cooperation. Prior to the Closing Date, the Company shall, and shall cause the Company Subsidiaries and Representatives to, use its and their respective reasonable best efforts to provide such information and cooperation as may be reasonably requested by the Parent in connection with the arrangement of any financing to be consummated in connection with the Merger and the other transactions contemplated by this Agreement including any Debt Financing (it being understood that no aspect of such financing is a condition to the Merger). Parent shall (a) promptly on request of the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees up to an agreed cap (if any)) incurred by the Company or any of the Company Subsidiaries in connection with the co-operation of such persons contemplated in this Section 5.18 and (b) indemnify and hold harmless the Company and the Company Subsidiaries and its and their respective directors, officers, employees and advisors from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorney’s fees up to an agreed cap (if any)), interest, awards, judgments and penalties suffered or incurred solely in connection with any financing to be consummated in connection with the Merger, including the Debt Financing or any assistance in connection therewith (other than arising from fraud or intentional misrepresentations, misstatements or omissions on the part of the Company, any Company Subsidiary or any of its or their respective Affiliates).

5.19     Company Term Facility; Company Revolving Facility. Prior to the Closing Date, the Company shall, and shall cause the Company Subsidiaries to cause the providers of the Company Term Facility, the Company Revolving Facility and any and all other bonds, credit facilities or other debt instruments (together the “Debt Documents”) to provide customary payoff letters, release letters, deeds of release, forms UCC-3 and/or any other document reasonably requested by the Parent, in connection with Parent’s payment of any such Debt Document (it being agreed and acknowledged by the Parties that the Company shall have no obligation to make any payments not otherwise due and payable under any Debt Document or terminate either of such facilities, prior to Closing (but acknowledging that the Company may be required to take steps in advance of Closing to ensure that such actions can be taken upon Closing)) to evidence the discharge of such Indebtedness and the release of any associated Encumbrance and/or guarantee or other surety (together the “Release Documents”) provided that the Company shall provide drafts of the Release Documents to the Parent no later than ten (10) Business Days prior to the Closing Date and shall use its reasonable best efforts to ensure that any reasonable comments provided to it by the Parent within two Business Days of receipt are incorporated into the executed versions of such Release Documents.

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5.20     Stock Repurchases. Promptly after the Agreement Date (and in any event within three (3) Business Days), the Company will terminate all authorizations (and actions) pursuant to which the Company may repurchase Common Stock.

5.21     Stockholder Written Consent; Preparation of the Information Statement.

(a)     Immediately after the execution of this Agreement and in lieu of calling a meeting of the Company Stockholders, the Company shall (i) submit the form of Stockholder Written Consent attached hereto as Exhibit C (the “Stockholder Written Consent”) to the Written Consent Parties (who collectively hold, in the aggregate, 6,385,657 shares of Common Stock) and (ii) use reasonable best efforts to obtain an executed copy thereof from the Written Consent Parties as promptly as practicable. As soon as reasonably practicable after the Stockholder Written Consent has been duly executed by the Written Consent Parties in respect of their respective shares of Common Stock (which represent more than a majority of the outstanding shares of Common Stock) and is delivered to the Company in accordance with Section 228 of the DGCL, the Company shall deliver to Parent a copy of the Stockholder Written Consent. In the event that the Company Stockholder Approval is obtained in accordance with this Section 5.21, the Company shall, as promptly as practical thereafter, and in any event within ten (10) calendar days of the Agreement Date, file with the SEC the Information Statement prepared by the Company in consultation with Parent and its counsel as provided in Section 5.21(d) and describing this Agreement and the Merger and the other Transactions. The Company shall include in the Information Statement the Opinion, in its entirety, together with a summary thereof (which summary shall comply with the provision of Item 1015(b) of Regulation M-A promulgated by the SEC) As promptly as reasonably practicable after the Information Statement has been cleared by the SEC (including receipt of confirmation from the SEC that the Information Statement will not be reviewed) or promptly after ten (10) calendar days have passed since the date of filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, the Company shall file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and mail a copy of the Information Statement to Company’s stockholders of record in accordance with Sections 228 and 262 of the DGCL. In connection with the Stockholder Written Consent and the Information Statement, the Company shall take all actions necessary to comply, and shall comply in all material respects, with applicable Law, including Section 228 and Section 262 of Delaware Law, and the Bylaws and the Exchange Act, including Regulation 14C and Schedule 14C promulgated thereunder, as applicable. The Company shall cause the definitive Information Statement (or any amendment or supplement thereto) that is filed with the SEC and at the time the definitive Information Statement is mailed to the Company Stockholders, to not (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(b)     If the Company Stockholder Approval is not obtained in accordance with Section 5.21(a) within twenty-four (24) hours after the execution and delivery of this Agreement by the Parties (a “Written Consent Failure”), Parent shall have the right to terminate this Agreement as set forth in Section 7.3(d).

(c)     The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Information Statement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Information Statement.

(d)     Parent and its counsel shall be given a reasonable opportunity to review and comment on the Information Statement each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. No amendment or supplement to the Information Statement shall be made by Company without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Information Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given by the Company), including by participating with the Company or its counsel in any discussions or meetings with the SEC. The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to any and all comments received on the Information Statement from the SEC.

ARTICLE VI
CLOSING CONDITIONS

6.1     Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)     Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)     No Order. No Governmental Authority of competent jurisdiction is seeking or shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger or the other Transactions on the terms contemplated by this Agreement.

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(c)     Mailing. If the Written Consent has been obtained, then the Information Statement will have been mailed to the Company Stockholders and twenty (20) days will have elapsed since such mailing.

6.2     Conditions to the Obligations of Parent and Merger Sub. The obligations of the Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver by Parent (where permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)     Representations and Warranties. Each of the representations and warranties of the Company (i) set forth in Section 3.10 (Absence of Certain Changes) of the Agreement shall be true and correct in all respects at and as of the Effective Time with the same effect as though made as of the Effective Time, (ii) set forth in Section 3.3 (Capitalization) of the Agreement shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) set forth in Section 3.1 (Existence; Good Standing), Section 3.2 (Authorization; Enforceability), Section 3.4 (Subsidiaries), Section 3.26 (Opinion of the Company Financial Advisor) and Section 3.7 (Brokers) of the Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) set forth in the Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this Section 6.2(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) at and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(b)     Compliance with Covenants. The Company shall have complied with or performed in all material respects its obligations, agreements and covenants required to be complied with or performed by it prior to the Effective Time under the Agreement. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)     Company Material Adverse Effect Condition. Since the Agreement Date there shall not have been any change, event, effect or occurrence of fact that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

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6.3     Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or written waiver by the Company (where permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)     Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in ARTICLE IV shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) at and as of the Effective Time with the same effect as through made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct that would not, individually or in the aggregate, prevent or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

(b)     Compliance with Covenants. Each of Parent and Merger Sub shall have complied with or performed in all material respects its obligations, agreements and covenants required to be complied with or performed by it prior to the Effective Time under the Agreement.

(c)     Certificate. The Company shall have received a certificate, signed by an executive officer of the Parent, to the effect that the conditions set forth in clauses (a) and (b) of this Section 6.3 have been satisfied.

ARTICLE VII
TERMINATION

7.1     Termination by Mutual Consent. This Agreement may be terminated and the Transactions abandoned at any time before the Effective Time by mutual written consent of Parent and the Company.

7.2     Termination by Either Parent or the Company. This Agreement may be terminated and the Transactions abandoned at any time before the Effective Time by either Parent or the Company:

(a)     if the Closing has not occurred on or before 5:00 p.m., New York City time, on November 29, 2019 (such date, as the same may be extended pursuant to this Section 7.2(a) or by the mutual written consent of the Parties, the “Outside Date”); provided, that the right to terminate this Agreement under this Section 7.2(a) shall not be available to any Party to this Agreement seeking to terminate if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its covenants, obligations or agreements under this Agreement has been the principal cause of or resulted in the events specified in this Section 7.2(a) (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso); or

(b)     any Governmental Authority having jurisdiction over any Party shall have issued a final, non-appealable Order or taken any final, non-appealable other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger or any applicable Law that makes consummation of the Merger illegal or otherwise prohibited shall be in effect; provided, that the Party seeking to terminate this Agreement pursuant to this Section 7.2(b) shall have complied in all material respects with its obligations under Sections 5.6 and 5.17.

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7.3     Termination by Parent. This Agreement may be terminated and the Transactions abandoned at any time before the Effective Time by Parent:

(a)     if the Company breaches any of its representations or warranties, or fails to perform any of its covenants, obligations or agreements contained in this Agreement, which breach or failure to perform, (i) individually or in the aggregate would result in the failure of a condition set forth in Section 6.2(a) or (b) and (ii) by its nature cannot be cured or has not been cured by the Company by the earlier of (A) the Business Day immediately prior to the Outside Date and (B) the date that is twenty (20) Business Days after the Company’s receipt of written notice of such breach from Parent and stating its intention to terminate the Agreement; provided, that neither Parent nor Merger Sub are then in material breach of their respective representations or warranties or then materially failing to perform their respective covenants, obligations or agreements contained in this Agreement such that the Company shall be entitled to terminate this Agreement pursuant to Section 7.4(b);

(b)     [Intentionally Omitted];

(c)     (i) following an Adverse Recommendation Change or delivery of a Determination Notice, (ii) if the Company, the Company Board or any committee thereof breaches Section 5.16 or (iii) if the Company Board fails to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing; or

(d)     in the event of a Written Consent Failure.

7.4     Termination by the Company. This Agreement may be terminated and the Transactions abandoned at any time before the Effective Time by the Company:

(a)     prior to receipt of the Stockholder Written Consent, in order to enter into an Alternative Acquisition Agreement to effect a Superior Proposal, subject to, and in accordance with, the terms and conditions of Section 5.16 and so long as the Company has not breached (or is deemed to have breached) Section 5.16 whether or not with respect to such Superior Proposal; provided, that prior to or concurrently with such termination the Company pays the Company Termination Fee and promptly enters into such Alternative Acquisition Agreement;

(b)     if Parent or Merger Sub breaches any of their respective representations or warranties, or fails to perform any of their respective covenants, obligations or agreements contained in this Agreement, which breach or failure to perform, (i) individually or in the aggregate, would result in the failure of a condition set forth in Section 6.3(a) or (b) and (ii) by its nature cannot be cured or has not been cured by Parent or Merger Sub, as applicable, by the earlier of (A) the Business Day immediately prior to the Outside Date and (B) the date that is twenty (20) Business Days after Parent’s receipt of written notice of such breach from the Company and stating its intention to terminate the Agreement; provided, that the Company is not then in material breach of its representations or warranties, or then materially failing to perform its covenants, obligations or agreements contained in this Agreement such that the Parent shall be entitled to terminate this Agreement pursuant to Section 7.3(a); or

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(c)     if (i) all of the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied) have been satisfied or waived and continue to be satisfied or waived during the three (3) Business Day period contemplated below, (ii) Merger Sub shall have failed to consummate the Merger within three (3) Business Days following the later of the date on which Closing should have occurred pursuant to Section 1.2 and receipt of the notice contemplated by the following clause (iii), (iii) the Company has provided irrevocable written notice to Parent at least three (3) Business Days prior to such termination that it is prepared, willing and able to effect the Closing and (iv) at all times during such three (3) Business Day Period, the Company stood ready, willing and able to consummate the Transactions; provided, that notwithstanding anything in Section 7.2(a) to the contrary, no Party shall be permitted to terminate this Agreement pursuant to Section 7.2(a) during any such three (3) Business Day period.

7.5     Effect of Termination. For a termination of this Agreement pursuant to Section 7.2, Section 7.3 or Section 7.4 to be valid it shall be in writing (specifying the applicable provision hereof pursuant to which such termination is effected) delivered to the non-terminating party in accordance with Section 8.7. Subject to Section 7.6, in the event of a valid termination of this Agreement by either Parent or the Company as provided in this Article ARTICLE VII, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub, the Company, any of their respective Subsidiaries or any of the Representatives of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the Transactions; provided, however, that (a) except as otherwise provided herein and subject to Section 7.6 (including the limitation on liability set forth therein) and Section 8.15, no such termination shall relieve any Party of any liability for Damages to another Party resulting from such Party’s fraud or Willful and Intentional Breach prior to such termination and (b) the Nondisclosure Agreement, the provisions of this Section 7.5, Section 7.6 and Article ARTICLE VIII shall survive any termination of this Agreement.

7.6     Fees and Expenses Following Termination.

(a)     The Company shall pay, or cause to be paid, to Parent or its designee by wire transfer of immediately available funds, within three (3) Business Days after the termination of this Agreement (or, in the case of clause (i), prior to or concurrently with such termination) the Company Termination Fee:

(i)     if this Agreement is validly terminated by the Company pursuant to Section 7.4(a);

(ii)     if this Agreement is validly terminated by Parent pursuant to Section 7.3(a) as a result of a Willful and Intentional Breach by the Company of any of its representations, warranties or covenants, obligations or agreements contained in this Agreement;

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(iii)     if this Agreement is validly terminated by Parent pursuant to Section 7.3(c); or

(iv)     if this Agreement is validly terminated (A) by the Company or Parent pursuant to Section 7.2(a) or by Parent pursuant to Section 7.3(a) or (B) by Parent pursuant to Section 7.3(d) so long as, in the case of clause (A), after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal (or an intention to make an Acquisition Proposal, whether or not conditional) shall have been publicly announced, or made known to the Company Board (whether publicly or privately), or publicly made directly to the Company Stockholders generally, which has not been publicly and unconditionally withdrawn prior to such termination and, in the case of clauses (A) and (B), within twelve (12) months after the date of termination, (x) the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal, and an Acquisition Proposal (whether or not the same one) is subsequently consummated or (y) an Acquisition Proposal is consummated within twelve (12) months after such termination.

(b)     Parent shall pay to the Company by wire transfer of immediately available funds, within three (3) Business Days after the termination of this Agreement, the Parent Termination Fee:

(i)     if this Agreement is validly terminated by the Company pursuant to Section 7.4(c);

(ii)     if this Agreement is validly terminated by the Company pursuant to Section 7.4(b) as a result of a breach by Parent or Merger Sub of any of its representations, warranties or covenants, obligations or agreements contained in this Agreement; or

(iii)     if this Agreement is validly terminated by the Company or Parent pursuant to Section 7.2(a) and the Company would have been entitled to terminate this Agreement pursuant to Section 7.4(b)) as a result of a breach by Parent of any of its representations, warranties or covenants, obligations or agreements contained in this Agreement or pursuant to Section 7.4(c) but for such termination pursuant to Section 7.2(a).

(c)     Each of the Parties hereto acknowledges that the agreements contained in this Section 7.6 are an integral part of the Transactions, and that without these agreements, the other Parties hereto would not enter into this Agreement. If either of the Company or Parent fails to pay when due any amount pursuant to this Section 7.6, then such Party shall (i) reimburse the other for all Expenses incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 7.6, and (ii) pay such other Party interest on such overdue amount from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(d)     In no event shall the Company be required to pay the Company Termination Fee more than once nor shall the Parent be required to pay the Parent Termination Fee more than once. Notwithstanding anything to the contrary in this Agreement, the Parties agree that (i) the payment of the Company Termination Fee shall be the sole and exclusive remedy available to the Parent and Merger Sub, with respect to the termination of this Agreement and the failure of the Merger Transactions to be consummated and (ii) the payment of the Parent Termination Fee shall be the sole and exclusive remedy available to the Company, with respect to the termination of this Agreement and the failure of the Transactions to be consummated.

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(e)     Notwithstanding anything else to the contrary, Parent and Merger Sub shall only be responsible for the Parent Termination Fee or Damages for a Willful and Intentional Breach if (A) a court has first declined (in a final, non-appealable order) to specifically enforce the obligations of Parent and Merger Sub to consummate the Merger pursuant to a claim for specific performance brought against Parent and Merger Sub pursuant to Section 8.16 of this Agreement and (y) thereafter Parent, within fourteen (14) days following such order, is not willing to consummate a merger on the same terms and conditions as set forth in this Agreement (it being understood that if Parent is so willing to consummate a merger on the same terms and conditions as set forth in this Agreement, no Damages shall be payable and the only remedies of the Company shall be to consummate such merger on the same terms and conditions as set forth in this Agreement.

ARTICLE VIII
GENERAL PROVISIONS

8.1     Nonsurvival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements in this Agreement and/or the other Transaction Documents shall terminate at the Effective Time, except for those covenants and agreements which survive the Closing in accordance with their terms.

8.2     Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns, and, except as otherwise specifically provided in this Agreement, nothing herein, express or implied, shall give or be construed to give to any other Person any legal or equitable rights hereunder.

8.3     Entire Agreement. This Agreement, including the annexes, exhibits and schedules hereto, along with the other Transaction Documents and the Nondisclosure Agreement, constitute the entire agreement of the Parties, and supersedes all other prior or contemporaneous Contracts (whether written or oral), by or among the Parties with respect to the subject matter hereof and thereof, including any letter of intent, term sheet or memorandum of terms entered into or exchanged by the Parties or any of their respective Affiliates. The annexes, exhibits and schedules specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement.

8.4     Assignment; Successors. This Agreement and the rights hereunder are not assignable, directly or indirectly (by operation of Law or otherwise), unless such assignment is consented to in writing by both Parent and the Company, and any attempted assignment without the required consents shall be void; provided, however, that Parent and Merger Sub may without such consent and upon written notice to the Company assign their rights hereunder or under any instrument executed or delivered in connection herewith as collateral security to any lender or any other financing source providing financing in connection with the transactions contemplated hereby, which assignment shall not relieve Parent or Merger Sub of any of their obligations hereunder or to any Affiliate. Subject to the preceding sentence, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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8.5     Counterparts. This Agreement may be executed in one or more counterparts, all of which (when executed and delivered) shall be considered one and the same Agreement and shall become effective when one or more counterpart signature pages have been signed by each Party and delivered by each Party to the other Parties, it being understood that the Parties need not sign the same counterpart. Counterparts may be delivered by facsimile or other electronic transmission method (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6     Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

8.7     Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed using certified or registered United States mail with postage prepaid or (c) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to the Company (prior to the Closing):

MAM Software Group, Inc.

Two Valley Square, Suite 220

512 Township Line Road

Blue, Bell, PA 19422

Attention: Chief Executive Officer

Email: mikej@mamsoft.co.uk

with a copy (which shall not constitute notice, request, demand, waiver or other communication to the Company) to:

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Attention: David E. Danovitch, Esq.

Email: ddanovitch@sullivanlaw.com

If to Parent or Merger Sub:

Kerridge Commercial Systems Group Limited

2a Herongate

Charnham Park

Hungerford

United Kingdom, RG17 0YU

Attention: Ian Bendelow

Email: Ian.Bendelow@kerridgecs.com

- and -

Accel-KKR

2500 Sand Hill Road, Suite 300

Menlo Park, CA 94025]

Attention: Jason Klein and Maurice Hernandez

Email: jason@accel-kkr.com and maurice@accel-kkr.com

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with a copy (which shall not constitute notice, request, demand, waiver or other communication to Parent or Merger Sub) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Fax No.: (312) 862-2200

Attention: Shelly M. Hirschtritt, P.C. and Dvir Oren, P.C.

Email: shirschtritt@kirkland.com and dvir.oren@kirkland.com

A Party may designate a new address to which notices, requests, demands, waivers and other communications shall thereafter be transmitted by providing written notice to that effect to the other Parties. Each notice, request, demand, waiver or other communication transmitted in the manner described in this Section 8.7 shall be deemed to have been provided, received and become effective for all purposes hereunder (i) when delivered personally to the recipient, if delivered personally, (ii) three (3) Business Days after being mailed by certified or registered United States mail, postage prepaid, (iii) one (1) Business Day after being sent by next day or overnight mail or delivery using a nationally recognized overnight courier service, or (iv) when presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason.

8.8     Governing Law. THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES AND ACTIONS IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND ENFORCED IN ACCORDANCE WITH, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

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8.9     Consent to Jurisdiction; Waiver of Jury Trial.

(a)     EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS JURISDICTION, THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH STOCKHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) AGREES NOT TO COMMENCE ANY SUCH ACTION OR PROCEEDING EXCEPT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS JURISDICTION, THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, (II) AGREES THAT ANY CLAIM IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS JURISDICTION, THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, (III) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS AND (IV) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN SUCH COURTS. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.7. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)     EACH PARTY AGREES THAT ANY ACTION (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION.

(c)     EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVERS, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 8.9.

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8.10     Amendment and Waiver. Any provision of this Agreement may be amended, supplemented, waived or modified if, and only if, any such amendment, supplement or modification is in writing and signed by the Company and Parent, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the Company Stockholders under applicable Law without such approval having first been obtained. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.11     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to such Parties provided by, such provision or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided to the maximum extent permitted by applicable Law. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

8.12     Fees and Expenses. Except as otherwise specified in this Agreement, each Party hereto will bear its own Expenses (including investment advisory and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, that Parent shall be responsible for all Transfer Taxes (other than any Transfer Taxes described in Section 2.2(c)(iii)).

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8.13     Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party based on any claim that such Party or counsel to such Party drafted this Agreement or any provision hereof. The information contained in this Agreement and in the schedules hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of Contract). Each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained in the text thereof or schedules thereto shall not be construed as exceptions or qualifications to any other representation or warranty, except that the Parties acknowledge and agree that with respect to the Company Disclosure Schedules, any exception to a representation and warranty of the Company that is disclosed in a section thereof under a caption referencing such representation and warranty shall be deemed to also be an exception to each other representation and warranty of the Company contained in this Agreement (other than with respect to the first sentence of Section 3.10) for which a separate section is provided in the Company Disclosure Schedules, notwithstanding the absence of a cross reference thereto, if and to the extent that it would be reasonably apparent that such exception is applicable to such other representation and warranty.

8.14     Interpretation. All references in this Agreement to annexes, exhibits, schedules, articles, sections, subsections and other subdivisions refer to the corresponding annexes, exhibits, schedules, articles, sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any articles, sections, subsections or other subdivisions of this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Annexes, exhibits and schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes. Any capitalized term used but not defined in an annex or schedule to this Agreement have the meaning set forth in this Agreement. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision hereof unless expressly so limited herein. The words “either,” “or,” “neither,” “nor,” and “any” are not exclusive, and the word “or” is deemed to have the meaning “and/or”. The word “including” (in its various forms) means “including without limitation.” All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Unless expressly stated to the contrary, references in this Agreement to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References in this Agreement to a Person shall include the successors and assigns thereof. All references to materials in this Agreement, including any report, record, file or other document, shall, in each case, include any form or medium of such materials (including electronic form). The term “made available” and words of similar import mean that the relevant documents, instruments or materials were posted and made available to Parent on the Company due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis) no later than 48 hours prior to the Agreement Date.

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8.15     Non-Recourse. This Agreement may only be enforced against the named Parties hereto (subject to the terms, conditions and other limitations set forth herein), and (a) all claims or causes of action that may be based upon, arise out of or relate to this Agreement, the negotiation, execution or performance of this Agreement, the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Laws arising out of any such breach, termination or failure, may be made only against the Persons that are expressly identified as Parties hereto and (b) no past, present or future Affiliate or past, present or future director, manager, officer, employee, incorporator, member, general or limited partner, stockholder, Financing Source, controlling Person, Option holder, Restricted Share Holder, trustee, Affiliate, agent, attorney, successors and assigns or representative of any party hereto or any Affiliate thereof (including any Person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or any of the other Transaction Documents or with respect to any claim or cause of action that may arise out of or relate to this Agreement or any of the other Transaction Documents, or the negotiation, execution or performance of this Agreement.

8.16     Remedies; Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by Section 7.6) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

[remainder of this page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date written above.

PARENT:

Kerridge Commercial Systems Group Limited

By:
Name: Ian Bendelow
Title: Director

MERGER SUB:

CHICKADEE HOLDINGS INC.

By:
Name:
Title:

THE COMPANY:

MAM SOFTWARE GROUP, INC.

By:
Name: Michael Jamieson
Title: Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

Annex I

Definitions

The terms defined in this Annex I, whenever used in this Agreement (including in the Company Disclosure Schedule), shall have the respective meanings indicated below for all purposes of this Agreement.

“Acceptable Nondisclosure Agreement” means a confidentiality agreement (i) containing terms that are no less restrictive of, or more favorable to, the third party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Nondisclosure Agreement are to Parent and its Affiliates and Representatives (other than in a de minimis manner) and (ii) that does not prohibit the Company from providing any information to Parent in accordance with Section 5.16 or otherwise prohibit the Company from complying with its obligations under Section 5.16.

“Acquisition Proposal” has the meaning set forth in Section 5.16(g).

“Action” means any suit, action, cause of action (whether at law or in equity), arbitration, audit, hearing, investigation, litigation, claim, complaint, administrative or similar proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private), in each case commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Adverse Recommendation Change” has the meaning set forth in Section 5.16(d).

“Affiliate” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, with “control” (including the terms “controlled by” and “under common control with”) meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise; provided, that a portfolio company of any Person shall not be deemed to be an Affiliate of such Person.

“Agreement” means this Agreement and Plan of Merger, including the Exhibits, Schedules and Annexes hereto, as amended, supplemented and modified from time to time in accordance with its provisions.

“Agreement Date” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” means an acquisition agreement entered into with a Person other than Parent or Merger Sub, pursuant to the provisions of Section 5.16.

“Anti-Corruption Laws” has the meaning set forth in Section 3.20(c).

“Antitrust Laws” means all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

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“Applicable Date” has the meaning set forth in Section 3.6(a).

“Book-Entry Shares” has the meaning set forth in Section 2.1(c)(ii).

“Business” means the business of the Company and the Company Subsidiaries as currently conducted.

“Business Data” means all business information and all personally-identifying information and data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by Law to close.

“Business Systems” means all Software (including Company Products), computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes that are owned or used by or for the Company or the Company Subsidiaries, or in the conduct of the Business.

“Bylaws” has the meaning set forth in the Recitals.

“Certificate of Merger” means a Certificate of Merger filed with the Secretary of State of the State of Delaware pursuant to the provisions of Sections 251 of the DGCL.

“Certificates” has the meaning set forth in Section 2.1(c)(ii).

“Change of Control Payment” has the meaning set forth in Section 3.14(a)(xix).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 2.2(f).

“Commitment Letter” has the meaning set forth in Section 4.8(a).

“Common Stock” means the Company’s shares of common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

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“Company Associate” means each officer or other employee, or individual who is an independent contractor, consultant or director, of or to the Company or any Company Subsidiary.

“Company Benefit Plans” has the meaning set forth in Section 3.18(a).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Counsel” means Sullivan & Worcester LLP.

“Company Disclosure Schedules” means the “Company Disclosure Schedules” which are attached hereto and delivered by the Company to Parent and Merger Sub pursuant to this Agreement.

“Company Employee” has the meaning set forth in Section 5.13(a).

“Company Employee Agreement” means each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) the Company and (b) any current or former employee or individual independent contractor, other than any such Contract that is terminable “at will” without any obligation on the part of the Company to make any severance, termination, change in control or similar payment or to provide any benefit.

“Company Equity Award” means any EMI Option or Restricted Share granted under any Company Equity Plan.

“Company Equity Plans” means the following plans, in each case as amended: the MAM Software Group, Inc. 2007 Long Term Incentive Plan, the MAM Software Group, Inc. 2017 Equity Incentive Plan and each Company ESPP.

“Company ESPP” has the meaning set forth in Section 2.3(c).

“Company Financial Advisor” has the meaning set forth in Section 3.26.

“Company Indemnitees” has the meaning set forth in Section 5.7(a).

“Company Intellectual Property” has the meaning set forth in Section 3.3(b).

“Company Lease” and “Company Leases” have the meanings set forth in Section 3.9(c).

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“Company Material Adverse Effect” means any fact, circumstance, development, change or effect that, individually or in the aggregate, (a) is, or would reasonably be expected to be, materially adverse to the operations, condition (financial or otherwise), results of operations, assets, liabilities or business of the Company or any of the Company Subsidiaries or (b) would prevent, materially delay or materially impair the ability of the Company or any of the Company Subsidiaries to consummate or perform its obligations under this Agreement or the other Transaction Documents on a timely basis; provided, that with respect to the preceding clause (a), a “Company Material Adverse Effect” will not be deemed to have occurred to the extent the relevant fact, circumstance, development, change or effect arises or results after the Agreement Date and is from (i) the announcement or disclosure of this Agreement or the transactions contemplated by this Agreement, not made in breach of the terms of this Agreement in each case other than for purposes of any representation or warranty contained in Section 3.5, (ii) general economic or political conditions or changes that affect the industry generally in which the Company or any of the Company Subsidiaries operates, (iii) military action or any act of terrorism involving the United States, (iv) changes in accounting requirements or principles required by GAAP, or (v) the failure of the Company or any the Company Subsidiaries to meet or achieve the results set forth in any projection, estimate, forecast or plan (it being acknowledged that the underlying cause of such failure may constitute a “Company Material Adverse Effect”), in the case of each of the foregoing clauses (ii) and (iii), solely to the extent that it does not, and would not reasonably be expected to have, a materially disproportionate adverse effect on the Company or any of the Company Subsidiaries relative to other participants in the industries in which Company and the Company Subsidiaries operate.

“Company Products” means all Software and other products from which the Company and each of the Company Subsidiaries has derived within the three (3) years preceding the Agreement Date or is currently deriving revenue from the sale, license, maintenance or provision thereof.

“Company Relevant Persons” has the meaning set forth in Section 3.20(a).

“Company Restricted Share” means any share of Common Stock, subject to vesting or other lapse of restrictions, issued under any applicable Company Equity Plan.

“Company Revolving Facility” means the Company’s revolving facility, as of the Agreement Date, as disclosed in the Company SEC Documents (or as amended after the Agreement Date in accordance with the provisions of this Agreement).

“Company SEC Documents” means, collectively, the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 14, 2018, the Company’s latest Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2018, December 31, 2018 and March 31, 2019, filed with the SEC on November 13, 2018, February 11, 2019 and May 9, 2019, respectively, and each Form 8-K filed with the SEC since September 14, 2018, in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as the same may have been amended since the date of their filing and prior to the Agreement Date.

“Company Stockholder Approval” has the meaning set forth in Section 3.2(b).

“Company Stockholders” means the holders of Common Stock.

“Company Subsidiary” means a Subsidiary of the Company.

4

“Company Term Facility” means the Company’s term facility, as of the Agreement Date, as disclosed in the Company SEC Documents (or as amended after the Agreement Date in accordance with the provisions of this Agreement).

“Company Termination Fee” means an amount equal to $3,100,000

“Contract” means any oral or written contract, agreement, license, lease, contract, note, mortgage, indenture, commitment, instrument, undertaking, arrangement or other obligation that is binding or enforceable on at least one of the parties thereto, including purchase orders, bills of materials or other similar arrangements.

“Converted Shares” has the meaning set forth in Section 2.1(b).

“Customs & International Trade Laws” has the meaning set forth in Section 3.20(a).

“Damages” means any losses, costs, fines, penalties, damages, Taxes, judgments and amounts paid in settlement actually incurred (excluding any consequential, punitive, incidental, special or indirect damages or any damages based on a multiple).

“Data Security Requirements” means, collectively, all of the following to the extent relating to Data Treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company, the Company Subsidiaries, to the conduct of the Business, or to any of the Business Systems or any Business Data: (i) the Company’s or each of the Company Subsidiaries’ own rules, policies, and procedures; (ii) all applicable laws, rules and regulations (including, as applicable, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Privacy Act of 1974, the CAN-SPAM act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, and the General Data Protection Regulation (EU) 2016/679); (iii) industry standards applicable to the industry in which the Business operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) contracts into which the Company or each of the Company Subsidiaries has entered or by which it is otherwise bound.

“Data Treatment” means the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, or disposal of any personal, sensitive, or confidential information or data (whether in electronic or any other form or medium).

“Debt Documents” has the meaning set forth in Section 5.19.

“Depositary Agent” has the meaning set forth in Section 2.2(a).

“DGCL” means the Delaware General Corporation Law.

“Dissenting Shares” means any shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights or dissenters’ rights shall have been perfected by the holder of such Common Stock in accordance with the DGCL in connection with the Merger; provided, however, any such shares of Common Stock shall cease to be Dissenting Shares at such time as such holder fails to perfect or otherwise loses such holder’s dissenters’ rights under the DGCL with respect to such Common Stock.

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“Effective Time” has the meaning set forth in Section 1.3.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each other employment, retention, severance, change-in-control, bonus, incentive, equity-based, deferred compensation, pension, retirement, profit-sharing, savings, fringe benefit, vacation, paid time off, disability, health or medical, welfare, accident, disability, life insurance or other employee benefit or compensation plan, program, policy, agreement, contract or arrangement.

“EMI Option” means the options exercisable for shares of Common Stock pursuant to the terms of the EMI Option Agreements.

“EMI Option Agreements” mean the EMI share option contracts entered into between the Company and an employee on November 29, 2010, August 22, 2011 and August 31, 2012.

“EMI Option Consideration” has the meaning set forth in Section 2.3(a).

“EMI Option Exercise Deadline” has the meaning set forth in Section 2.3(a).

“EMI Optionholder” means the holder of EMI options over Common Stock pursuant to the terms of the EMI Option Agreements.

“Encumbrance” means any lien (including any Tax lien), mortgage, security interest, pledge, license, sublicense, charge, deposit, option, infringement, charge, claim, deed of trust, hypothecation, mortgage, contingent sale, title retention, lease or sublease, building or use restriction, adverse claim, right or intent, covenant, easement, encroachment, defect or other matter affecting title, conditional sales agreement, community property interest or other encumbrance or restriction (including a restriction on transfer such as a right of first refusal) of any nature or kind, whether voluntarily or involuntarily incurred, arising by operation of Law, by Contract or otherwise, and including any Contract to give any of the foregoing in the future.

“Enforceability Exceptions” means: (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws of general applicability affecting creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

“Environmental Law” means any U.S. federal, state, county, regional, foreign or local law, statute, rule, regulation, code, ordinance, order, decree or judgment relating to: (a) the manufacture, transport, use, treatment, storage, disposal of Hazardous Materials, Release or threat of Release; (b) pollution or the protection of human health, safety or the environment as they relate to Hazardous Materials or the environment (including natural resources, air, and surface or subsurface land or waters); or (c) natural resources, including laws relating to Releases or threats of Releases or otherwise relating to the manufacture, processing, distribution, use, presence, production, treatment, storage, disposal, transport, or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and other similar state and local statutes, and any regulations promulgated thereto.

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“Equity Financing” has the meaning set forth in Section 4.8(a).

“Equity Securities” has the meaning set forth in Section 3.3(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

“ERISA Affiliate” means any employer that is or would ever have been considered a single employer with the Company under Code section 414(b), (c), (m) or (o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Shares” has the meaning set forth in Section 2.1(b).

“Expenses” means all fees and expenses (including those payable to Representatives) incurred by any Party to this Agreement or on its behalf in connection with this Agreement and the Transactions and the Transaction Documents

“Foreign Plan” has the meaning set forth in Section 3.18(c)(iii).

“GAAP” means United States generally accepted accounting principles in effect, from time to time, consistently applied.

“Governmental Authority” means any federal, state, national, regional, county, city, municipal or local governmental or quasi-governmental authority, whether foreign or domestic, of any nature or any agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts, tribunals, judicial or arbitral bodies (public or private), self-regulatory authorities, public utilities, sewer authorities and any supra-national organization, state, county, city or other political subdivision; or other Person exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or Taxing authority or power of any nature.

“Hazardous Materials” means any hazardous substance as defined in 42 U.S.C. § 9601(14), any hazardous waste as defined by 42 U.S.C. §6903(5), any pollutant or contaminant as defined by 42 U.S.C. §9601(33), any toxic substance, oil or hazardous material or other chemical or substance (including any petroleum product or by-product, asbestos in any form, polychlorinated biphenyls, urea formaldehyde or perchlorate) regulated by or forming the basis of liability under any applicable Environmental Laws, or any other material or substance that is listed or classified as hazardous pursuant to any applicable Environmental Law.

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“Historical Financial Statements” has the meaning set forth in Section 3.6(b).

“Indebtedness” means, as to any Person without duplication, (a) the principal, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds or other similar debt instruments for the payment of which such Person is liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property, assets or securities (other than ordinary course trade accounts payable which are not past due), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or any indebtedness or other monetary obligations to trade creditors of such Person and all accrued current liabilities of such Person), (c) all obligations under leases which must be, in accordance with GAAP as in effect on the Agreement Date, recorded as capital leases in respect of which such Person is liable as lessee (it being understood, for the avoidance of doubt, that obligations under operating leases shall not constitute Indebtedness), (d) letters of credit and all non-contingent obligations of such Person to reimburse any bank in respect of amounts paid under banker’s acceptances, bid bonds, performance bonds, and other financial guarantees issued for the account of such Person, (e) interest rate protection agreements, hedging or swap obligations or similar arrangements, (f) contingent purchase price obligations or earnout obligations in connection with any acquisition, (g) any unfunded liabilities under any gratuity or termination indemnity plans, (h) any unpaid bonuses, severance and obligations for deferred compensation, together with the employer’s portion of any employment taxes associated with such payments, (i) all obligations of the type referred to in clauses (a) through (g) of any other Person the payment of which such Person is liable as obligor, guarantor, surety or otherwise, (j) all obligations of the type referred to in clauses (a) through (i) of other Persons secured by any Encumbrance on any property or asset of such Person, whether or not such obligation is assumed by such Person (but only to the extent of the value of the property or asset that is subject to the Encumbrance) and (k) all interest, premiums, penalties and other amounts owing in respect of the items described in clauses (a) through (i).

“Information Statement” means a definitive information statement, including the related preliminary information statement, and any amendment or supplement thereto, in each case prepared in accordance with Section 14(c) and Schedule 14C of the Exchange Act and relating to the Merger and this Agreement to be mailed to the Company Stockholders following the receipt of the Stockholder Written Consent.

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“Intellectual Property” means any or all of the following in any jurisdiction throughout the world (a) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and all other designations of origin (together with the goodwill of the business symbolized by the foregoing), including all registrations and registration applications therefor, (b) inventions (whether or not patentable or reduced to practice), patents, patent applications and patent disclosures (together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof), (c) copyrights mask works, and other works of authorship, and registrations and registration applications therefor, (d) rights or interests protected by non-statutory or common law evidenced by or embodied in any idea, design, concept, process, technology, invention, discovery, enhancement, improvement or information and data (including formulae, procedures, protocols, techniques and results of experimentation and testing), regardless of patentability, including trade secrets and know how, (e) computer software, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code, (f) moral and economic rights of authors and inventors, however denominated, (g) all other proprietary and intellectual property rights however denominated, (h) all derivative works and improvements of any of the foregoing and (i) all applications, registrations, extensions and renewals related to any of the foregoing, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction.

“Interim Balance Sheet” means that certain unaudited condensed consolidated balance sheet of the Company and the Company Subsidiaries as at March 31, 2019.

“Interim Balance Sheet Date” means March 31, 2019.

“Intervening Event” has the meaning set forth in Section 5.16(g).

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“Knowledge of Parent” means the actual knowledge of each of Ian Bendelow and Nigel Bedford, in each case after due inquiry.

“Knowledge of the Company” means the actual knowledge of each of Michael Jamieson and Brian Callahan and, with respect to Section 3.13 only Lee Broad, in each case after due inquiry.

“Law” means any constitutional provision, treaty, statute, ordinance, law (including common law), rule, regulation, code, plan, decree, injunction, judgment, Order, ruling, assessment or writ of any Governmental Authority, or any legally binding regulatory policy statement, binding standard or guidance, binding directive or decree of any Governmental Authority, in each case as any of the foregoing may be in effect, from time to time, or any securities exchange, as applicable on which the securities of such Person are listed from time to time.

“Leased Real Property” has the meaning set forth in Section 3.9;

“Material Contracts” has the meaning set forth in Section 3.14.

“Maximum Annual Premium” has the meaning set forth in Section 5.7(b).

“Merger” has the meaning set forth in Section 1.1(a).

“Merger Consideration” has the meaning set forth in Section 2.1(c)(i).

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“Merger Sub” has the meaning set forth in the Preamble.

“Merger Transactions” mean the Transactions specifically relating to the Merger.

“Money Purchase Benefits” means money purchase benefits as defined in section 181 of the Pension Schemes Act 1993

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA and §4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Nondisclosure Agreement” has the meaning set forth in Section 5.4.

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, stipulation, award, order (including any consent decree or cease and desist order), verdict or determination of any kind issued, promulgated or entered by or with any Governmental Authority.

“Ordinary Course of Business” means, with respect to any action taken or omitted to be taken by the Company or any of the Company Subsidiaries that is consistent in nature, scope and magnitude with the past practices of the Company or any such Subsidiary and is taken in the ordinary course of the normal, day-to-day operations of the Company or any such Subsidiary.

“Other Relevant Persons” has the meaning set forth in Section 3.20(a).

“Outside Date” has the meaning set forth in Section 7.2(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Sub” has the meaning set forth in Section 4.2.

“Parent Termination Fee” means an amount equal to $8,400,000.

“Party” and “Parties” each has the meaning set forth in the Preamble.

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Payment Fund” has the meaning set forth in Section 2.2(a).

“Permits” has the meaning set forth in Section 3.11(b)).

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“Permitted Encumbrances” means: (a) all statutory or other liens for Taxes which are not yet due and payable or the validity or amount of which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (b) all cashiers’, landlords’, workmen’s’, repairmen’s’, mechanics’, warehousemen’s’ and carriers’ liens and other similar liens imposed by Law, incurred in the Ordinary Course of Business for amounts not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (c) all pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation) for which there is no default on the part of the Company or any of the Company Subsidiaries; (d) all non-exclusive leases, subleases, licenses or sublicenses (other than capital leases and leases underlying sale leaseback transactions) entered in the Ordinary Course of Business to which the Company or any of the Company Subsidiaries is a party and liens securing such leases, subleases, licenses or sublicenses; (e) all purchase money liens (including, without limitation, liens securing obligations to pay the deferred and unpaid purchase price of property acquired by the Company and/or any of the Company Subsidiaries in the Ordinary Course of Business); (f) all zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use of any of the properties or assets of the Company or any of the Company Subsidiaries; (g) all covenants, conditions, restrictions, easements, charges, rights-of-way, defects or imperfections of title and other Encumbrances that do not materially impair the current use or value of any of the properties or assets of the Company or any of the Company Subsidiaries; (h) matters which would be disclosed by an accurate survey or inspection of real property which do not materially impair the occupancy or current use of the real property they encumber; (i) Encumbrances in favor of a bank or other financial institution encumbering deposits or other funds maintained with a bank or other financial institution; and (k) Encumbrances arising out of, under or in connection with applicable federal, state and/or local securities Laws.

“Person” means any natural Person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

“Preferred Stock” means the Company’s authorized preferred stock, $0.0001 par value per share.

“Prior Bidder” has the meaning set forth in Section 5.16(a).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migration, leaching, placing, discarding, dumping or disposing of any Hazardous Materials into the environment (including the abandonment of barrels, containers or other closed receptacles containing any Hazardous Materials).

“Release Documents” has the meaning set forth in Section 5.16(a)9.

“Relevant Benefits” means any benefits under a pension scheme within the meaning of section 150 of the Finance Act 2004 (including, for the avoidance of doubt, a pension scheme which is not a registered pension scheme within the meaning of that section)

“Representatives” of any Person shall mean the officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other advisors or representatives of such Person or any of its Subsidiaries, acting in such capacity.

“Restricted Share Consideration” has the meaning set forth in Section 2.3(a).

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“Restricted Share Holder” means a holder of Company Restricted Shares.

“Sanctioned Country” has the meaning set forth in Section 3.20(b).

“Sanctioned Persons” has the meaning set forth in Section 3.20(b).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.6(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the issued and outstanding shares of Common Stock.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Solvent” means, with respect to any Person on any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.

“Specified Company Employees” means, collectively, Michael Jamieson and Brian Callahan.

“Stockholder Written Consent” has the meaning set forth in Section 5.21(a).

“Subsidiary” means, as of any time of determination and with respect to any specified Person, (a) a corporation more than fifty percent (50%) of the voting or capital stock of which is, as of such time, directly or indirectly owned by such Person and (b) any limited liability company, partnership, limited partnership, joint venture, association, or other entity in which such Person, directly or indirectly, owns equity representing more than fifty percent (50%) of the economic interest of all of the equity in its entirety or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity as of such time.

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“Superior Proposal” has the meaning set forth in Section 5.16(g).

“Surviving Corporation” has the meaning set forth in Section 1.1(a).

“Surviving Corporation Stock” has the meaning set forth in Section 2.1(a).

“Takeover Law” has the meaning set forth in Section 3.24.

“Tax” or “Taxes” means any federal, state, local, national or foreign net or gross income, gross receipts, net worth, license, payroll, employment, excise, severance, stamp, occupation, premium (including taxes under Code Section 59A), environmental, customs duties, capital stock, franchise, profits, windfall, withholding, social security (or similar), unemployment, disability, real property, personal property, ad valorem, unclaimed property, sales, use, transfer, registration, value added, goods and services, alternative or add-on minimum, estimated, or other tax, levy, tariff, impost governmental fee or like assessment or charge, together with any interest and penalties, additions to tax or additional amounts, whether disputed or not, imposed by any Governmental Authority.

“Tax Return” means all returns, reports, forms, declarations, statements, estimated returns, claims for refund and information returns supplied or required to be supplied to a Governmental Authority relating to Taxes, including any schedule or attachment thereto or amendment thereof.

“Transaction Documents” means, collectively, this Agreement and all other agreements, certificates, and documents entered into in connection with the Transactions.

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

“Transfer Taxes” means any sales, use, stock transfer, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar taxes, including all interest, additions, surcharges, fees or penalties related thereto, arising out of or incurred in connection with the transactions contemplated hereby.

“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“TUPE” means the Transfer of Undertakings (Protection of Employment) Regulations 2006.

“WARN Act” has the meaning set forth in Section 5.9.

“Willful and Intentional Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, a deliberate action or omission (including a failure to cure circumstances) where the individual taking such action (or failing to take such action) on behalf of the breaching Party knows such action or omission is or would reasonably be expected to result in a material breach of such representation, warranty, agreement or covenant; it being understood that such term shall include, in any event, the failure to consummate the Closing when required to do so by this Agreement.

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“Written Consent Failure” has the meaning set forth in Section 5.21(b).

“Written Consent Parties” means (a) Frederick Wasserman, Peter H. Kamin, Dwight B. Mamanteo, W. Austin Lewis IV and Michael G. Jamieson, each a member of the Company Board; (b) Brian H. Callahan and Lee Broad, each an officer of the Company; (c) Wynnefield Partners Small Cap Value, LP; (d) Wynnefield Partners Small Cap Value, L.P. I; (e) Wynnefield Small Cap Value Offshore Fund, Ltd.; (f) Wynnefield Capital, Inc. Profit Sharing Plan; (g) Lewis Opportunity Fund, L.P.; (h) Lewis Asset Management Corporation; (i) Peter H. Kamin Revocable Trust; (j) Petr H. Kamin Children’s Trust; (k) Peter H. Kamin Roth IRA; and (l) Peter H. Kamin Family Foundation.

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Exhibit A

Amended and Restated Certificate of Incorporation

(Attached.)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MAM SOFTWARE GROUP, INC.

Article I

The name of the corporation is MAM Software Group, Inc.

Article II

The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

Article III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article IV

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.0001 per share.

Article V

The corporation is to have perpetual existence.

Article VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

Article VII

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

Article VIII

The corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the corporation or (ii) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.  Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the corporation or elects to continue to serve as a director or officer of the corporation while this Article VIII is in effect.  Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII.  Such right shall include the right to be paid by the corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.  In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.  The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise. As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof, or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The corporation may additionally indemnify any employee or agent of the corporation to the fullest extent permitted by law.

Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article VIII shall extend to proceedings involving the negligence of such person.

Article IX

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Article X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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Exhibit B

Amended and Restated Bylaws

(Attached.)

AMENDED AND RESTATED BY-LAWS

OF

mam software group, INC.

A Delaware corporation

ARTICLE I

OFFICES

Section 1     Registered Office. The registered office of the corporation in the State of Delaware shall be located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the corporation's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2     Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1     Annual Meetings. If required by the corporation's certificate of incorporation or by the General Corporation Law of the State of Delaware, an annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place, if any, and/or the means of remote communication, of the annual meeting shall be determined by the president of the corporation; provided, however, that if the president does not act, the board of directors shall determine the date, time and place, if any, and/or the means of remote communication, of such meeting. No annual meeting of stockholders need be held if not required by the corporation's certificate of incorporation or by the General Corporation Law of the State of Delaware.

Section 2     Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than a majority of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the president. The date, time and place, if any, and/or remote communication, of any special meeting of stockholders shall be determined by the board of directors of the corporation. On such written request, the president shall fix a date and time for such meeting within 10 days after receipt of a request for such meeting in such written request.

Section 3     Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4     Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting and to each director not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5     Stockholders List. The officer who has charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6     Quorum. The holders of a majority of the issued and outstanding shares of capital stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the corporation’s certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

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Section 7     Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8     Vote Required. When a quorum is present, the affirmative vote of the majority of votes represented by shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9     Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the corporation’s certificate of incorporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11     Action by Written Consent Unless otherwise provided in the corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

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Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12     Action by Facsimile, Email or Other Electronic Transmission Consent. A facsimile, email or other electronic transmission by a stockholder or proxyholder (or by any person authorized to act on such person’s behalf) of a proxy or a written consent to an action to be taken (including the delivery of such a document in the .pdf, .tif, .gif, .peg or similar format attached to an email message) shall be deemed to be written, signed, dated and delivered to the corporation for the purposes of this Article; provided that any such facsimile, email or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the facsimile, email or other electronic transmission was transmitted by the stockholder or proxyholder or by a person authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person transmitted such facsimile, email or other electronic transmission. The date on which such facsimile, email or other electronic transmission is transmitted shall be deemed to be the date on which such consent or proxy was signed. Any such facsimile, email or other electronic transmission of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of the board of directors or the secretary of the corporation, each stockholder, proxyholder or other authorized person who delivered a consent or proxy by facsimile, email or other electronic transmission shall re-execute the original form thereof and deliver such original to the corporation at its registered office in the State of Delaware, its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. No consent given by facsimile, email or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE III
DIRECTORS

Section 1     General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2     Number, Election and Term of Office. The number of directors which shall constitute the first board shall be two (2). Thereafter, the number of directors shall be established from time to time by resolution of the board or of the stockholders. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as otherwise provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

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Section 3     Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

Section 4     Vacancies. Except as otherwise provided in the corporation’s certificate of incorporation, board vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Notwithstanding the foregoing, any such vacancy shall automatically reduce the authorized number of directors pro tanto, until such time as the holders of outstanding shares of capital stock who are entitled to elect the director whose office is vacant shall have exercised their right to elect a director to fill such vacancy, whereupon the authorized number of directors shall be automatically increased pro tanto. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5     Annual Meetings. The annual meeting of each newly elected board of directors shall be held without notice (other than notice under these by-laws) immediately after, and at the same place, if any, as the annual meeting of stockholders.

Section 6     Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office. Special meetings of the board of directors may be called by or at the request of the president or any director on at least 24 hours notice to each director, either personally, by telephone, by mail or by electronic transmission.

Section 7     Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office authorized shall constitute a quorum for the transaction of business. The vote of a majority directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8     Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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Section 9     Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of a majority of the members of the committee then in office shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10     Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11     Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12     Action by Written Consent. Unless otherwise restricted by the corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS

Section 1     Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, one or more vice-presidents, a secretary, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2     Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3     Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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Section 4     Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5     Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6     The President. The president shall be the chief executive officer of the corporation; in the absence of the chairman of the board, shall preside at all meetings of the stockholders and board of directors at which he is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

Section 7     Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

Section 8     Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law, shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe, and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

Section 9     Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

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Section 10     Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 11     Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1     Right to Indemnification of Directors and Officers. Subject to the other provisions of this article, the corporation shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including, but not limited to, judgments, fines, payments in settlements, costs of investigation, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise.  The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the Proceeding was not authorized by the board of directors of the corporation.

Section 2     Advancement of Expense of Directors and Officers.  The corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“Advancement of Expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise; provided, that no bond or other security shall be required to secure such undertaking.

Section 3     Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 4     Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

Section 5     Insurance. The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation’s expense insurance:  (i) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors, officers, and employees under the provisions of this Article V; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this Article V.

Section 6     Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7     Merger or Consolidation. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1     No Certificates. Unless otherwise determined by the board of directors, the shares of the corporation's capital stock shall not be certificated. If the board determines to certificate the shares of the corporation's capital stock, the following provisions shall apply:

6.1.1     Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

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6.1.2     Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 2     Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for the adjourned meeting.

Section 3     Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

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Section 4     Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 5     Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 6     Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1     Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the corporation’s certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the corporation’s certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2     Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3     Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4     Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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Section 5     Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6     Corporate Seal. The board of directors may provide a corporate seal, which, if provided, shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7     Voting Securities Owned By Corporation. Voting securities in any other corporation or other entity (such as a limited liability company, limited partnership or trust) held by the corporation shall be voted as directed by the board of directors, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8     Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9     Exclusive Jurisdiction. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the corporation’s certificate of incorporation or by-laws or (iv) any action asserting a claim against the corporation governed by the internal affairs doctrine.

Section 10     Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11     Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

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ARTICLE VIII
AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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Exhibit C

Form of Written Consent

(Attached.)

WRITTEN CONSENT

MAM SOFTWARE GROUP, INC.

Written Consent of Stockholders in Lieu of a Meeting

Pursuant to Section 228 of the Delaware General Corporation Law

The undersigned stockholders listed on Schedule 1 hereto (each, a “Consenting Stockholder” and collectively, the “Consenting Stockholders”) of MAM Software Group, Inc., a Delaware corporation (the “Company”) who, as of the date of this Written Consent, beneficially own the Common Stock listed next to such Consenting Stockholder’s name on Schedule A, acting pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and as authorized by Article I, paragraph 8 of the Bylaws of the Company (the “Bylaws”), hereby irrevocably consent in writing to the following actions and the adoptions of the following resolutions in lieu of a meeting of stockholders:

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 30, 2019, by and among Kerridge Commercial Systems Group Limited (“Parent”), Chickadee Holdings Inc., a Delaware corporation and a wholly owned indirect Subsidiary of Parent (“Merger Subsidiary”), and the Company, a copy of which has been provided to the undersigned Consenting Stockholders and is attached hereto as Exhibit A (capitalized terms used but not otherwise defined in this written consent have the meanings set forth in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Board has (i) determined that the Merger Agreement and the Transactions are fair to and in the best interests of the Company and the Company Stockholders, (ii) declared it advisable for the Company to enter into the Merger Agreement and to consummate the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iv) resolved to recommend approval and adoption of the Merger Agreement by the Company Stockholders upon the terms and conditions set forth in the Merger Agreement and (v) approved, under Article I, paragraph 8 of the Bylaws, the approval and adoption of the Merger Agreement by the Company Stockholders by written consent and without a meeting;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, each share of Common Stock (other than the Excluded Shares, the Converted Shares and the Dissenting Shares) issued and outstanding prior to the Effective Time will be (1) automatically canceled and will cease to exist and (2) converted into the right to receive $12.12 in cash, without interest, subject to any withholding of Taxes required by applicable Law;

WHEREAS, pursuant to Section 251 of the DGCL, the Merger Agreement must be adopted by the holders of a majority of the issued and outstanding Common Stock, voting together as a single class representing a majority of all votes entitled to be cast on such matter;

WHEREAS, pursuant to Section 228 of the DGCL and Article 1, paragraph 8 of the Bylaws the Company Stockholders may act by written consent; and

WHEREAS, as of the date hereof, the Consenting Stockholders collectively beneficially own and have sole (or share only with another Consenting Stockholder) voting power over 6,385,657 shares of Common Stock, representing approximately 50.58% of the aggregate voting power of the issued and outstanding shares of Common Stock, as set forth on Schedule A;

NOW, THEREFORE, BE IT RESOLVED, each Consenting Stockholder, in his, her or its capacity as a Company Stockholder, hereby votes by written consent all of the Common Stock held by such Consenting Stockholder and entitled to vote thereon in favor of the adoption of the Merger Agreement and approval of the Merger and the Transactions; provided, however, that this written consent shall be of no further force or effect following any termination of the Merger Agreement in accordance with its terms;

FURTHER RESOLVED, this written consent may be executed in two or more counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute one and the same instrument, and signatures to this written consent transmitted by facsimile or PDF copy shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

This written consent shall be effective as of the execution and delivery of this written consent, shall be filed with the minutes of the meetings of the Company Stockholders and shall be treated for all purposes as action taken at a meeting.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this written consent on the date set forth above.

[Signature Page to MAM Written Consent of Stockholders]

By:
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[Signature Page to MAM Written Consent of Stockholders]

By:
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[Signature Page to MAM Written Consent of Stockholders]

ANNEX B

Opinion of Mirus Securities, Inc.

August 30, 2019

Board of Directors

MAM Software Group, Inc.

Two Valley Square, Suite 220

512 Township Line Road

Blue Bell, PA 19422

Members of the Board of Directors:

The Special Committee of the Board of Directors has requested that we render to the Board of Directors our opinion as to the fairness, from a financial point of view, to the holders of the outstanding common stock, par value $0.0001 (the “Common Stock”), of MAM Software Group, Inc. (the “Company”), other than holders thereof executing a written consent authorizing and approving the Transaction (as defined below) in their capacities as shareholders of the Company, affiliates of the Purchaser, and holders of options and restricted stock being paid for in the Transaction (the “Excluded Holders”), of the consideration to be paid to such holders pursuant to the terms of the draft Agreement and Plan of Merger, dated as of August 28, 2019 (the “Draft Agreement”), to be entered into by and among the Company, Kerridge Commercial Systems Limited (the “Parent”) and its wholly owned subsidiary, Chickadee Holdings Inc. (“Purchaser”). We understand that the Draft Agreement provides for, among other things, the merger of Purchaser with and into the Company (the “Transaction”) pursuant to which the Company would continue as the surviving entity and become a wholly owned subsidiary of the Parent, and each share of Common Stock issued and outstanding immediately before the Effective Time (including unvested restricted shares and shares issuable upon exercise of outstanding options; but excluding shares owned by the Company as treasury stock, shares owned by the Parent or the Purchaser, and shares regarding which the holders thereof have duly and validly exercised their right of appraisal in relation to the Transaction) would be converted by virtue of the merger into the right to receive $12.12 in cash, without interest (the “Consideration”).

In connection with our review of the Transaction and the preparation of our opinion herein, we have, among other things:

●	reviewed the financial terms and conditions of the Transaction as documented in the Draft Agreement;

●	reviewed a draft dated August 29, 2019 of the disclosure schedules to the Draft Agreement;

●

reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including the annual reports on Form 10-K filed by the Company for the fiscal years ended June 30, 2017 and 2018;

●	reviewed certain historical financial statements and other historical financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

●	reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

●

discussed the past and current operations, the current financial condition, and the financial projections and prospects of the Company with its management (including their views on the risks and uncertainties of achieving such projections);

●	reviewed the reported prices and the historical trading activity of the Company’s Common Stock;

●	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

●	compared the financial performance of the Company and the valuation multiples relating to the Transaction with those of certain other business combinations that we deemed relevant; and

●	performed other such analyses and considered such other factors as we deemed appropriate.

With your consent, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was supplied or otherwise made available to us by the Company or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final terms of the Agreement and Plan of Merger, when executed by the parties thereto, will conform to the Draft Agreement reviewed by us in all respects material to our analyses and this opinion. We have assumed, in all respects material to our analyses, that the representations and warranties of each party contained in the Draft Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the definitive agreement in all material respects and that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof. We have assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or materially reduce the benefits of the Transaction to the common shareholders of the Company.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of August 30, 2019, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to support the Transaction, the likelihood of consummation of the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction.

Our opinion is limited to the fairness, from a financial point of view, to the holders of Common Stock, other than the Excluded Holders, of the Consideration to be received by such holders in the Transaction, and we express no opinion as to any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Transaction and the fairness of any consideration paid in connection with the proposed Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Transaction, or any class of such persons, relative to the Consideration or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies engaged in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets. The delivery of this opinion was approved by our fairness opinion committee.

In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all our analyses, would create an incomplete view of the process underlying this opinion.

Mirus Securities, Inc. (“Mirus”) is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with mergers and acquisitions, private placements and similar transactions.

Mirus has acted as financial advisor to the Company with respect to the proposed Transaction and will receive compensation for our advisory services, a significant portion of which is contingent upon the successful completion of the Transaction. Mirus also received a non-contingent fee upon its engagement to provide a fairness opinion, and became entitled to receive an additional fee upon notification that we were prepared to render our opinion. In addition, the Company has agreed to reimburse Mirus for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Mirus and related persons against certain liabilities arising out of, its engagement, including liabilities arising under the Federal securities laws.

During the two-year period prior to the delivery of its opinion, no material relationship existed between Mirus and its affiliates and the Company, or between Mirus and its affiliates and the Parent or the Purchaser, pursuant to which compensation was received by Mirus or its affiliates as a result of such a relationship, other than the financial advisory work performed on behalf of the Company. Mirus may provide financial or other services to the Company in the future and in connection with any such services Mirus may receive compensation.

It is understood that this opinion letter is for the information of the Board of Directors of the Company in evaluating the Transaction and does not constitute advice or a recommendation to any security holder of the Company as to how such security holder should vote or act on any matter relating to the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Mirus to any such party. Unless required by law, this opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Common Stock, other than the Excluded Holders, in the proposed Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

MIRUS SECURITIES, INC.

ANNEX C

Section 262 of the DGCL (Appraisal Rights)

§ 262. Appraisal rights.

(a)     Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)     Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)     Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)     Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)     In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)     In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)     Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)     Appraisal rights shall be perfected as follows:

(1)     If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)     If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)     Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)     Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)     At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)     After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)     The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)     The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)     From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)     The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.